                                                                    EXHIBIT 10.2



               --------------------------------------------------

                              JACUZZI BRANDS, INC.
                                 BATHCRAFT, INC.
                            ELJER PLUMBINGWARE, INC.
                                GATSBY SPAS, INC.
                                  JACUZZI INC.
                               JUSI HOLDINGS, INC.
                                  REDMONT, INC.
                                  REXAIR, INC.
                               SUNDANCE SPAS, INC.
                        ZURN PEX, INC. (formerly known as
                        UNITED STATES BRASS CORPORATION),
                           USI AMERICAN HOLDINGS, INC.
                                USI GLOBAL CORP.
                                   ZURCO, INC.
                             ZURN INDUSTRIES, INC.,

                                  as Borrowers

               --------------------------------------------------

                           LOAN AND SECURITY AGREEMENT

                              Dated: July 15, 2003

                     $200,000,000 Revolving Credit Facility

                        $65,000,000 Term Loan B Facility

               --------------------------------------------------

                           FLEET CAPITAL CORPORATION,
                    Individually and as Administrative Agent

                             FLEET SECURITIES, INC.,
                  as Joint Lead Arranger and Joint Book Runner

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
       as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner

                                  BANK ONE, NA,
                             as Co-Syndication Agent

                            SILVER POINT FINANCE LLC,
                              as Term Loan B Agent

               --------------------------------------------------

                                TABLE OF CONTENTS

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
SECTION 1.  CREDIT FACILITIES.....................................................................................1
   1.1.           Revolving Credit Facility.......................................................................1
   1.2.           Letters of Credit and Acceptances...............................................................4
   1.3.           Term Loan B.....................................................................................8
   1.4.           Use of Proceeds.................................................................................8
SECTION 2.  INTEREST, FEES AND CHARGES............................................................................8
   2.1.           Interest........................................................................................8
   2.2.           Computation of Interest and Fees................................................................9
   2.3.           Fee Letters.....................................................................................9
   2.4.           Letter of Credit, Acceptance and LC and Acceptance Guaranty Fees...............................10
   2.5.           Unused Line Fee................................................................................10
   2.6.           Prepayment Fees................................................................................10
   2.7.           Audit Fees.....................................................................................11
   2.8.           Reimbursement of Expenses......................................................................11
   2.9.           Bank Charges...................................................................................12
   2.10.          Collateral Protection Expenses; Appraisals.....................................................12
   2.11.          Payment of Charges.............................................................................12
   2.12.          Taxes..........................................................................................13
SECTION 3.  LOAN ADMINISTRATION..................................................................................16
   3.1.           Manner of Borrowing Revolving Credit Loans/LIBOR Option........................................16
   3.2.           Payments.......................................................................................20
   3.3.           Mandatory and Optional Prepayments.............................................................22
   3.4.           Application of Payments and Collections........................................................24
   3.5.           Separate Obligations...........................................................................27
   3.6.           Loan Accounts..................................................................................27
   3.7.           Statements of Account..........................................................................27
   3.8.           Increased Costs................................................................................27
   3.9.           Basis for Determining Interest Rate Inadequate.................................................28
   3.10.          Sharing of Payments, Etc.......................................................................28
SECTION 4.  TERM AND TERMINATION.................................................................................29
   4.1.           Term of Agreement..............................................................................29
   4.2.           Termination....................................................................................29
SECTION 5.  SECURITY INTERESTS...................................................................................30
   5.1.           Security Interest in Collateral................................................................30
   5.2.           Other Collateral...............................................................................32
   5.3.           Lien Perfection; Further Assurances............................................................32
   5.4.           Lien on Realty.................................................................................33
   5.5.           Intercreditor Agreement........................................................................33
   5.6.           Release of Liens...............................................................................33
SECTION 6.  COLLATERAL ADMINISTRATION............................................................................34
   6.1.           General........................................................................................34
   6.2.           Administration of Accounts.....................................................................35
   6.3.           Administration of Inventory....................................................................36
   6.4.           Payment of Charges.............................................................................37
   6.5.           Perfection Certificate.........................................................................37
SECTION 7.  REPRESENTATIONS AND WARRANTIES.......................................................................37
   7.1.           General Representations and Warranties.........................................................37

                                        i
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
   7.2.           Continuous Nature of Representations and Warranties............................................45
   7.3.           Survival of Representations and Warranties.....................................................45
SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS..................................................................45
   8.1.           Affirmative Covenants..........................................................................45
   8.2.           Negative Covenants.............................................................................51
   8.3.           Specific Financial Covenants...................................................................60
SECTION 9.  CONDITIONS PRECEDENT.................................................................................60
   9.1.           Documentation..................................................................................60
   9.2.           No Default.....................................................................................60
   9.3.           Other Conditions...............................................................................60
   9.4.           Availability...................................................................................60
   9.5.           No Litigation..................................................................................61
   9.6.           Material Adverse Effect........................................................................61
   9.7.           New Senior Secured Notes.......................................................................61
   9.8.           Minimum Consolidated EBITDA....................................................................61
   9.9.           Collateral Valuation...........................................................................61
   9.10.          Repayment of Existing Indebtedness; Release of Liens...........................................61
   9.11.          Payment of Fees and Expenses...................................................................61
SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................................................61
   10.1.          Events of Default..............................................................................61
   10.2.          Acceleration of the Obligations................................................................64
   10.3.          Other Remedies.................................................................................66
   10.4.          Set Off and Sharing of Payments................................................................67
   10.5.          Remedies Cumulative; No Waiver.................................................................67
SECTION 11.  THE AGENTS..........................................................................................68
   11.1.          Authorization and Action.......................................................................68
   11.2.          Administrative Agent's and Term Loan B Agent's Reliance, Etc...................................69
   11.3.          Fleet and Affiliates...........................................................................70
   11.4.          Lender Credit Decision.........................................................................70
   11.5.          Indemnification................................................................................70
   11.6.          Rights and Remedies to be Exercised by Administrative Agent Only...............................71
   11.7.          Agency Provisions Relating to Collateral.......................................................71
   11.8.          Right to Purchase Obligations..................................................................72
   11.9.          Right of Sale, Assignment, Participations......................................................74
   11.10.         Amendment......................................................................................76
   11.11.         Resignation of Administrative Agent; Appointment of Successor..................................78
   11.12.         Audit and Examination Reports; Disclaimer by Lenders...........................................79
   11.13.         Syndication Agent/Joint Lead Arrangers/Joint Book Runners......................................79
SECTION 12.  CROSS-GUARANTY......................................................................................80
   12.1.          Cross-Guaranty.................................................................................80
   12.2.          Waivers by Borrowers...........................................................................80
   12.3.          Benefit of Guaranty............................................................................81
   12.4.          Subordination of Subrogation, Etc..............................................................81
   12.5.          Election of Remedies...........................................................................81
   12.6.          Limitation.....................................................................................82


                                       ii
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
   12.7.          Contribution with Respect to Guaranty Obligations..............................................82
   12.8.          Liability Cumulative...........................................................................83
SECTION 13.  MISCELLANEOUS.......................................................................................83
   13.1.          Power of Attorney..............................................................................83
   13.2.          Indemnity......................................................................................84
   13.3.          Sale of Interest...............................................................................85
   13.4.          Severability...................................................................................85
   13.5.          Successors and Assigns.........................................................................85
   13.6.          Cumulative Effect; Conflict of Terms...........................................................85
   13.7.          Execution in Counterparts......................................................................85
   13.8.          Notice.........................................................................................85
   13.9.          Consent........................................................................................86
   13.10.         Credit Inquiries...............................................................................87
   13.11.         Time of Essence................................................................................87
   13.12.         Entire Agreement...............................................................................87
   13.13.         Interpretation.................................................................................87
   13.14.         Confidentiality................................................................................87
   13.15.         GOVERNING LAW; CONSENT TO FORUM................................................................87
   13.16.         WAIVERS BY BORROWERS...........................................................................88
   13.17.         Advertisement..................................................................................89


                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT is made as of this 15th day of July 2003, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation, individually as a Revolving Credit Lender and as administrative agent and collateral agent (as administrative agent and collateral agent, "Administrative Agent") for itself and any other lender which is or becomes a party hereto as a Revolving Credit Lender or as a Term Loan B Lender (each such lender, including Fleet as a Revolving Credit Lender, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch ("CSFB"), as co-syndication agent, BANK ONE, NA, as co-syndication agent (together with CSFB, "Co-Syndication Agents"), CSFB and FLEET SECURITIES, INC., collectively, as joint lead arrangers and joint book runners (collectively, the "Joint Lead Arrangers" and "Joint Book Runners"), SILVER POINT FINANCE LLC, as agent for the Term Loan B Lenders ("Term Loan B Agent"), the REVOLVING CREDIT LENDERS, the TERM LOAN B LENDERS, JACUZZI BRANDS, INC., a Delaware corporation ("Parent" or "Borrower Representative"), BATHCRAFT, INC., a Georgia corporation ("Bathcraft"), ELJER PLUMBINGWARE, INC., a Delaware corporation ("Eljer"), GATSBY SPAS, INC., a Florida corporation ("Gatsby"), JACUZZI, INC., a Delaware corporation ("Jacuzzi"), JUSI HOLDINGS, INC., a Delaware corporation ("JUSI"), REDMONT, INC., a Mississippi corporation ("Redmont"), REXAIR, INC., a Delaware corporation ("Rexair"), SUNDANCE SPAS, INC., a California corporation ("Sundance"), ZURN PEX, INC. (formerly known as UNITED STATES BRASS CORPORATION), a Delaware corporation ("USBC"), USI AMERICAN HOLDINGS, INC., a Delaware corporation ("USIAH"), USI GLOBAL CORP., a Delaware corporation ("USI Global"), ZURCO, INC., a Delaware corporation ("Zurco") and ZURN INDUSTRIES, INC., a Pennsylvania corporation ("Zurn") (Parent, Bathcraft, Eljer, Gatsby, Jacuzzi, JUSI, Redmont, Rexair, Sundance, USBC, USIAH, USI Global, Zurco and Zurn each a "Borrower" and, collectively, "Borrowers"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                          SECTION 1. CREDIT FACILITIES

                  Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, (A) Revolving Credit Lenders agree to make a revolving credit facility of up to $200,000,000 (the "Revolving Credit Facility") available upon Borrower Representative's request therefor, and (B) Term Loan B Lenders agree to make a $65,000,000 Term Loan B (the "Term Loan B") to Borrowers on the Closing Date, in each case as follows:

1.1. REVOLVING CREDIT FACILITY.

         1.1.1. REVOLVING CREDIT LOANS. Each Revolving Credit Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make loans (such loans relative to such Revolving Lender, its "Revolving Credit Loans") to Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative in the manner set forth in subsection 3.1.1 hereof up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Revolving Credit Lender's Revolving Credit Commitment, minus the product of such Revolving Credit Lender's Percentage times the sum of the LC and Acceptance

Amount, the then outstanding Swing Line Loans and any reserves then in place and
(ii) the product of such Revolving Credit Lender's Percentage times an amount equal to the Borrowing Base at such time minus the LC and Acceptance Amount minus the then outstanding Swing Line Loans minus any reserves then in place. The initial Revolving Credit Commitments are set forth on Exhibit 1.1 hereto. Administrative Agent shall have the right to establish reserves in such amounts and with respect to such matters, as Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1.1 upon prior written notice to Borrower Representative, including without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrowers' business; (ii) Dilution Reserves;
(iii) shrinkage, spoilage and obsolescence of Borrowers' Inventory; (iv) slow moving Inventory; (v) other sums chargeable against Borrowers' Revolving Credit Loan Account as Revolving Credit Loans under any section of this Agreement; (vi) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any Property of Borrowers; (vii) amounts owing by Borrowers in connection with Product Obligations; (viii) mandatory prepayments or amortization payments of the Term Loan B which cannot be made due to the failure to meet any of the applicable Blocking Provisions, which reserves shall be established in accordance with the provisions of this Agreement; and (ix) such other specific events, conditions or contingencies as to which Administrative Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder. The Revolving Credit Loans shall be repayable in accordance with the terms of the Agreement and shall be secured by all of the Collateral. Revolving Credit Loans may be borrowed as Base Rate Loans or LIBOR Loans. Amounts borrowed under this subsection 1.1.1 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof.

         1.1.2. SWING LINE LOANS. In order to reduce the frequency of transfers of funds from Revolving Credit Lenders to Administrative Agent for making Revolving Credit Loans and for so long as no Default or Event of Default exists, Administrative Agent shall be permitted (but not required) to make loans to Borrowers upon request by Borrower Representative (such loans to be designated as "Swing Line Loans"); PROVIDED, that the aggregate principal amount of Swing Line Loans outstanding at any time will not (i) exceed $10,000,000; (ii) when added to the principal amount of Administrative Agent's other Revolving Credit Loans then outstanding plus Administrative Agent's Percentage of the LC and Acceptance Amount, exceed Administrative Agent's Revolving Credit Commitment; or
(iii) when added to the principal amount of all Revolving Credit Loans then outstanding plus the LC and Acceptance Amount, exceed the Borrowing Base, less the aggregate amount of reserves established with respect thereto. Within the foregoing limits, Borrowers may borrow, repay and reborrow Swing Line Loans. Swing Line Loans may only be borrowed as Base Rate Loans. Notwithstanding the foregoing, not more than 2 Business Days after (1) Revolving Credit Lenders receive notice from Administrative Agent that a Swing Line Loan has been advanced in respect of a drawing under a Letter of Credit or LC and Acceptance Guaranty or maturity of an Acceptance or (2) in any other circumstance, demand is made by Administrative Agent during the continuance of an Event of Default, each Revolving Credit Lender shall irrevocably and unconditionally purchase and receive from the Administrative Agent, without recourse or warranty from Administrative Agent, an undivided interest and participation in each Swing Line Loan to the extent of such Revolving Credit Lender's Percentage thereof, by paying to the Administrative Agent, in same day funds, an amount equal to such Revolving Credit Lender's Percentage of such Swing Line Loan.

         1.1.3. OVERADVANCES. Insofar as Borrower Representative may request, and Administrative Agent or Majority Revolving Credit Lenders (as provided below) may be willing in their sole and absolute discretion to make, Revolving Credit Loans to Borrowers at a time when the unpaid balance of Revolving Credit Loans and Swing Line Loans plus the sum of the LC and Acceptance Amount plus the amount of LC and Acceptance Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, plus reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base, whether or not a Default or Event of Default shall then have occurred and be continuing (any such Loan being herein referred to as an "Overadvance"), Administrative Agent shall enter such Overadvances as debits in the Revolving Credit Loan Account; provided, that, Majority Revolving Credit Lenders may at any time revoke Administrative Agent's authorization to make Overadvances. The principal amount of Overadvances outstanding at any time, when aggregated with the then outstanding principal amount of Administrative Agent Loans (as hereafter defined), shall not at any time exceed the lesser of (x) 5% of the then Borrowing Base and (y) $10,000,000 (the "Overadvance Limit"). All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Base Rate Loans. Any Overadvance made pursuant to the terms hereof shall be made by all Revolving Credit Lenders ratably in accordance with their respective Percentages. Overadvances, if any, in an aggregate amount in excess of the Overadvance Limit shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Revolving Credit Lenders, (x) shall any Overadvances be outstanding for more than sixty (60) consecutive days, (y) after all outstanding Overadvances have been repaid, shall Administrative Agent or Revolving Credit Lenders make any additional Overadvances unless thirty (30) days or more have expired since the last date on which any Overadvances were outstanding, or (z) shall Administrative Agent make Revolving Credit Loans on behalf of Revolving Credit Lenders under this subsection 1.1.3 to the extent such Revolving Credit Loans would cause a Revolving Credit Lender's share of the Revolving Credit Loans to exceed such Revolving Credit Lender's Revolving Credit Commitment minus such Revolving Credit Lender's Percentage of the LC and Acceptance Amount and the then outstanding Swing Line Loans.

         1.1.4. ADMINISTRATIVE AGENT LOANS. Administrative Agent, in its sole discretion, regardless of whether a Default or Event of Default shall then have occurred and be continuing, may make Revolving Credit Loans on behalf of Revolving Credit Lenders, if Administrative Agent, in its reasonable business judgment, deems that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount, of repayment of the Loans and the other Obligations, or
(iii) to pay any other amount chargeable to Borrowers pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.8 and 2.9 (any such Loan being herein referred to as an "Administrative Agent Loan"); provided, that (a) the principal amount of Administrative Agent Loans outstanding at any time, when aggregated with the then outstanding principal amount of Overadvances, shall not at any time exceed the Overadvance Limit, (b) the sum of the maximum principal amount of the Revolving Credit Loans plus the LC and Acceptance Amount plus Swing Line Loans then outstanding shall not at any time exceed the aggregate Revolving Credit Commitments and (c) Majority Revolving Credit Lenders may at any time revoke Administrative Agent's authorization to make Administrative Agent Loans. Any such revocation must be in writing and shall become effective prospectively upon Administrative Agent's receipt thereof. Each Revolving Credit Lender shall be obligated to advance its Percentage of each Administrative Agent Loan. If Administrative Agent Loans are made pursuant to this subsection 1.1.4, then (i) the Borrowing Base shall be deemed increased by the amount of such permitted Administrative Agent Loans, but only for so long as Administrative Agent allows such Administrative Agent Loans to be outstanding, and (ii) all Revolving Credit Lenders that have committed to make Revolving Credit Loans shall be bound to make, or permit to remain outstanding, such Administrative Agent Loans based upon their Percentages in accordance with the terms of this Agreement.

1.2. LETTERS OF CREDIT AND ACCEPTANCES.

         1.2.1. LETTERS OF CREDIT; ACCEPTANCES; LC AND ACCEPTANCE GUARANTIES. Administrative Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative, to (i) issue its, or cause to be issued by Issuing Bank or another Affiliate of Administrative Agent, on the date requested by Borrower Representative, Letters of Credit for the account of a Borrower or (ii) execute LC and Acceptance Guaranties by which Administrative Agent, Issuing Bank, or another Affiliate of Administrative Agent, on the date requested by Borrower Representative, shall guaranty the payment or performance by a Borrower of its reimbursement obligations with respect to letters of credit or (iii) cause an Acceptance to be created under a Letter of Credit; provided that the LC and Acceptance Amount shall not exceed $70,000,000 at any time (such amount, the "LC and Acceptance Sub-Limit"); provided, further, that, the LC and Acceptance Amount shall not at any time exceed the Borrowing Base at such time minus the then outstanding Revolving Credit Loans and Swing Line Loans minus any reserves then in place. No Letter of Credit, Acceptance or LC and Acceptance Guaranty may have an expiration date later than 5 Business Days prior to the end of the Term. Notwithstanding anything to the contrary contained herein, Borrowers, Administrative Agent and Revolving Credit Lenders hereby agree that all LC and Acceptance Obligations and all obligations of Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Loans, which Borrowers hereby acknowledge are requested and Revolving Credit Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC and Acceptance Obligations, each Revolving Credit Lender hereby agrees to pay to Administrative Agent, on demand, an amount equal to such LC and Acceptance Obligations multiplied by such Revolving Credit Lender's Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Loans. Immediately upon the issuance of a Letter of Credit, Acceptance or an LC and Acceptance Guaranty under this Agreement, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC and Acceptance Obligations multiplied by such Revolving Credit Lender's Percentage.

         1.2.2. REIMBURSEMENT OBLIGATIONS.

                  (a) Borrowers agree to reimburse (i) Issuing Bank (through the Administrative Agent) for any draw under any Letter of Credit or upon the maturity date of any Acceptance and (ii) Administrative Agent for any payment made under any LC and Acceptance Guaranty, in each instance, immediately upon any such drawing, maturity or payment, and to pay Issuing Bank (through Administrative Agent) or Administrative Agent, as the case may be, the amount of all other obligations and other amounts payable to Issuing Bank or Administrative Agent under or in connection with any Letter of Credit, Acceptance or LC and Acceptance Guaranty immediately when due, irrespective of any claim, setoff, defense or other right which Borrowers may have at any time against such issuer or any other Person; PROVIDED, that if Issuing Bank (through Administrative Agent) or Administrative Agent, as the case may be, shall notify the Borrower Representative of a drawing, maturity or payment after 2:00 p.m. (New York time) on the date of any drawing under a Letter of Credit, maturity of an Acceptance or payment under a LC and Acceptance Guaranty (as appropriate), Borrowers will not be required to reimburse Issuing Bank or Administrative Agent, as the case may be, until the next Business Day and, until such reimbursement is so required, the amount of such drawing or payment shall be deemed to be a Revolving Credit Loan which is a Base Rate Loan hereunder in accordance with the provisions of paragraph (c) below. Each such payment shall be made to Administrative Agent (for the account of Issuing Bank or Administrative Agent, as the case may be) at its address for notices specified herein.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate which is 2% above the rate payable with respect to Base Rate Loans from time to time.

                  (c) Each notice of a drawing under any Letter of Credit, maturity of an Acceptance or a payment under any LC and Acceptance Guaranty shall constitute a request by Borrowers for a borrowing pursuant to subsection 1.1.1 of Revolving Credit Loans which are Base Rate Loans in the amount of such drawing, maturity or payment, as the case may be, plus any amounts payable pursuant to subsection 1.2.2(a) in respect of such drawing, maturity or payment. The borrowing date with respect to such borrowing shall be the date of such drawing, maturity or payment, as the case may be.

                  (d) Administrative Agent shall, promptly following its receipt thereof, distribute to Issuing Bank or Revolving Credit Lenders, as the case may be, all amounts received by Administrative Agent for the account of Issuing Bank or Revolving Credit Lenders, as the case may be, pursuant to this subsection.

         1.2.3. LC AND ACCEPTANCE PARTICIPATIONS.

                  (a) To induce Administrative Agent to (i) cause Issuing Bank to issue Letters of Credit and accept Acceptances hereunder and (ii) enter into LC and Acceptance Guaranties with respect to Letters of Credit and Acceptances, each Revolving Credit Lender (an "LC and Acceptance Participant") irrevocably agrees to accept and purchase and hereby accepts and purchases, on the terms and conditions hereinafter stated, for such LC and Acceptance Participant's own account and risk, an undivided interest equal to such LC and Acceptance Participant's Percentage in Administrative Agent's obligations and rights under each LC and Acceptance Guaranty issued in connection with any Letter of Credit and Acceptance and in Issuing Bank's obligations and rights under each Letter of Credit and Acceptance. Each LC and Acceptance Participant unconditionally and irrevocably agrees with Administrative Agent and Issuing Bank, as the case may be, that it shall be directly and unconditionally obligated to Administrative Agent or Issuing Bank, as the case may be, to reimburse Administrative Agent or Issuing Bank, as the case may be, upon demand and without setoff or deduction of any kind or nature, for making any payment under any LC and Acceptance Guaranty, Acceptance or Letter of Credit, as the case may be, in an amount equal to such LC and Acceptance Participant's Percentage multiplied by the amount of such payment made by Administrative Agent under such LC and Acceptance Guaranty or Issuing Bank under such Letter of Credit or Acceptance, as the case may be. Each such reimbursement shall be made to Administrative Agent (for account of the Issuing Bank or Administrative Agent, as the case may
         be) at its address for notices specified herein.

                  (b) If any amount required to be paid by any LC and Acceptance Participant to Administrative Agent pursuant to subsection 1.2.3(a) in respect of any payment made by Administrative Agent under any LC and Acceptance Guaranty is not paid to Administrative Agent on the date such payment is due from such LC and Acceptance Participant, such LC and Acceptance Participant shall pay to Administrative Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
         360. A certificate of Administrative Agent submitted to any LC and Acceptance Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after Administrative Agent has made payment under any LC and Acceptance Guaranty and has received from any LC and Acceptance Participant its pro rata share of such payment in accordance with subsection 1.2.3(a), Administrative Agent receives any payment from Borrowers on account of reimbursement obligations in respect of such payment under such LC and Acceptance Guaranty (whether directly from Borrowers or otherwise, including by way of set-off or proceeds of collateral applied thereto by Administrative Agent), or any payment of interest on account thereof, Administrative Agent shall distribute to such LC and Acceptance Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by Administrative Agent shall be required to be returned by Administrative Agent, such LC and Acceptance Participant shall return to Administrative Agent the portion thereof previously distributed by Administrative Agent to it.

                  (d) Notwithstanding the foregoing, no Revolving Credit Lender shall be required to purchase a participating interest in Administrative Agent's obligations and rights under a LC and Acceptance Guaranty if, prior to the issuance by Administrative Agent of such LC and Acceptance Guaranty, Administrative Agent has received written notice from such Revolving Credit Lender specifying that such Revolving Credit Lender believes in good faith that an Event of Default has occurred and is continuing, describing the nature of such Event of Default and stating that, as a result thereof, such Revolving Credit Lender shall cease to purchase such participating interests; PROVIDED, that the obligation of such Revolving Credit Lender to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Revolving Credit Lender notifies Administrative Agent that its prior notice has been withdrawn and (ii) the date upon which the Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Event of Default was not continuing at the time that Administrative Agent received such notice, such Revolving Credit Lender shall be obligated to purchase such participating interest promptly upon discovery that its good faith belief was erroneous).

         1.2.4. OBLIGATIONS ABSOLUTE.

                  (a) The obligations of each LC and Acceptance Participant to make payments to Administrative Agent with respect to its participation in any LC and Acceptance Guaranty, to Issuing Bank with respect to its participation in any Letter of Credit or Acceptance and the obligations of Borrowers under this subsection 1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any LC and Acceptance Participant or Borrowers may have or have had against Administrative Agent, Issuing Bank or any beneficiary of a Letter of Credit.

                  (b) Borrowers hereby agree with Administrative Agent on behalf of Issuing Bank and itself that neither Issuing Bank nor Administrative Agent shall be responsible for, and Borrowers' reimbursement obligations under subsection 1.2.2 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents or endorsements shall in fact prove to be invalid, fraudulent or forged; PROVIDED, that, in respect of reimbursement obligations owing to Issuing Bank relating to a drawing under a Letter of Credit made with such documents or endorsements, reliance upon such documents or endorsements by Issuing Bank shall not have constituted gross negligence or willful misconduct of Issuing Bank or (ii) any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of Borrowers or any of their respective Subsidiaries against any beneficiary of such Letter of Credit or any such transferee.

                  (c) Neither Issuing Bank nor Administrative Agent shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by Issuing Bank, except, in the case of Issuing Bank, for errors or omissions caused by Issuing Bank's gross negligence or willful misconduct.

                  (d) Borrowers agree that any action taken or omitted by Issuing Bank or by Administrative Agent on behalf of Issuing Bank under or in connection with any Letter of Credit issued by Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCP shall be binding on Borrowers and shall not result in any liability on the part of Issuing Bank or Administrative Agent, as the case may be, to the Borrowers or any of their respective Subsidiaries.

                  (e) If any draft shall be presented for payment or acceptance to Issuing Bank under any Letter of Credit issued by it, Administrative Agent shall cause Issuing Bank to notify Borrower Representative thereof in accordance with the provisions of the UCP. The responsibility of Issuing Bank to Borrowers in connection with any draft presented for payment and acceptance under any Letter of Credit issued by Issuing Bank shall, in addition to any payment or acceptance obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in compliance with such Letter of Credit.

         1.2.5. APPLICATION. To the extent that any provision of any application related to any Letter of Credit is inconsistent with the provisions of this subsection 1.2, the provisions of this subsection 1.2 shall apply.

1.3. TERM LOAN B. Each Term Loan B Lender, severally and not jointly, agrees to make its portion of the Term Loan B to Borrowers on the Closing Date, in the aggregate principal amount of such Term Loan B Lender's Term Loan B Commitment. Amounts repaid after the Closing Date on the Term Loan B shall not be reborrowed.

1.4. USE OF PROCEEDS. The Term Loan B and the Revolving Credit Loans borrowed on the Closing Date shall be used solely for the repayment of existing Indebtedness of Borrowers and the other Loan Parties and to pay related fees and expenses (including any premiums payable in connection with the repayment of existing Indebtedness). Revolving Credit Loans made after the Closing Date shall be used solely for Borrowers' working capital needs and general corporate purposes in a manner consistent with the provisions of this Agreement and all applicable laws.

                     SECTION 2. INTEREST, FEES AND CHARGES

2.1. INTEREST.

         2.1.1. REVOLVING CREDIT LOANS.

                  (a) Interest shall accrue on the principal amount of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Revolving Credit Base Rate. Such rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Revolving Credit Base Rate, effective as of the opening of business on the day that any such change in the Revolving Credit Base Rate occurs.

                  (b) If Borrower Representative exercises the LIBOR Option as provided in Section 3.1 with respect to all or a portion of the Revolving Credit Loans, interest shall accrue on the principal amount of Revolving Credit Loans that are LIBOR Loans outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Loan for the corresponding Interest Period.

         2.1.2. TERM LOAN B. Interest shall accrue on the principal amount of the Term Loan B outstanding at the end of each day at a fluctuating rate per annum equal to the Term Loan B Base Rate plus five percent (5.00%). Such rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Term Loan B Base Rate, effective as of the opening of business on the day that any such change in the Term Loan B Base Rate occurs

         2.1.3. DEFAULT RATE OF INTEREST. At the option of Administrative Agent or the Majority Revolving Credit Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Revolving Credit Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto and the Letter of Credit, Acceptance and LC and Acceptance Guaranty fee described in subsection 2.4.1 otherwise then in effect shall be increased by 2.0%. At the option of Term Loan B Agent or the Majority Term Loan B Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Term Loan B shall bear interest at a rate per annum equal to 2% plus the interest rate otherwise applicable thereto.

         2.1.4. MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

2.2. COMPUTATION OF INTEREST AND FEES. Interest, Letter of Credit and LC and Acceptance Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

2.3. FEE LETTERS.

         2.3.1. Borrowers shall pay to Administrative Agent certain fees and other amounts in accordance with the terms of the fee letter between Parent, Administrative Agent and the Joint Lead Arrangers (the "Administrative Agent Fee Letter").

         2.3.2. Borrowers shall pay to Term Loan B Agent certain fees and other amounts in accordance with the terms of the fee letter between Parent and Term Loan B Agent (the "Term Loan B Agent Fee Letter").

2.4. LETTER OF CREDIT, ACCEPTANCE AND LC AND ACCEPTANCE GUARANTY FEES. Borrowers shall pay to Administrative Agent the following fees in respect of Letters of Credit, Acceptances and LC and Acceptance Guaranties:

         2.4.1. For all Letters of Credit, Acceptances and LC and Acceptance Guaranties, for the ratable benefit of the LC and Acceptance Participants, a per annum fee equal to the Applicable Margin then in effect for LIBOR Loans multiplied by the aggregate available amount of such Letters of Credit, Acceptances and LC and Acceptance Guaranties outstanding from time to time during the term of this Agreement, plus, for the account of the Issuing Bank or the issuer of the LC and Acceptance Guaranty, all normal and customary charges and processing fees associated with the issuance and administration thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit, Acceptance or LC and Acceptance Guaranty, shall be due and payable in arrears on the first Business Day of each month or for fees and charges due to the Issuing Bank, as advised by the Issuing Bank or Administrative Agent, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         2.4.2. For all Letters of Credit, Acceptances and LC and Acceptance Guaranties, for the account of the Issuing Bank or the issuer of the LC and Acceptance Guaranty, a per annum fronting fee equal to 0.125% of the aggregate available amount of such Letters of Credit, Acceptances and LC and Acceptance Guaranties outstanding from time to time during the term of this Agreement, which fronting fees shall be payable monthly in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

2.5. UNUSED LINE FEE. Borrowers shall pay to Administrative Agent, for the ratable benefit of Revolving Credit Lenders, a per annum fee (the "Unused Line Fee") equal to the Applicable Margin then in effect multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC and Acceptance Amount; provided, that for purposes of allocating the Unused Line Fee, outstanding Swing Line Loans shall not be included as part of the outstanding balance of the Revolving Credit Loans for purposes of calculating such fees owed to Revolving Credit Lenders other than Administrative Agent. The Unused Line Fee shall be payable monthly in arrears on the first Business Day of each month hereafter.

2.6. PREPAYMENT FEES.

         2.6.1. If the Revolving Credit Commitments are terminated in whole or permanently reduced in part at any time prior to the first anniversary of the Closing Date for any reason, Borrowers shall pay to Administrative Agent, for the ratable benefit of Revolving Credit Lenders, in addition to any other amounts owing under the terms of this Agreement and any of the other Loan Documents, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to one percent (1.0%) of, in the event of a termination in whole of the Revolving Credit Commitments, the total amount of the Revolving

Credit Commitments at such time, or in the event of a permanent reduction in part of the Revolving Credit Commitments, the amount of such reduction.

         2.6.2. Upon any prepayment in whole or in part of the Term Loan B on or prior to the third anniversary of the Closing Date, other than a prepayment applied to the Term Loan B in accordance with paragraph (a) or (d) of subsection 3.4.2, Borrowers shall pay to Term Loan B Agent, for the ratable benefit of Term Loan B Lenders, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) three percent (3.0%) of the amount of the Term Loan B so prepaid if prepayment occurs on or prior to the first anniversary of the Closing Date; (ii) two percent (2.0%) of the amount of Term Loan B so prepaid if prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date; and (iii) one percent (1.0%) of the amount of Term Loan B so prepaid if prepayment occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date.

2.7. AUDIT FEES. Borrowers shall pay to Administrative Agent audit fees in accordance with Administrative Agent's current schedule of fees in effect from time to time in connection with audits of the books and records and Properties of Borrowers, the Loan Parties and their respective Subsidiaries and such other matters as Administrative Agent shall deem appropriate in its reasonable judgment, PROVIDED, that, so long as no Default or Event of Default has occurred and is continuing, all audits shall be conducted at reasonable times and upon reasonable notice, plus all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with such audits, whether such audits are conducted by employees of Administrative Agent or by third parties hired by Administrative Agent. Such audit fees and out-of-pocket expenses shall be payable immediately upon demand therefor by Administrative Agent from time to time; PROVIDED, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to pay audit fees and expenses for more than 2 audits in any fiscal year. Administrative Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrowers and charging Borrowers' Revolving Credit Loan Account therefor.

2.8. REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, (i) Administrative Agent or Term Loan B Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or
(ii) Administrative Agent, Term Loan B Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, Term Loan B Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's, any Loan Party's or any of their respective Subsidiaries' affairs; (2) any attempt to enforce any rights of Administrative Agent, Term Loan B Agent or any Lender against any Borrower, any Loan Party or any other Person which may be obligated to Administrative Agent, Term Loan B Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; PROVIDED, that, the expenses of any Lender under this clause (3) shall be covered hereby only if incurred during the continuance of an Event of Default, then all such legal and accounting expenses, other costs and out of pocket expenses of Administrative Agent, Term Loan B Agent or any Lender, as applicable, shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Administrative Agent, Term Loan B Agent or such Lender, as the case may be, and, unless earlier charged as a Revolving Credit Loan, shall bear interest from the date 7 Business Days after such demand is made until paid in full at the rate applicable to Base Rate Loans or, in the case of amounts relating to the Term Loan B, the rate applicable to the Term Loan B, from time to time. Borrowers shall also reimburse Administrative Agent for expenses incurred by Administrative Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof. Notwithstanding any contrary provision in this Agreement, the obligation of each Borrower under this
Section 2.8 shall survive the payment in full of all Obligations and the termination of this Agreement.

2.9. BANK CHARGES. Borrowers shall pay to Administrative Agent, on demand, any and all fees, costs or expenses which Administrative Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent or any Lender, of proceeds of Loans made to Borrowers pursuant to this Agreement and (ii) the depositing for collection by Administrative Agent or any Lender of any check or item of payment received or delivered to Administrative Agent or any Lender on account of the Obligations.

2.10. COLLATERAL PROTECTION EXPENSES; APPRAISALS. All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Administrative Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Additionally, from time to time, Administrative Agent and Term Loan B Agent may, at Borrowers' expense, obtain appraisals from appraisers (who may be personnel of Administrative Agent or Term Loan B Agent, as the case may be), stating the then current fair market value and/or Net Orderly Liquidation Value of all or any portion of the personal property of Borrowers or any of their Subsidiaries, including without limitation the Inventory or trademarks of Borrowers and their Subsidiaries; PROVIDED, that, so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be required to pay for more than one appraisal conducted by or on behalf of Administrative Agent and one appraisal conducted by or on behalf of Term Loan B Agent in any fiscal year. So long as no Default or Event of Default has occurred and is continuing, all appraisals shall be conducted at reasonable times and upon reasonable notice.

2.11. PAYMENT OF CHARGES. All amounts chargeable to Borrowers under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Loans or, in the case of amounts relating to the Term Loan B, the rate applicable to the Term Loan B, from time to time.

2.12. TAXES.

         2.12.1. Subject to subsection 2.12.5, all payments made by any Borrower to any Lender under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, assessments, imposts, duties, fees, deductions or withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, Term Loan B Agent and each Lender, net income taxes imposed on the Administrative Agent, Term Loan B Agent or such Lender (including, without limitation, (i) any Lender in its capacity as the Issuing Bank and (ii) any transferee or assignee (including a participation holder) (any such entity, a "Transferee"), as the case may be, as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax and the Administrative Agent, Term Loan B Agent or such Lender (excluding a connection arising solely from the Administrative Agent, Term Loan B Agent or such Lender or Transferee having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Non-Excluded Taxes").

         2.12.2. Subject to subsection 2.12.5, if any Borrower shall be required by law to deduct or withhold any Non-Excluded Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender, the Term Loan B Agent or the Administrative Agent, then:

                  (a) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender, the Term Loan B Agent or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (b) such Borrower shall make such deductions and withholdings;

                  (c) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (d) such Borrower shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Non-Excluded Taxes or Further Taxes had not been imposed.

         2.12.3. Subject to subsection 2.12.5, each Borrower agrees to indemnify and hold harmless each Lender, the Term Loan B Agent and the Administrative Agent for the full amount of Non-Excluded Taxes and Further Taxes in the amount that the respective Lender, the Term Loan B Agent or the Administrative Agent specifies as necessary to preserve the after-tax yield such Lender, the Term

Loan B Agent or the Administrative Agent would have received if such Non-Excluded Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lender, the Term Loan B Agent or the Administrative Agent makes written demand therefor.

         2.12.4. Within 30 days after the date of any payment by any Borrower of Non-Excluded Taxes or Further Taxes, such Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         2.12.5. (a) Each Lender or Transferee that is a "foreign corporation, partnership or trust" within the meaning of the Code, agrees that it will deliver to the Borrower Representative and the Administrative Agent on or before the date it becomes a Lender or Transferee (x) two duly completed and signed copies of Form W-8BEN, Form W-8ECI or Form W-8IMY or successor applicable form (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement or the other Loan Documents) certifying that such Person is entitled to receive all payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes (or, in the case of a Transferee, that any such deduction or withholding is no greater than it would have been for the Lender (or the Transferee) that transferred or assigned its interest to such Transferee). A Form W-8BEN completed and delivered by (1) certain foreign trusts, or (2) persons claiming an exemption or reduced rate of withholding at source under an income tax treaty will not be considered duly completed unless the Form W-8BEN contains such person's U.S. taxpayer identification number. Each such Lender or Transferee also agrees (x) to deliver to the Borrower Representative and the Administrative Agent two further completed and signed copies of one of such forms (or successor applicable forms) on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event (including, without limitation, a change in such Lender's or Transferee's lending office) requiring a change in the most recent statement or form previously delivered by it to the Borrower Representative and the Administrative Agent, and (y) to obtain such extensions of the time for filing and to renew such statements or forms and certifications thereof as may reasonably be requested by the Borrower Representative or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such statements or forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such statement or form with respect to it and such Lender or Transferee so advises the Borrower Representative and the Administrative Agent. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, provided that the Borrowers shall not be required to increase any such amounts payable to any Lender pursuant to subsection 2.12.1, unless the obligation to pay such increased amounts would not have arisen but for a change in law. Each Lender or Transferee that is a "United States person", as defined under Section 7701(a)(30) of the Code, and that is not a corporation agrees that it will deliver to the Borrower Representative and the Administrative Agent a Form W-9 stating that it is entitled to an exemption from United States backup withholding tax.

                  (b) No Borrower shall be required to pay any additional amounts to any Lender or Transferee pursuant to subsection 2.12.1 if the obligation to pay such additional amounts arose solely from a failure by such Lender or Transferee to comply with the provisions of subsection 2.12.5(a).

         2.12.6. If any Lender or Transferee claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing an IRS Form W-8ECI (or any successor form) and such Lender or Transferee sells, assigns or (other than pursuant to subsection 2.12.8) otherwise transfers all or part of the Obligations of a Borrower to a transferee Lender or Transferee, such Lender or Transferee agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of a Borrower to such Lender or Transferee. To the extent of such percentage amount, the Administrative Agent will treat such Lender or Transferee's IRS Form W-8BEN or W-8IMY (or any successor form) as no longer valid.

         2.12.7. If any Lender or Transferee claims an exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing Form W-8ECI (or successor form) and such Lender or Transferee grants a participation in the Obligations of a Borrower to a transferee Lender or Transferee, such Lender or Transferee agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of a Borrower, and such Lender or Transferee agrees to undertake responsibility to provide to the Administrative Agent such forms and documentation (including IRS Form W-8IMY and forms and documentation provided by each participant to the extent required by the IRS) to enable the Borrowers to comply with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         2.12.8. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax or any other amount from amounts paid to or for the account of any Lender or Transferee (because the appropriate form was not delivered or was not properly executed, or because such Lender or Transferee failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender or Transferee shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 2.12, together with all costs and expenses (including reasonable fees and expenses of legal counsel). The obligation of the Lenders or Transferees under this subsection 2.12.8 shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         2.12.9. The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans, Letters of Credit and all other amounts payable hereunder.

                         SECTION 3. LOAN ADMINISTRATION

3.1. MANNER OF BORROWING REVOLVING CREDIT LOANS/LIBOR OPTION. Borrowings under the Revolving Credit Facility established pursuant to Section 1 hereof shall be as follows:

         3.1.1. BORROWING REQUEST. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower Representative may give Administrative Agent notice of its intention to borrow, in which notice Borrower Representative shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Loan), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid with respect to the Revolving Credit Facility under this Agreement shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such amount.

         3.1.2. DISBURSEMENT. Borrowers hereby irrevocably authorize Administrative Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Administrative Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower Representative and Administrative Agent from time to time or elsewhere if pursuant to a written direction from Borrower Representative; and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Administrative Agent by way of direct payment of the relevant amount being paid. If at any time any Loan is funded by Administrative Agent or Lenders in excess of the amount requested or deemed requested by Borrower Representative, Borrowers agree to repay the excess to Administrative Agent for the ratable benefit of the applicable Lenders immediately upon the earlier to occur of (a) Borrowers' discovery of the error and (b) notice thereof to Borrower Representative from Administrative Agent or any Revolving Credit Lender.

         3.1.3. PAYMENT BY REVOLVING CREDIT LENDERS. Administrative Agent shall give to each Revolving Credit Lender prompt written notice of the receipt by Administrative Agent from Borrower Representative of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Revolving Credit Lender's advance thereunder (in accordance with its applicable Percentage). Each Revolving Credit Lender shall, not later than 1:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Administrative Agent the amount of that Revolving Credit Lender's Percentage of the requested Revolving Credit Loan. The failure of any Revolving Credit Lender to make the Revolving Credit Loans to be made by it shall not release any other Revolving Credit Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Administrative Agent nor any other Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make the Revolving Credit Loan to be made by such other Revolving Credit Lender. The foregoing notwithstanding, Administrative Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Revolving Credit Lender. In such event, the Revolving Credit Lender on behalf of whom Administrative Agent made the Revolving Credit Loan shall reimburse Administrative Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Administrative Agent in its sole discretion) basis. On each such settlement date, Administrative Agent will pay to each Revolving Credit Lender the net amount owing to such Revolving Credit Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Administrative Agent on such Revolving Credit Lender's behalf until Administrative Agent is reimbursed by such Revolving Credit Lender, shall be paid to Administrative Agent for its own account.

         3.1.4. AUTHORIZATION. Borrowers hereby irrevocably authorize Administrative Agent, in Administrative Agent's sole discretion, to advance to Borrowers, and to charge to Borrowers' Revolving Credit Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Loan), a sum sufficient to pay all interest accrued on the Revolving Credit Loans and the Swing Line Loans during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by Borrowers to Administrative Agent or any Revolving Credit Lender hereunder.

         3.1.5. LETTER OF CREDIT AND LC AND ACCEPTANCE GUARANTY REQUESTS.

                  (a) A request for a Letter of Credit or LC and Acceptance Guaranty shall be made in the following manner: Borrower Representative may give Administrative Agent and Issuing Bank a written notice of its request for the issuance of a Letter of Credit or LC and Acceptance Guaranty, not later than 11:00 a.m. (Chicago, Illinois time), three Business Days before the proposed issuance date thereof, in which notice Borrower Representative shall specify the issuance date and format and wording for the Letter of Credit or LC and Acceptance Guaranty being requested (which shall be satisfactory to Administrative Agent and Issuing Bank); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Administrative Agent and Issuing Bank, as well as any required resolutions.

                  (b) Each Letter of Credit shall be denominated in U.S. Dollars and shall be either (i) a standby Letter of Credit issued to support obligations, contingent or otherwise, of a Borrower, to provide credit support for workers' compensation, other insurance programs and other lawful corporate purposes (a "Standby Letter of Credit") or (ii) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of a Borrower (a "Commercial Letter of Credit"; together with the Standby Letters of Credit, the "Letters of Credit"); and

                  (c) Each Letter of Credit shall expire no later than (x) 365 days after its date of issuance in the case of any Standby Letter of Credit and (y) 180 days after its date of issuance in the case of any Commercial Letter of Credit, and in any event no Letter of Credit shall expire later than 5 Business Days prior to the end of the Term; PROVIDED, that unless Administrative Agent on behalf of Issuing Bank notifies Borrower Representative not less than 30 days prior to the expiry of any Standby Letter of Credit, which is by its terms, automatically extendable, that Issuing Bank is not willing to extend it, any such Letter of Credit may by its terms be automatically extended for periods of one year from the current or any future expiration date thereof (but not to any date which is later than 5 Business Days prior to the end of the Term). Each Standby Letter of Credit shall call for sight drafts and each Commercial Letter of Credit shall call for sight drafts or for 30, 60 or 90 day time drafts.

                  (d) As to any Letter of Credit that is a Commercial Letter of Credit or Standby Letter of Credit, the most recent Uniform Customs and Practice for Documentary Credits adopted by a Congress of the International Chamber of Commerce and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank (the "UCP"), shall be binding on Borrowers and Issuing Bank except to the extent otherwise provided herein, in any Letter of Credit or in any other Loan Document.

                  (e) Issuing Bank shall not at any time be obligated to issue a Letter of Credit hereunder if such issuance would conflict with, or cause Issuing Bank or any Revolving Credit Lender to exceed any limits imposed by, any applicable Requirement of Law.

         3.1.6. METHOD OF MAKING REQUESTS. As an accommodation to Borrower Representative, unless a Default or an Event of Default is then in existence,
(i) Administrative Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Administrative Agent, (ii) Administrative Agent and Issuing Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC and Acceptance Guaranties to them, and (iii) Administrative Agent may, in Administrative Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Administrative Agent. Unless Borrower Representative specifically directs Administrative Agent or Issuing Bank in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, neither Administrative Agent nor Issuing Bank shall have any liability to any Borrower or any other Loan Party for any loss or damage suffered by any Borrower or any other Loan Party as a result of Administrative Agent's or Issuing Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Administrative Agent or Issuing Bank by Borrower Representative, and neither Administrative Agent nor Issuing Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a

Revolving Credit Loan, Letter of Credit or LC and Acceptance Guaranty accepted by Administrative Agent and Issuing Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Borrower Representative to Administrative Agent and Issuing Bank, if applicable.

         3.1.7. LIBOR LOANS. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists or, if a Default or Event of Default exists, neither Administrative Agent nor Majority Revolving Credit Lenders have elected to suspend the LIBOR Option during the continuance of such Default or Event of Default, in the event Borrower Representative desires to obtain a LIBOR Loan, Borrower Representative shall give Administrative Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrower Representative. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Loans with more than seven (7) different Interest Periods.

         3.1.8. CONVERSION OF BASE RATE LOANS. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists or, if a Default or Event of Default exists, neither Administrative Agent nor Majority Revolving Credit Lenders have elected to suspend the LIBOR Option during the continuance of such Default or Event of Default, Borrower Representative may, on any Business Day, convert any Base Rate Loan into a LIBOR Loan. If Borrower Representative desires to convert a Base Rate Loan, Borrower Representative shall give Administrative Agent a LIBOR Request no later then 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Loans to LIBOR Loans, Borrowers shall not be permitted to have outstanding at any one time LIBOR Loans with more than seven (7) different Interest Periods.

         3.1.9. CONTINUATION OF LIBOR LOANS. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists or, if a Default or Event of Default exists, neither Administrative Agent nor Majority Revolving Credit Lenders have elected to suspend the LIBOR Option during the continuance of such Default or Event of Default, Borrower Representative may, on any Business Day, continue any LIBOR Loans into a subsequent Interest Period of the same or a different permitted duration. If Borrower Representative desires to continue a LIBOR Loan, Borrower Representative shall give Administrative Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Loans, Borrowers shall not be permitted to have outstanding at any one time LIBOR Loans with more than seven (7) different Interest Periods. If Borrower Representative shall fail to give timely notice of its election to continue any LIBOR Loan or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Loan or portion thereof, unless such LIBOR Loan shall be repaid, shall automatically be converted into a Base Rate Loan at the end of the Interest Period then in effect with respect to such LIBOR Loan.

         3.1.10. INABILITY TO MAKE LIBOR LOANS. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Revolving Credit Lender (for purposes of this subsection

3.1.10, the term "Revolving Credit Lender" shall include the office or branch where such Revolving Credit Lender or any corporation or bank then controlling such Revolving Credit Lender makes or maintains any LIBOR Loans) to make or maintain its LIBOR Loans, or if with respect to any Interest Period, Administrative Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Administrative Agent, impracticable to fund therein any of the LIBOR Loans, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Revolving Credit Lender, the obligation of Administrative Agent and Revolving Credit Lenders to make or continue LIBOR Loans or convert Base Rate Loans to LIBOR Loans hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected LIBOR Loans are then outstanding, promptly upon request from Administrative Agent, convert such affected LIBOR Loans into Base Rate Loans.

         3.1.11. BORROWER REPRESENTATIVE. Each Borrower hereby designates Parent as its representative and agent on its behalf for the purposes of requests for Loans, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Parent hereby accepts such appointment as Borrower Representative. Administrative Agent, Term Loan B Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, any group of Borrowers or any Borrower, as the case may be, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

3.2. PAYMENTS. The Obligations shall be payable as follows:

         3.2.1. PRINCIPAL.

                  (a) REVOLVING CREDIT LOANS AND SWING LINE LOANS. Principal on account of Revolving Credit Loans and Swing Line Loans shall be payable by Borrowers to Administrative Agent for the ratable benefit of Revolving Credit Lenders immediately upon the earliest of (i) the receipt by Administrative Agent or Borrowers of any proceeds of any of the Collateral (except as otherwise provided herein, including, without limitation, payments and prepayments under the terms of this Agreement to the Term Loan B, or, in the case of proceeds of Senior Noteholder Priority Collateral, as provided in the Intercreditor Agreement), including without limitation pursuant to subsections 3.3.1 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsections 1.1.1 and 1.1.2 hereof; (ii) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Revolving Credit Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; PROVIDED,

         HOWEVER, that, if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance. Each payment (including principal prepayment) by Borrowers on account of principal of the Swing Line Loans and Revolving Credit Loans shall be applied first to Swing Line Loans, second to Revolving Credit Loans that are Base Rate Loans and then to Revolving Credit Loans that are LIBOR Loans.

                  (b) TERM LOAN. Beginning on the later of (i) September 1, 2005 and (ii) the first day of the first month after the Trademark Advance Limit has been reduced to $0, on the first day of each month, subject to compliance with the provisions of clauses (x) and (y) of the definition of "Blocking Provisions", Borrowers shall pay to Term Loan B Agent, for the ratable benefit of Term Loan B Lenders, the amount of $833,333 in respect of the outstanding principal amount of the Term Loan B. If a principal payment otherwise due and payable on the Term Loan B pursuant to this subsection 3.2.1(b) cannot be made due to the failure to meet any of the Blocking Provisions set forth in clause (x) or (y) of the definition of "Blocking Provisions", (A) no Event of Default shall result therefrom and (B) Administrative Agent shall establish and maintain a corresponding reserve against the Borrowing Base in the amount of such payment until such time as the Blocking Provisions are satisfied, at which time Borrowers shall make such payment and the reserve shall be released. Until the applicable principal payment is made, the reserve described in the immediately preceding sentence may not be released without the consent of Majority Term Loan B Lenders. Subject to the provisions of Section 3.4 hereof, the entire then remaining outstanding principal balance of the Term Loan B shall be payable on the earlier of (i) five years after the Closing Date, (ii) subject to the provisions of subsection 10.2.3, the acceleration of the Term Loan B after an Event of Default and (iii) unless Borrowers shall have entered into a replacement or extension revolving credit facility acceptable to Majority Term Loan B Lenders, the termination of the Revolving Credit Facility.

         3.2.2. INTEREST. Interest accrued on all Loans shall be due and payable on each Interest Payment Date and on the earlier of (i) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Revolving Credit Lenders or, subject to prior compliance with subsection 10.2.3, Majority Term Loan B Lenders elect to accelerate the maturity and payment of the Obligations or (ii) termination of this Agreement pursuant to Section 4 hereof. Interest payable on the Revolving Credit Loans shall be payable by Borrowers to Administrative Agent for the ratable benefit of Revolving Credit Lenders. Interest payable on the Term Loan B shall be payable by Borrowers to Administrative Agent for the ratable benefit of Term Loan B Lenders.

         3.2.3. COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in
Section 2 or Section 3 hereof.

         3.2.4. OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

         3.2.5. PREPAYMENT OF/FAILURE TO BORROW LIBOR LOANS. Borrowers may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice by Borrower Representative to Administrative Agent (which notice shall be irrevocable). Borrowers shall pay to each Revolving Credit Lender, upon request of such Revolving Credit Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Revolving Credit Lender) to compensate such Revolving Credit Lender for any loss, cost, or expense incurred as a result of:
(i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such LIBOR Loan; (ii) any failure by Borrowers to borrow a LIBOR Loan on the date specified by Borrower Representative's LIBOR Request; or
(iii) any failure by Borrowers to pay a LIBOR Loan on the date for payment specified in Borrower Representative's written notice. Without limiting the foregoing, Borrowers shall pay to each Revolving Credit Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Loan as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Loan as to which the prepayment is made. Such amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Revolving Credit Lender upon the prepayment of a LIBOR Loan. If by reason of an Event of Default, Administrative Agent or Majority Revolving Credit Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee that would be payable with respect to a LIBOR Loan shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment on the date that the Obligations are declared immediately due and payable.

3.3. MANDATORY AND OPTIONAL PREPAYMENTS.

         3.3.1. PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL. Upon receipt of any Net Asset Sale Proceeds or Net Condemnation Proceeds by any Borrower or any other Loan Party, Borrowers shall prepay the Loans as herein provided in an amount equal to one hundred percent (100%) of such Net Asset Sale Proceeds or Net Condemnation Proceeds. Each such prepayment shall be applied to the Loans in the manner specified in subsection 3.4.2 until payment thereof in full.

         3.3.2. CONSOLIDATED EXCESS CASH FLOW RECAPTURE. Borrowers shall, subject to the provisions of subsection 3.4.2., prepay the Term Loan B as herein provided in an amount equal to 25% of Consolidated Excess Cash Flow, with respect to each fiscal year of Parent during the Term hereof, commencing with the fiscal year ending on or about September 30, 2004, such prepayments to be based upon, and be made within 5 Business Days following the due date for delivery by Borrowers to Administrative Agent of, the annual financial statements required by subsection 8.1.3(a) hereof. Each such prepayment shall be applied to the Term Loan B in the manner specified in subsection 3.4.2 until payment thereof in full.

         3.3.3. PROCEEDS FROM ISSUANCE OF ADDITIONAL INDEBTEDNESS OR EQUITY. Upon receipt of any Net Debt Proceeds or Net Equity Proceeds by any Borrower or any other Loan Party, Borrowers shall prepay the Loans as herein provided in an amount equal to one hundred percent (100%) of such Net Debt Proceeds or Net Equity Proceeds. Each such prepayment shall be applied to the Loans in the manner specified in subsection 3.4.2 until payment thereof in full.

         3.3.4. RATIO OF OBLIGATIONS TO CONSOLIDATED EBITDA. If, on any day, the ratio of (a) the sum of the then outstanding Revolving Loans, Swing Line Loans, LC and Acceptance Amount and Term Loan B to (b) Consolidated EBITDA for the most recently ended twelve month period for which Borrowers have delivered financial statements pursuant to clause (b) of subsection 8.13, exceeds 2.0 to 1.0, Borrowers shall prepay the Loans as herein provided in an amount equal to the amount required to cause such ratio to be not greater than 2.0 to 1.0; PROVIDED, that, Borrowers shall be entitled to one three (3) Business Day grace period with respect to such mandatory prepayment in any period of twelve consecutive months. Each such prepayment shall be applied to the Loans in the manner specified in subsection 3.4.2 until payment thereof in full.

         3.3.5. LIBOR LOANS. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Loan prior to the last day of the Interest Period for such LIBOR Loan, the amount of such prepayment shall not be applied to such LIBOR Loan, but will, at Borrower Representative's option, be held by Administrative Agent in a non-interest bearing account at a Revolving Credit Lender or another bank satisfactory to Administrative Agent in its discretion, which account is in the name of Administrative Agent and from which account only Administrative Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of
(i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

         3.3.6. OPTIONAL PREPAYMENTS OF TERM LOAN B. Borrowers may, at their option from time to time upon not less than 5 Business Days prior written notice to Administrative Agent and Term Loan B Agent, prepay installments of the Term Loan B, provided that (i) at the time of such payment, each of the Blocking Provisions shall then be satisfied, (ii) the amount of any such prepayment is at least $500,000 or an integral multiple of $500,000 in excess thereof, (iii) such prepayments are made ratably with respect to all Term Loan B Lenders and (iv) concurrently with such prepayment, Borrowers shall, if applicable, pay the prepayment fee described in subsection 2.6.2. Each such prepayment shall be applied to the installments of principal due under the Term Loan B on a pro rata basis to each installment.

         3.3.7. OPTIONAL REDUCTIONS OF REVOLVING CREDIT COMMITMENTS. Borrowers may, at their option from time to time upon not less than 3 Business Days' prior written notice to Administrative Agent, permanently reduce ratably in part, the unused portion of the Revolving Credit Commitments, provided, however, that (i) each such partial reduction shall be in an amount of $500,000 or integral multiples of $250,000 in excess thereof, and (ii) the aggregate of all optional reductions to the Revolving Credit Commitments may not exceed $100,000,000 during the Term, except that the Revolving Credit Commitments may be terminated in whole. Except for the prepayment fee payable under subsection 2.6.1, such reductions of the Revolving Credit Commitment shall be without premium or penalty.

3.4. APPLICATION OF PAYMENTS AND COLLECTIONS.

         3.4.1. COLLECTIONS. All items of payment received by Administrative Agent or Term Loan B Agent by 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts, a credit balance exists in the Revolving Credit Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to Borrowers or otherwise at Borrower Representative's direction in the manner set forth in subsection 3.1.2, upon Borrower Representative's request at any time, so long as no Default or Event of Default then exists. Administrative Agent may at its sole option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

         3.4.2. APPLICATION OF MANDATORY PREPAYMENTS.

                  (a) All mandatory prepayments from Net Asset Sale Proceeds that result from a sale or, disposition of, or payment with respect to, any of the Specified Term Loan B Assets shall be applied first, to repay the outstanding principal amount of the Term Loan B (and such repayment shall reduce future scheduled repayments of the Term Loan B pursuant to subsection 3.2.1(b) on a pro rata basis), PROVIDED, that, at the time of such prepayment, each of the Blocking Provisions is then satisfied, and any mandatory prepayment of the Term Loan B described in this paragraph (a) that cannot be made due to the failure to meet any of the Blocking Provisions shall not result in an Event of Default, second, to reduce the outstanding principal balance of the Swing Line Loans, third, to reduce the outstanding principal balance of the Revolving Credit Loans, but without a permanent reduction of the Revolving Credit Commitments, and fourth, to cash collateralize any then issued and outstanding Letters of Credit, Acceptance and LC Guaranties.

                  (b) All mandatory prepayments from Net Debt Proceeds and Net Asset Sale Proceeds that result from a sale or disposition of assets, other than Accounts, Inventory, the Specified Term Loan B Assets or, until such time as the Trademark Advance Limit has been reduced to zero, the Eligible Trademarks, shall be applied first, to repay the outstanding principal amount of the Term Loan B (and such repayment shall reduce future scheduled repayments of the Term Loan B pursuant to subsection 3.2.1(b) on a pro rata basis), PROVIDED, that, at the time of such prepayment, each of the Blocking Provisions is then satisfied, and any mandatory prepayment of the Term Loan B described in this paragraph (b) that cannot be made due to the failure to meet any of the Blocking Provisions shall not result in an Event of Default, second, to reduce the outstanding principal balance of the Swing Line Loans, third, to reduce the outstanding principal balance of the Revolving Credit Loans, but without a permanent reduction of the Revolving Credit Commitments, and fourth, to cash collateralize any then issued and outstanding Letters of Credit, Acceptance and LC Guaranties.

                  (c) All mandatory prepayments from Net Equity Proceeds shall be applied first, to repay the outstanding principal amount of the Term Loan B (and such repayment shall reduce future scheduled repayments of the Term Loan B pursuant to subsection 3.2.1(b) on a pro rata basis), PROVIDED, that, at the time of such prepayment, each of the Blocking Provisions is then satisfied, and any mandatory prepayment of the Term Loan B described in this paragraph (c) that cannot be made due to the failure to meet any of the Blocking Provisions shall not result in an Event of Default, second, to reduce the outstanding principal balance of the Swing Line Loans, third, to reduce the outstanding principal balance of the Revolving Credit Loans, but without a permanent reduction of the Revolving Credit Commitments, and fourth, to cash collateralize any then issued and outstanding Letters of Credit, Acceptance and LC Guaranties.

                  (d) All mandatory prepayments from 25% of Consolidated Excess Cash Flow payable with respect to the Term Loan B shall be applied to repay the outstanding principal amount of the Term Loan B (and such repayment shall reduce future scheduled repayments of the Term Loan B pursuant to subsection 3.2.1(b) on a pro rata basis); PROVIDED, that at the time of such prepayment, each of the Blocking Provisions is then satisfied; provided, that, solely for purposes of this paragraph (d), the minimum Availability amount in clause (x) of the definition of Blocking Provisions shall be $35,000,000, and any mandatory prepayment of the Term Loan B described in this paragraph (d) that cannot be made due to the failure to meet any of the Blocking Provisions shall not result in an Event of Default.

                  (e) All mandatory prepayments from Net Condemnation Proceeds, Net Asset Sale Proceeds that result from a sale or disposition of Accounts, Inventory or, until such time as the Trademark Advance Limit has been reduced to zero, the Eligible Trademarks, or pursuant to subsection 3.3.4 shall be applied first, to reduce the outstanding principal balance of the Swing Line Loans, second, to reduce the outstanding principal balance of the Revolving Credit Loans, but without a permanent reduction of the Revolving Credit Commitments, third, to cash collateralize any then issued and outstanding Letters of Credit, Acceptance and LC Guaranties, fourth, to repay the outstanding principal amount of the Term Loan B (and such repayment shall reduce future scheduled repayments of the Term Loan B pursuant to subsection 3.2.1(b) on a pro rata basis), and fifth, to the extent that any Net Condemnation Proceeds and Net Asset Sale Proceeds remain after such applications, the Borrowers may retain such excess. Notwithstanding the foregoing, any Net Asset Sale Proceeds from the sale or disposition of Eligible Trademarks that are applied to the Swing Line Loans or Revolving Credit Loans pursuant to this paragraph (e) shall be applied to reduce the Trademark Advance Limit on a dollar-for-dollar basis until the Trademark Advance Limit has been reduced to zero.

                  (f) With respect to any mandatory prepayment of the Term Loan B described in paragraph (a), (b), (c) or (d) of this subsection 3.4.2 which cannot be made due to the failure to meet any of the applicable Blocking Provisions, Administrative Agent shall apply the proceeds that would otherwise have been applied to the Term Loan B to the Revolving Credit Facility (without a permanent reduction in the Revolving Credit Commitments) in the order set forth in such paragraph. In addition, with respect to any such prepayments described in paragraph (a) or (b) of this subsection 3.4.2, Administrative Agent shall establish and maintain a corresponding reserve against the Borrowing Base in the amount of such payment until such time as the applicable Blocking Provisions are satisfied, at which time Borrowers shall make such prepayment with respect to the Term Loan B and the reserve shall be released. Until the applicable mandatory prepayment is made, the reserve described in the immediately preceding sentence may not be released without the consent of Majority Term Loan B Lenders.

         3.4.3. APPORTIONMENT; APPLICATION AND REVERSAL OF PAYMENTS. Except as otherwise explicitly set forth herein, all payments by Borrowers hereunder shall be remitted to Administrative Agent. So long as no Event of Default shall have occurred and be continuing, (i) payments of principal and interest as to specific Loans shall be apportioned ratably among Revolving Credit Lenders or Term Loan B Lenders, as applicable, or otherwise as provided herein and (ii) payments of specific fees, charges and expenses shall be paid over to those parties entitled to receive such fees, charges and expenses hereunder. Any payments received at any time that do not constitute payments of principal or interest as to specific Loans or payments of specific fees, charges and expenses, including, without limitation, all payments received at any time from proceeds of Accounts, Inventory and, except as provided in subsection 3.4.2 or, with respect to Senior Noteholder Priority Collateral, in the Intercreditor Agreement, other Collateral, and any payments received after the occurrence and during the continuance of an Event of Default shall be applied, ratably, FIRST, to pay any fees, indemnities or expense reimbursements (other than amounts related to Product Obligations) then due to Administrative Agent or Revolving Credit Lenders; SECOND, to pay interest due in respect of Revolving Credit Loans, Swing Line Loans and Administrative Agent Loans; THIRD, to pay or prepay principal of Swing Line Loans and Administrative Agent Loans; FOURTH, to pay or prepay principal of the Revolving Credit Loans (other than Administrative Agent Loans) and unpaid LC and Acceptance Obligations; FIFTH, to pay an amount to Administrative Agent equal to the then outstanding LC and Acceptance Amount to be held by Administrative Agent as cash Collateral for such Obligations; SIXTH, to pay all Obligations constituting Product Obligations described in clauses
(i), (ii) and (iii) of the definition of such term up to an amount not to exceed $7,500,000 plus the amount of any such Product Obligations as to which a reserve shall have been concurrently established and maintained against the Borrowing Base, and Product Obligations described in clause (iv) of the definition of such term up to an amount not to exceed the amount of any such Product Obligations as to which a reserve shall have been concurrently established and maintained against the Borrowing Base; SEVENTH, to pay any fees, indemnities or expense reimbursements then due to Term Loan B Agent and Term Loan B Lenders, EIGHTH, to pay interest due in respect of the Term Loan B, NINTH, to pay or prepay principal of the Term Loan B; and TENTH, to the payment of any other Obligation including, any remaining Obligations constituting or related to Product Obligations. In setting the reserve for Product Obligations described in clause
(iv) of the definition of Product Obligations (as contemplated in the later part of clause SIXTH above) Administrative Agent shall set such reserve based on the reasonable estimate of such Obligations made by the Revolving Credit Lender or Affiliate thereof to whom such Obligations are owed, employing the customary methodology of such Revolving Credit Lender or Affiliate thereof; but Administrative Agent may (unless otherwise directed in writing by the Majority Revolving Credit Lenders) exclude from the calculation of such reserve the estimated liability of a Borrower under such a clause (iv) Product Obligation that was not approved by Administrative Agent, in its sole discretion, prior to a Borrower's becoming a party to such a clause (iv) Product Obligation.

3.5. SEPARATE OBLIGATIONS. Each of the Revolving Credit Facility and the Term Loan B shall constitute a separate general Obligation of Borrowers, and each shall be secured by Administrative Agent's Lien upon all of the Collateral, subject to the priorities in application of payments between the Revolving Credit Facility and the Term Loan B set forth herein.

3.6. LOAN ACCOUNTS. Administrative Agent shall enter all Revolving Credit Loans and the Term Loan B as debits to separate loan accounts (respectively, the "Revolving Credit Loan Account" and the "Term Loan B Account", and each a "Loan Account") and shall also record in the applicable Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Administrative Agent and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

3.7. STATEMENTS OF ACCOUNT. Administrative Agent will account to Borrowers monthly with a statement of Revolving Credit Loans and the Term Loan B, the respective charges and payments made pursuant to this Agreement during the immediately preceding month, and such accounts rendered by Administrative Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Administrative Agent is notified by Borrower Representative in writing to the contrary within 30 days of the date each accounting is received by Borrower Representative. Such notice shall only be deemed an objection to those items specifically objected to therein.

3.8. INCREASED COSTS. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall: (i) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee); (ii) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee); (iii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or (iv) impose on such Lender or the London interbank market any other condition with respect to any Loan Document; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall pay such Lender, upon demand and certification not later than sixty (60) days following receipt by Borrower Representative of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this
Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrowers if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

3.9. BASIS FOR DETERMINING INTEREST RATE INADEQUATE. In the event that Administrative Agent or any Revolving Credit Lender shall have determined that:
(i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Loan; then Administrative Agent or such Revolving Credit Lender shall give Borrower Representative prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Loan shall be made as a Base Rate Loan, unless Borrower Representative shall notify Administrative Agent no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Loan, and (ii) any Base Rate Loan which was to have been converted to an affected type of LIBOR Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower Representative shall notify Administrative Agent, no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Loan.

3.10. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of such Loan, such Lender shall forthwith purchase from each other affected Lender under such Loan a participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other affected Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each affected Lender shall be rescinded and such affected Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such affected Lender's ratable share

(according to the proportion of (i) the amount of such affected Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Administrative Agent.

                        SECTION 4. TERM AND TERMINATION

4.1. TERM OF AGREEMENT. Subject to the right of Revolving Credit Lenders to cease making Revolving Credit Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of five (5) years from the date hereof, through and including July 15, 2008 (the "Term"), unless terminated as provided in Section 4.2 hereof.

4.2. TERMINATION.

         4.2.1. TERMINATION BY LENDERS. Administrative Agent may, and at the direction of Majority Revolving Credit Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

         4.2.2. TERMINATION BY BORROWERS. Upon at least 5 Business Days prior written notice by Borrower Representative to Administrative Agent, Borrowers may terminate this Agreement; provided, however, no such termination shall be effective until (i) Borrowers have paid, or, in the case of Obligations other than to Term Loan B Agent and Term Loan B Lenders, collateralized (including, without limitation, by way of a letter of credit) to Administrative Agent's satisfaction, all of the Obligations in immediately available funds, (ii) all Letters of Credit and LC and Acceptance Guaranties have expired, terminated or have been cash collateralized to Administrative Agent's satisfaction and (iii) Borrowers have complied with Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrower Representative shall be irrevocable unless all Lenders otherwise agree in writing and no Revolving Credit Lender shall have any obligation to make any Revolving Credit Loans or issue or participate in any Letters of Credit or LC and Acceptance Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly; PROVIDED, HOWEVER, THAT, the Revolving Credit Facility may be terminated singly if Borrowers shall have entered into a replacement or extension revolving credit facility acceptable to Majority Term Loan B Lenders.

         4.2.3. EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. Until the Obligations have been paid in full or, in the case of Obligations other than to Term Loan B Agent and Term Loan B Lenders, cash collateralized or covered by a letter of credit to Administrative

Agent's satisfaction as provided herein, all undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination, except that any provisions of this Agreement that expressly survive payment in full of the Obligations shall so survive. Administrative Agent shall retain its Liens in the Collateral and each of Administrative Agent, Term Loan B Agent and each Lender shall retain all of its respective rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds or, in the case of Obligations other than to Term Loan B Agent and Term Loan B Lenders, collateralized to Administrative Agent's satisfaction as provided herein, including, without limitation, all Obligations under Section 2.6 and subsection 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Administrative Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Administrative Agent may incur as a result of dishonored checks or other items of payment received by Administrative Agent from Borrowers or any Account Debtor and applied to the Obligations, Administrative Agent shall, at its option, (i) have received a written agreement satisfactory to Administrative Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Administrative Agent and each Revolving Credit Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral (including, without limitation, a letter of credit in form and substance satisfactory to Administrative Agent) for such period of time as Administrative Agent, in its discretion, may deem necessary to protect Administrative Agent and each Revolving Credit Lender from any such loss or damage.

                         SECTION 5. SECURITY INTERESTS

5.1. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Administrative Agent and each Lender of the Obligations, each Borrower hereby grants to Administrative Agent for the benefit of itself, Term Loan B Agent, Issuing Bank, each Revolving Credit Lender, each Term Loan B Lender and each Revolving Credit Lender or Affiliate thereof to whom Product Obligations are owed, a continuing Lien upon all assets of each Borrower, including all of the following Property and interests in Property of each Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (a) Accounts, including Health-Care-Insurance Receivables;

                  (b) Certificated Securities;

                  (c) Chattel Paper, including Electronic Chattel Paper;

                  (d) Commercial Tort Claims listed on Exhibit 5.1(d) hereto or added to this Agreement pursuant to subsection 5.2.1;

                  (e) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                  (f) Contract Rights;

                  (g) Deposit Accounts;

                  (h) Documents;

                  (i) Equipment;

                  (j) Financial Assets;

                  (k) Fixtures;

                  (l) General Intangibles;

                  (m) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                  (n) Instruments;

                  (o) Intellectual Property;

                  (p) Inventory;

                  (q) Investment Property;

                  (r) Letter-of-Credit Rights;

                  (s) money (of every jurisdiction whatsoever);

                  (t) Payment Intangibles;

                  (u) Security Entitlements;

                  (v) Software;

                  (w) Supporting Obligations;

                  (x) Uncertificated Securities; and

                  (y) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing. Notwithstanding the foregoing, the following property shall be excluded from the assets upon which a Lien is granted pursuant to this Section 5.1: (a) Securities issued by Immaterial Subsidiaries and (b) voting Securities in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Securities in such Foreign Subsidiary.

5.2. OTHER COLLATERAL.

         5.2.1. COMMERCIAL TORT CLAIMS. Borrower Representative shall promptly notify Administrative Agent in writing upon any Borrower incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Administrative Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Administrative Agent to give Administrative Agent a security interest in any such Commercial Tort Claim. Each Borrower represents and warrants that as of the date of this Agreement it does not possess any Commercial Tort Claims, except as set forth on Exhibit 5.1(d).

         5.2.2. OTHER COLLATERAL. Borrower Representative shall promptly notify Administrative Agent in writing upon any Borrower acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Administrative Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent to deliver to Administrative Agent control with respect to such Collateral; promptly notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Administrative Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent to deliver to Administrative Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Administrative Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities, Goods covered by a Document or other Collateral having a value of not more than $200,000 in the aggregate, obtain an agreement with such third party in form and substance satisfactory to Administrative Agent.

5.3. LIEN PERFECTION; FURTHER ASSURANCES. Each Borrower shall execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Administrative Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Administrative Agent's Lien upon the Collateral. Unless prohibited by applicable law, each Borrower hereby authorizes Administrative Agent to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral
(i) as all assets of such Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on such Borrower's behalf. Each Borrower also hereby ratifies its authorization for Administrative Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Administrative Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Administrative Agent any and all documents, instruments and agreements deemed necessary by Administrative Agent, to give effect to or carry out the terms or intent of the Loan Documents.

5.4. LIEN ON REALTY. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon the Mortgaged Properties listed on Exhibit 5.4 hereof and all other real Property of each Borrower or Loan Party hereafter acquired having a fair market value in excess of $500,000. Each Mortgage shall be executed by the applicable Borrower or Loan Party in favor of Administrative Agent. Each Mortgage shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien on the real Property covered thereby. Borrowers shall deliver to Administrative Agent, at Borrowers' expense, mortgagee title insurance policies issued by Lawyers Title Insurance Corporation or another title insurance company reasonably satisfactory to Administrative Agent, which policies shall be in form and substance reasonably satisfactory to Administrative Agent and shall insure a valid Lien in favor of Administrative Agent, for the benefit of itself and the Lenders, on the Property covered by each Mortgage, subject only to Permitted Liens and those other exceptions reasonably acceptable to Administrative Agent and its counsel. The title insurance amounts for each Mortgaged Property listed on Exhibit 5.4 shall be limited to the title insurance amounts set forth on Exhibit 5.4 and the title insurance amounts for other Mortgaged Property shall be limited to 120% of the fair value of such Mortgaged Property. The mortgage amounts for certain of the Mortgaged Properties listed on Exhibit 5.4 shall be limited to the mortgage amounts set forth on Exhibit 5.4 and the mortgage amounts for any other Mortgaged Property located in a jurisdiction having a mortgage recording tax or similar tax shall be limited to 120% of the fair value of such Mortgaged Property. The form of title insurance policy for each Mortgaged Property shall be the ALTA 1992 form, if available without extra cost in the jurisdiction in which the applicable Mortgaged Property is located, otherwise it shall be the form available without extra cost in jurisdiction where the applicable Mortgaged Property is located. The endorsements for the Mortgaged Properties set forth on
Exhibit 5.4 shall be limited to the endorsements set forth on said Exhibit and the endorsements for any other Mortgaged Property shall be limited to the endorsements set forth on Exhibit 5.4 for Chino, CA, if available, in addition to a contiguity endorsement and a mortgage tax endorsement, if applicable in the jurisdiction where the applicable Mortgaged Property is located. Borrowers shall deliver to Administrative Agent such other documents, including, without limitation, boundary surveys of the real Property, as Administrative Agent and its counsel may request relating to the real Property subject to the Mortgages, but excluding coinsurance, reinsurance, as-built surveys, abstracts, appraisals, zoning, compliance and condition reports and legal opinions.

5.5. INTERCREDITOR AGREEMENT. Administrative Agent's Lien, on behalf of itself and Lenders, in Collateral comprised of certain Equipment, Fixtures and owned real Property and cash proceeds thereof which are held in a segregated cash collateral account as provided in the New Senior Secured Notes Indenture shall be second priority as and to the extent set forth in the Intercreditor Agreement.

5.6. RELEASE OF LIENS. Upon the occurrence of any sale or other disposition of Collateral permitted hereunder, Administrative Agent agrees that it shall, at the expense of Borrowers, execute and deliver a release of its Lien on such Collateral and such other documents as Borrowers shall reasonably request to evidence such release.

                      SECTION 6. COLLATERAL ADMINISTRATION

6.1. GENERAL.

         6.1.1. LOCATION OF COLLATERAL. All Collateral, other than Collateral in the possession of the Administrative Agent, Inventory in transit and motor vehicles, will at all times be kept by the Loan Parties at one or more of the business locations set forth in Exhibit 6.1.1 hereto, as updated by Borrower Representative providing written notice to Administrative Agent of any new location to be added to such Exhibit, such notice to be given at the same time as Borrower Representative delivers the first Borrowing Base Certificate after any Collateral has been first kept at such location.

         6.1.2. INSURANCE OF COLLATERAL.

                  (a) Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of Borrowers and each of their respective Subsidiaries, covering property, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Administrative Agent. Borrowers shall deliver certified copies of such policies to Administrative Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Administrative Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Administrative Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Administrative Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Administrative Agent in the event of cancellation of the policy for any other reason whatsoever. Borrowers agree to deliver to Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of Borrowers and their respective Subsidiaries shall be remitted to Administrative Agent for application to the outstanding balance of the Revolving Credit Loans without a permanent reduction of the Revolving Credit Commitments.

                  (b) Unless Borrowers provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrowers' expense to protect Administrative Agent's interests in the Properties of the Loan Parties. This insurance may, but need not, protect the interests of the Loan Parties. The coverage that Administrative Agent purchases may not pay any claim that any Borrower or any Subsidiary makes or any claim that is made against such Borrower or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that Borrowers and their respective Subsidiaries have obtained insurance as required by this Agreement. If Administrative Agent purchases insurance, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their respective Subsidiaries may be able to obtain on their own.

         6.1.3. PROTECTION OF COLLATERAL. Neither Administrative Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Administrative Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

6.2. ADMINISTRATION OF ACCOUNTS.

         6.2.1. RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrowers shall, and shall cause each other Loan Party to, keep accurate and complete records of its Accounts and all payments and collections thereon. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, from and after the date hereof, Borrowers shall deliver to Administrative Agent a summary aged trial balance of all Accounts of Borrowers and each other Loan Party. Annually, or more frequently as requested by Administrative Agent if an Event of Default has occurred and is continuing, Borrowers shall deliver to Administrative Agent a report specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Administrative Agent's request therefor during the continuance of a Default or Event of Default, copies of proof of delivery and the original copy of all documents, as Administrative Agent shall reasonably request. If requested by Administrative Agent during the continuance of a Default or Event of Default, Borrowers shall, and shall cause each other Loan Party to, execute and deliver to Administrative Agent formal written assignments of all of its Accounts monthly, weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

         6.2.2. DISCOUNTS, ALLOWANCES, DISPUTES. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Administrative Agent as part of the next required Schedule of Accounts.

         6.2.3. ACCOUNT VERIFICATION. Any of Administrative Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Administrative Agent, any designee of Administrative Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Each Borrower shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude any such verification process. Administrative Agent shall give Borrower Representative concurrent notice of any such verification process.

         6.2.4. MAINTENANCE OF DOMINION ACCOUNT. Each Borrower and each other Loan Party that is an operating company shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Administrative Agent with such banks as may be selected by Borrowers and be acceptable to Administrative Agent. Such arrangements shall include, among other things, (i) an irrevocable instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account and (ii) the agreement by such banks in favor of Administrative Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. All amounts deposited in a Dominion Account or Dominion Accounts shall immediately become the property of Administrative Agent, for the ratable benefit of Lenders, and shall be applied on account of the Obligations as provided in subsection 3.2.1(a). Administrative Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

         6.2.5. COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. Each Borrower agrees that all Account Debtors shall be directed to make all payments in respect of their Accounts to a lockbox or blocked account established pursuant to subsection 6.2.4. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Administrative Agent. All remittances received by each Borrower on account of Accounts, together with the proceeds of any other Collateral, other than Senior Noteholder Priority Collateral, shall be held as Administrative Agent's property, for its benefit and the benefit of Lenders, by such Borrower as trustee of an express trust for Administrative Agent's benefit and such Borrower shall immediately deposit same in kind in the Dominion Account or a blocked account. Administrative Agent retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that each Borrower's Accounts have been assigned to Administrative Agent and to collect each Borrower's Accounts directly in its own name, or in the name of Administrative Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, to Borrowers.

         6.2.6. TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Administrative Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, except for taxes that
(i) are being actively contested in good faith and by appropriate proceedings and with respect to which the relevant Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Administrative Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

6.3. ADMINISTRATION OF INVENTORY. Each Borrower shall keep records of its Inventory which records shall be complete and accurate and complete in all material respects. Each Borrower shall furnish to Administrative Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, which reports will be in such other format and detail as Administrative Agent shall request and shall include a current list of all locations of each Borrower's Inventory. Each Borrower shall conduct a physical inventory, or cycle count programs with such frequency and in such manner as is consistent with Borrowers' past practices and shall provide to Administrative Agent a report based thereon promptly thereafter, together with such supporting information as Administrative Agent shall reasonably request.

6.4. PAYMENT OF CHARGES. All amounts chargeable to Borrowers under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Loans from time to time.

6.5. PERFECTION CERTIFICATE. Concurrently with any delivery of a Perfection Certificate under the New Senior Secured Notes Indenture or any other New Senior Secured Notes Document, Borrowers shall deliver a copy of such Perfection Certificate to Administrative Agent.

                   SECTION 7. REPRESENTATIONS AND WARRANTIES

7.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Administrative Agent, Term Loan B Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower jointly and severally warrants, represents and covenants to Administrative Agent, Term Loan B Agent and each Lender that:

         7.1.1. QUALIFICATION. Each Borrower and each of its Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in the case of the Borrowers and other Loan Parties, in each state or jurisdiction listed on Exhibit 7.1.1 hereto and, in the case of all other Subsidiaries, in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

         7.1.2. POWER AND AUTHORITY. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of any Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of any Borrower; (ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

         7.1.3. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         7.1.4. CAPITAL STRUCTURE. Exhibit 7.1.4 hereto states, as of the date hereof, (i) the correct name of each Borrower and each Subsidiary of each Borrower and its jurisdiction of incorporation or organization, (ii) the name of each Borrower's and each of its Subsidiaries' corporate or joint venture relationships and the nature of the relationship, (iii) the number, nature and, except in the case of Parent, holder of all outstanding Securities of each Borrower and each Subsidiary of any Borrower and (iv) the number of authorized, issued and treasury Securities, if any, of each Borrower and each Subsidiary of any Borrower. Except with respect to the holders of the Securities of Parent, the holder of the outstanding Securities of each Borrower and each Subsidiary of a Borrower has good title to all of the Securities of each Borrower and each Subsidiary of a Borrower it purports to own, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any Borrower or any of its Subsidiaries. Except as set forth on Exhibit 7.1.4, as of the date hereof, there are no outstanding agreements or instruments relating to the ownership of such Securities binding upon the partners, members or shareholders, as the case may be, of any Borrower or any of its Subsidiaries.

         7.1.5. NAMES; ORGANIZATION. Neither any Borrower nor any other Loan Party has been known as or has used in the past five years any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, in the past five years neither any Borrower nor any other Loan Party has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Each Loan Party's state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number on the date hereof is set forth on Exhibit 7.1.5. The exact legal name of each Loan Party on the date hereof is set forth on Exhibit 7.1.5.

         7.1.6. BUSINESS LOCATIONS; AGENT FOR PROCESS. Each Loan Party's chief executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1 hereto, as updated from time to time by Borrower Representative in accordance with the provisions of subsection 6.1.1. During the preceding one-year period, neither any Borrower nor any other Loan Party has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All tangible Collateral is and will at all times be kept by each Loan Party in accordance with subsection 6.1.1. Except as shown on
Exhibit 6.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

         7.1.7. TITLE TO PROPERTIES; PRIORITY OF LIENS. Each Loan Party has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of any Borrower's or such Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Administrative Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens and, in the case of the Senior Noteholder Priority Collateral, the terms of the Intercreditor Agreement.

         7.1.8. ACCOUNTS. Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by each Borrower with respect to any Account or Accounts. With respect to each of the Accounts of each Borrower, whether or not such Account is an Eligible Account, unless otherwise disclosed to Administrative Agent in writing:

                  (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by the applicable Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

                  (c) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Administrative Agent;

                  (d) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Administrative Agent with respect thereto;

                  (e) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and
         (2) such Account Debtor is Solvent; and

                  (f) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

         7.1.9. EQUIPMENT. The Equipment of each Loan Party is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted.

         7.1.10. FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of Parent and its Subsidiaries as of September 30, 2002, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial condition of Parent and its Subsidiaries, taken as a whole, at such dates and the results of their operations, taken as a whole, for such periods. As of the date hereof, since September 30, 2002, there has been no material adverse change in the financial condition of Parent and its Subsidiaries, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Parent and each of its Subsidiaries ends on the Saturday closest to the last day in September of each year.

         7.1.11. FULL DISCLOSURE. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower or any other Loan Party to Administrative Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower or any other Loan Party has failed to disclose to Administrative Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

         7.1.12. SOLVENT FINANCIAL CONDITION. Parent and its Subsidiaries, taken as a whole, and each Borrower, is now and, after giving effect to the Loans to be made and the Letters of Credit and LC and Acceptance Guaranties to be issued hereunder and all related transactions, will be, Solvent.

         7.1.13. SURETY OBLIGATIONS. Except as set forth on Exhibit 7.1.13, as of the date hereof, neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or other similar bonds or contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         7.1.14. TAXES. The federal tax identification number of each Loan Party is shown on Exhibit 7.1.14 hereto. Each Borrower and its Subsidiaries has filed or caused to be filed all Federal tax returns and material state and local tax returns (including, without limitation, any returns required under its jurisdiction of organization or incorporation) required to have been filed by it or with respect to it and has paid or accrued or caused to be paid or accrued all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except taxes that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP or generally accepted accounting principles as in effect from time to time in the jurisdiction of organization or incorporation of such Borrower or Subsidiary. No tax Lien has been filed and, to the knowledge of such Borrower, no claim is being asserted with respect to any such tax, fee or other charge. The provision for taxes on the books of the Borrowers and their respective Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

         7.1.15. BROKERS. Except as disclosed prior to the date hereof to the Lenders, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

         7.1.16. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each Borrower and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, including, without limitation, the Eligible Trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except, as to any Intellectual Property other than the Eligible Trademarks, for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights in existence on the date hereof are listed on Exhibit 7.1.16 hereto. Within 15 days after the date hereof, Borrowers shall supplement Exhibit 7.1.16 and shall take, or shall cause each other Loan Party to take, any and all actions requested by Administrative Agent to perfect its Lien in the trademarks, patents and/or copyrights for which supplemental information is provided. No claim has been asserted to any Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of each Borrower and except as set forth on
Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower's or any of its Subsidiaries' material Intellectual Property, including, without limitation, any of the Eligible Trademarks. Except as set forth on Exhibit 7.1.16, each Loan Party's (i) material trademarks, including, without limitation, the Eligible Trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory
(1) permits, and does not restrict, the assignment by any Loan Party to Administrative Agent, or any other Person designated by Administrative Agent, of all of such Loan Party's rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Loan Party, or Administrative Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Documents, including without limitation, the exercise by Administrative Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of any Borrower's or any of its Subsidiaries' ownership or rights relating to its Intellectual Property, except, as to any Intellectual Property other than the Eligible Trademarks, for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

         7.1.17. GOVERNMENTAL CONSENTS. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

         7.1.18. COMPLIANCE WITH LAWS. Each Borrower and each of its Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of its Subsidiaries has established and maintains appropriate procedures to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.), as amended.

         7.1.19. RESTRICTIONS. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness under this Agreement, the New Senior Secured Notes Indenture or, at the time it was incurred, Indebtedness in excess of $10,000,000.

         7.1.20. LITIGATION. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which purports to affect the legality, validity or enforceability of this Agreement or any of the Loan Documents or which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7.1.21. NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default.

         7.1.22. LEASES. As of the Closing Date, Exhibit 7.1.22 hereto is a complete listing of all capitalized and operating personal property leases with annual payments of $50,000 or more of each Loan Party and all real property leases of each Loan Party. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.1.23. PENSION PLANS. Except as disclosed on Exhibit 7.1.23 hereto, neither any Borrower nor any of its Domestic Subsidiaries has any Plan. Each

Borrower and each of its Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of any Borrower and its Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

         7.1.24. TRADE RELATIONS. There exists no actual or, to any Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between such Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower and its Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         7.1.25. LABOR RELATIONS. Except as described on Exhibit 7.1.25 hereto, as of the date hereof, neither any Borrower nor any of its Domestic Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

         7.1.26. AGREEMENTS. Neither any Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness which would constitute an Event of Default, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         7.1.27. FEDERAL RESERVE REGULATIONS.

                  (a) Neither any Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) Neither the making of any Loan hereunder, nor the use of proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

         7.1.28. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither any Borrower nor any Subsidiary thereof (a) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of



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1940 or (b) is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         7.1.29. ENVIRONMENTAL MATTERS. Except as disclosed on Exhibit 7.1.29:

                  (a) The properties now or formerly owned or operated by each Borrower and its Subsidiaries (as referred to in this subsection 7.1.29, the "Owned Properties") do not contain any Hazardous Materials resulting from any Release of Hazardous Materials during such Borrower's or its Subsidiaries' ownership or operation of the Owned Properties or, to the knowledge of such Borrower, at any other time, in amounts or concentrations which could reasonably be expected to give rise to liability under, Environmental Laws except to the extent that such liabilities, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) The Owned Properties currently owned or operated by each Borrower and its Subsidiaries and all operations of such Borrower and its Subsidiaries are in compliance, and, to the extent that such Borrower or any of its Subsidiaries owned or operated such Owned Properties in the past three years, in the last three years have been in compliance, with all Environmental Laws and all Environmental Permits and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) During the time of such Borrower's or its Subsidiaries' ownership or operation of the Owned Properties and, to the knowledge of such Borrower, at any other time, there have been no Releases or threatened Releases at, from or under the Owned Properties or otherwise in connection with the operations of such Borrower or its Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and none of the Owned Properties currently owned or operated by such Borrower and its Subsidiaries are listed on the Federal National Priorities List (under CERCLA and as defined pursuant to Environmental Law).

                  (d) No Borrower nor any of its Subsidiaries has received any Environmental Claim in connection with any of the Owned Properties or the operations of such Borrower or any of its Subsidiaries or with regard to any Person whose liabilities for environmental matters such Borrower or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which Environmental Claim, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do such Borrower or any of its Subsidiaries have reason to believe that notice of any such Environmental Claim will be received or is being threatened.

                  (e) Hazardous Materials have not been transported from any of the Owned Properties by any Borrower or any of its Subsidiaries or, to the knowledge of Borrowers, any other party, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Owned Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that would constitute a Material Adverse Effect. No Borrower nor any of its Subsidiaries has retained or assumed any liability, contractually, by



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

         operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

7.2. CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of the business or operations of any Borrower or any of its Subsidiaries that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute each Borrower's reaffirmation, as of the date each such loan is made, of each representation, warranty or other statement made or furnished to Administrative Agent or any Lender by or on behalf of each Borrower, any Subsidiary of any Borrower, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

7.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Administrative Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

8.1. AFFIRMATIVE COVENANTS. During the Term, and thereafter for so long as there are any Obligations outstanding other than Obligations (excluding Obligations to Term Loan B Agent and Term Loan B Lenders) that have been cash collateralized or covered by a letter of credit to the satisfaction of Administrative Agent, each Borrower jointly and severally covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall:

         8.1.1. VISITS AND INSPECTIONS; LENDER MEETING. Permit (i) representatives of Administrative Agent and Term Loan B Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Loan Party, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to
Section 2.10 (whether or not personnel of Administrative Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Loan Party, for the purpose



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

of completing appraisals pursuant to Section 2.10. Administrative Agent and Term Loan B Agent, if no Default or Event of Default then exists, shall give Borrower Representative reasonable prior notice of any such inspection or audit. Without limiting the foregoing, each Borrower will participate and will cause its key management personnel to participate in a meeting with Administrative Agent, Term Loan B Agent and Lenders periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Administrative Agent.

         8.1.2. NOTICES. Promptly notify Administrative Agent and Term Loan B Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein. In addition, each Borrower agrees to provide Administrative Agent and Term Loan B Agent with prompt written notice of any material change in any material information disclosed in any Exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

         8.1.3. FINANCIAL STATEMENTS. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Administrative Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Parent's certified public accountants concur in any change therein and such change is disclosed to Administrative Agent and is consistent with GAAP:

                  (a) not later than 90 days after the close of each fiscal year of Parent, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Parent and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by Ernst & Young or another firm of independent certified public accountants of recognized standing selected by Parent but acceptable to Administrative Agent and Term Loan B Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                  (b) not later than 30 days after the end of each month hereafter, including the last month of Parent's fiscal year, unaudited interim financial statements of Parent and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated and, to the extent available, consolidating basis, certified by the principal financial officer or principal accounting officer (so long as such officer is also an executive officer) of Parent as prepared in accordance with GAAP and fairly presenting in all material respects the financial condition and results of operations of Parent and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (c) together with each delivery of financial statements pursuant to clauses (a) and (b) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.7 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and, solely with respect to the information delivered pursuant to clauses (a) and (b), shall be



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

         certified by the principal financial officer or principal accounting officer (so long as such officer is also an executive officer) of Parent to the effect that such information fairly presents in all material respects the results of operation and financial condition of Parent and its Subsidiaries as at the dates and for the periods indicated subject, in the case of the unaudited interim financial statements, only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which, Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (e) upon request of Administrative Agent or Term Loan B Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                  (f) such other data and information (financial and otherwise) as Administrative Agent, Term Loan B Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Parent's or any of its Subsidiaries' financial condition or results of operations.

Concurrently with the delivery of the financial statements described in clauses
(a) and (b) of this subsection 8.1.3, Parent shall cause to be prepared and furnished to Administrative Agent and Term Loan B Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the principal financial officer or principal accounting officer (so long as such officer is also an executive officer) of Parent (a "Compliance Certificate").

         8.1.4. BORROWING BASE CERTIFICATES. On or before the 20th day of each month from and after the date hereof, Borrower Representative shall deliver to Administrative Agent and Term Loan B Agent, in form acceptable to Administrative Agent, a Borrowing Base Certificate on a Consolidated and consolidating basis for each Borrower as of the last day of the immediately preceding month, with such supporting materials as Administrative Agent shall reasonably request. If Availability is less than $20,000,000 or if a Default or Event of Default shall have occurred and be continuing, and if Administrative Agent shall request in its reasonable credit judgment, Borrower Representative shall execute and deliver to Administrative Agent and Term Loan B Agent Borrowing Base Certificates, more frequently than monthly, on a basis of frequency requested by Administrative Agent, in its reasonable credit judgment.

         8.1.5. LANDLORD, PROCESSOR AND STORAGE AGREEMENTS. Provide Administrative Agent with copies of, or the opportunity to review copies of, all leases or other operative or material agreements between any Borrower or any of its Subsidiaries and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept other than locations at which Collateral having a value of less than $100,000 in the aggregate for all such locations is kept. Borrowers will use all reasonable efforts to obtain a landlord waiver in form and substance satisfactory to Administrative Agent and Term Loan B Agent from each landlord of a location leased by any Borrower or Loan Party after the date hereof if more than $250,000 of Collateral will be stored at such location.

         8.1.6. GUARANTOR FINANCIAL STATEMENTS. Deliver or cause to be delivered to Administrative Agent and each Lender financial statements, if any, for each Guarantor (to the extent not consolidated with the financial statements delivered to Administrative Agent and each Lender under subsection 8.1.3) in form and substance satisfactory to Administrative Agent at such intervals and covering such time periods as Administrative Agent may request.

         8.1.7. PROJECTIONS. No later than 75 days after the end of each fiscal year of Parent, deliver to Administrative Agent and Term Loan B Agent Projections of Parent and each of its Subsidiaries for the period of fifteen months beginning with the first month of the then current fiscal year, month by month.

         8.1.8. SUBSIDIARIES. Cause each Domestic Subsidiary of any Borrower (other than an Immaterial Subsidiary), whether now or hereafter in existence, promptly upon Administrative Agent's or Term Loan B Agent's request therefor, to execute and deliver to Administrative Agent a Guaranty Agreement and a security agreement pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to Administrative Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in subsection 5.1 and subject to the exclusions set forth therein. Additionally, each Borrower and each other Loan Party shall execute and deliver to Administrative Agent a pledge agreement pursuant to which such Borrower and other Loan Party grants to Administrative Agent a first priority Lien with respect to all of the issued and outstanding Securities of each Borrower (other than Parent) and Loan Party and 65% of all of the issued and outstanding Securities of each first-tier Foreign Subsidiary (other than any Immaterial Subsidiary).

         8.1.9. DEPOSIT AND BROKERAGE ACCOUNTS. For each deposit account or brokerage account that any Borrower or other Loan Party at any time opens or maintains, such Borrower or other Loan Party shall, at Administrative Agent's or Term Loan B Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to Administrative Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Administrative Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

         8.1.10. LITIGATION AND OTHER NOTICES. Each Borrower will, and will cause each of the Subsidiaries to, furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before




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

         any Governmental Authority, against any Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

                  (d) any change in its accounting treatment with respect to the valuation of Inventory.

         8.1.11. ERISA. Each Borrower will, and will cause each of the Subsidiaries to, (a) comply with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent and Term Loan B Agent (i) as soon as possible, and in any event within 30 days after any responsible officer of such Borrower either knows or has a reasonable basis to know that any Reportable Event has occurred, that alone or together with any other Reportable Event could reasonably be expected to result in liability, of such Borrower, any Subsidiary or any ERISA Affiliate to the PBGC, a statement of a responsible officer of such Borrower (in his or her capacity as such) setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice such Borrower, any Subsidiary or any ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (iii) within 20 Business Days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a responsible officer of such Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and
(iv) promptly and in any event within 30 days after receipt thereof by such Borrower, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower, any Subsidiary or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; PROVIDED, however, that no such notice will be required under this subsection 8.1.11 unless the event, when aggregated with all other events described in this subsection 8.1.11 occurring at the same time, could be reasonably expected to result in liability to such Borrower, any Subsidiary or any ERISA Affiliate in an amount that would exceed $5,000,000 in the aggregate for such Borrower, its Subsidiaries and all ERISA Affiliates.

         8.1.12. USE OF PROCEEDS. Each Borrower will, and will cause each of the Subsidiaries to, use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 1.4.

         8.1.13. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of the Subsidiaries to, comply, and use its reasonable and customary best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any remedial action required by any Governmental Authority in accordance with Environmental Laws; provided, however, that no Borrower nor any of the Subsidiaries shall be required to comply with any Environmental Laws or undertake any remedial action to the extent that its obligation to do so is being contested in good faith and appropriate reserves are being maintained with respect to such circumstances.

         8.1.14. PATENTS, TRADEMARKS AND COPYRIGHTS. Each Borrower will, and will cause each of its Domestic Subsidiaries to (a) consistent with past practice, use commercially reasonable efforts to register with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, all of its or their right, title and interest in each material Patent, Trademark and Copyright used in its or their business in the United States which is so registerable under applicable law, (b) report each such filing and registration to the Administrative Agent concurrently with the delivery of financial statements required to be delivered pursuant to clause (b) of subsection 8.1.3 for the month in which such filing occurs and (c) promptly upon request by the Administrative Agent or Term Loan B Agent execute and deliver any and all agreements, instruments, documents, and papers (each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and Term Loan B Agent) as may be necessary or as the Administrative Agent or Term Loan B Agent may reasonably request to grant (to the extent possible) to the Administrative Agent, for the benefit of the Lenders, a perfected, first priority security interest therein and in any goodwill and general intangibles relating thereto or represented thereby.

         8.1.15. DOMINION ACCOUNTS. On or prior to the 60th day following the Closing Date, each Borrower that does not as of the Closing Date maintain separate collection and disbursement accounts at a depository bank shall maintain a Dominion Account as contemplated by subsection 6.2.4 with such bank or banks previously identified by Borrowers and acceptable to Administrative Agent, all in a manner consistent with that discussed between Borrowers and Administrative Agent prior to the Closing Date.

         8.1.16. FURTHER ASSURANCES.

                  (a) Each Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent, Term Loan B Agent or the Lenders do not contain any untrue statement of a material fact and do not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent, Term Loan B Agent and the Lenders and correct any such defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                  (b) Promptly upon request by the Administrative Agent, Term Loan B Agent or the Majority Lenders, each Borrower shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, do any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent, Term Loan B Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to Administrative Agent under any Loan Document or under any other document executed in connection therewith.

8.2. NEGATIVE COVENANTS. During the Term, and thereafter for so long as there are any Obligations outstanding other than Obligations (excluding Obligations to Term Loan B Agent and Term Loan B Lenders) that have been cash collateralized or covered by a letter of credit to the satisfaction of Administrative Agent, each Borrower jointly and severally covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not:

         8.2.1. MERGERS; CONSOLIDATIONS; ACQUISITIONS; STRUCTURAL CHANGES. Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor, without giving Administrative Agent and Term Loan B Agent at least 30 days prior written notice, change its or any of its Subsidiaries' state of incorporation or organization, Type of Organization or Organizational I.D. Number; nor, without giving Administrative Agent and Term Loan B Agent at least 30 days prior written notice, change its or any of its Subsidiaries' legal name; nor acquire, nor permit any of its Subsidiaries to acquire, the Securities or all or any substantial part of the Properties of any Person, except for:

                  (a) mergers of any wholly-owned Subsidiary of any Borrower into any Borrower other than Parent (if such Borrower is the surviving entity) or another wholly-owned Subsidiary of any Borrower and mergers of any Borrower (other than Parent) into any other Borrower (other than Parent);

                  (b) acquisitions of assets consisting of fixed or capital assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8; and

                  (c) Permitted Acquisitions in an aggregate amount, when added to the aggregate amount of Permitted Investments and Permitted Joint Ventures during the Term, not to exceed $25,000,000 during the Term.

         8.2.2. LOANS. Except as set forth in subsection 8.2.3, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money to any Person, other than (i) for salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business, (ii) extensions of trade credit in the ordinary course of business,
(iii) deposits with financial institutions permitted under this Agreement, (iv) prepaid expenses and (v) intercompany loans subordinated to the Obligations and made in accordance with the following conditions: (A) loans in existence on the date hereof and set forth on Exhibit 8.2.2, and refinancings, extensions or renewals thereof so long as the principal amount thereof is not increased, (B) by any Borrower or any Domestic Subsidiary of a Borrower to any Borrower, without any limit on the amount of such loans, (C) by any Foreign Subsidiary of a Borrower to any Borrower or Loan Party, without any limit on the amount of such loans, (D) by any Foreign Subsidiary to any other Foreign Subsidiary, without any limit on the amount of such loans, (E) by any Borrower or any Domestic Subsidiary of a Borrower to any Loan Party other than a Borrower, no more than $5,000,000 in principal amount of such loans shall be outstanding at any time and (F) by any Loan Party to any Foreign Subsidiary of a Borrower, (1) no more than $10,000,000 in principal amount of such loans shall be outstanding at any time, (2) no Default or Event of Default shall be continuing at the time any such loan is made or would occur as a result thereof, (3) Borrowers shall then be in pro forma compliance with the financial covenants set forth on
Exhibit 8.3 hereto after giving effect to any such loan and (4) Availability both immediately before and immediately after giving effect to any such loan is at least $35,000,000.

         8.2.3. TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

                  (a) Obligations owing to Administrative Agent, Term Loan B Agent, any Lender or, in the case of Product Obligations, an Affiliate of a Revolving Credit Lender, under this Agreement or any of the other Loan Documents;

                  (b) Indebtedness (i) of Borrowers and their Domestic Subsidiaries existing or incurred pursuant to a line of credit existing on the date of this Agreement and listed on Exhibit 8.2.3(i), (ii) of Foreign Subsidiaries existing or incurred pursuant to a line of credit existing on the date of this Agreement and listed on Exhibit 8.2.3(ii), and (iii) refinancings, extensions and renewals of the Indebtedness permitted under the immediately preceding clauses (i) and (ii), so long as the aggregate principal amount of Indebtedness permitted under each such clause is not increased;

                  (c) Permitted Purchase Money Indebtedness;

                  (d) Indebtedness pursuant to the New Senior Secured Notes;

                  (e) Indebtedness in respect of Derivative Agreements incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value for all such Derivative Agreements not to exceed $20,000,000 at any time outstanding, provided that a reserve shall be concurrently established and maintained against the Borrowing Base equal to the then outstanding Agreement Value for all such Derivative Agreements;

                  (f) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (g) guaranties of any Indebtedness permitted hereunder other than guaranties by any Borrower or any Domestic Subsidiary of Indebtedness of any Foreign Subsidiary permitted hereunder (except any such guaranties existing on the date hereof and listed on Exhibit 8.2.3(i) and any refinancings, extensions and renewals thereof, so long as the aggregate principal amount of Indebtedness that is guaranteed is not increased);

                  (h) Indebtedness in respect of intercompany loans permitted under subsection 8.2.2(v);

                  (i) obligations to pay Rentals permitted by subsection 8.2.17;

                  (j) Indebtedness of any Foreign Subsidiary incurred for working capital purposes (including Capital Expenditures) of such Foreign Subsidiary and its Subsidiaries or in connection with a securitization of the accounts receivable of such Foreign Subsidiary and its Subsidiaries in an aggregate amount for all such Indebtedness not to exceed $40,000,000;

                  (k) to the extent not included above, trade payables, accruals, deferred income items and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed; and

                  (l) unsecured Indebtedness not included in paragraphs (a) through (k) above which does not exceed at any time, in the aggregate, the sum of $10,000,000.

         8.2.4. AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate (other than a Subsidiary of Borrower) of any Borrower, including without limitation any management, consulting or similar fees, except
(i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are no less favorable to such Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate and, if such transaction involves consideration of $1,000,000 or more, are fully disclosed to Administrative Agent and Term Loan B Agent, (ii) as otherwise permitted under this Agreement and (iii) as in existence on the date hereof and set forth on
Exhibit 8.2.4 hereto.

         8.2.5. LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (a) Liens at any time granted in favor of Administrative Agent for the benefit of Lenders;

                  (b) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection
         7.1.14 hereto, but only if in Administrative Agent's judgment such Lien would not reasonably be expected to adversely effect Administrative Agent's rights or the priority of Administrative Agent's lien on any Collateral;

                  (c) Liens arising in the ordinary course of the business of any Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of any Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the business of any Borrower or any of its Subsidiaries;

                  (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (e) subject to the terms of the Intercreditor Agreement, Liens securing the New Senior Secured Notes as follows:

                           (i) with respect to Equipment, Fixtures and owned real Property constituting Senior Noteholder Priority Collateral and cash proceeds thereof which are held in a segregated cash collateral account as provided in the New Senior Secured Notes Indenture, the Liens securing the New Senior Secured Notes are senior to the Liens in favor of Administrative Agent, on behalf of itself and Lenders;

                           (ii) with respect to all Collateral other than Equipment, Fixtures and owned real Property constituting Senior Noteholder Priority Collateral and cash proceeds thereof which are held in a segregated cash collateral account as provided in the New Senior Notes Indenture, the Liens securing the New Senior Secured Notes are subordinated to the Liens in favor of Administrative Agent, on behalf of itself and Lenders;

                  (f) such other Liens as appear on Exhibit 8.2.5 hereto ("Existing Liens") and liens securing any refinancing, extension or renewal of Indebtedness permitted by clause (b) of subsection 8.2.3 so long as, in the case of Borrowers and their Domestic Subsidiaries, such Liens do not extend to any assets other than those subject to Existing Liens and, in the case of Foreign Subsidiaries, such Liens do not extend to any assets other than assets of Foreign Subsidiaries;

                  (g) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                  (h) reservations, covenants, conditions, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by any Borrower or one of its Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's or such Subsidiary's business;

                  (i) judgment Liens that do not give rise to an Event of Default under subsection 10.1.15; and

                  (j) Liens securing Indebtedness incurred in reliance on clause
         (j) of subsection 8.2.3; provided, that, such Liens shall be only on assets of Foreign Subsidiaries.

         8.2.6. PAYMENTS AND AMENDMENTS OF CERTAIN DEBT.

                  (a) make or permit any Subsidiary of any Borrower to make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto or the subordination provisions thereof;

                  (b) in the case of Parent, redeem, repurchase or prepay any principal amount of the New Senior Secured Notes (i) other than in accordance with the provisions of the Intercreditor Agreement or with cash proceeds from the sale or other disposition of Senior Noteholder Priority Collateral to the extent that the New Senior Secured Notes Indenture requires or permits Parent to make an offer to repurchase the New Senior Secured Notes with such cash proceeds or (ii) otherwise, so long as each of the following conditions is satisfied:

                           (i) no Default or Event of Default shall be continuing at time of such redemption, repurchase or prepayment or would occur as a result thereof;

                           (ii) Borrowers shall then be in pro forma compliance with the financial covenants set forth on Exhibit 8.3 hereto after giving effect to such redemption, repurchase or prepayment;

                           (iii) Availability both immediately before and immediately after giving effect to such redemption, repurchase or prepayment is at least $50,000,000;

                           (iv) the Trademark Advance Limit shall have been reduced to zero; and

                           (v) the principal amount then outstanding on the Term Loan B shall be not more than $30,000,000.

                  (c) amend or modify the New Senior Secured Notes Indenture or any other New Senior Secured Notes Document or any agreement, instrument or document evidencing or relating to any Subordinated Debt.

         8.2.7. DISTRIBUTIONS. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions, except for:

                  (a) Distributions by any Subsidiary of any Borrower to such Borrower or to such Subsidiary's parent;

                  (b) Distributions paid solely in Securities of a Borrower or any of its Subsidiaries;

                  (c) Distributions by Parent in amounts necessary to permit Parent to repurchase Securities of Parent from employees of Parent or any of its Subsidiaries upon the termination of their employment, so long as no Default or Event of Default exists at the time of, or would be caused by, the makings of such Distributions and the aggregate cash amount of such Distributions does not exceed $1,000,000 in any fiscal year;

                  (d) Distributions by Parent to repurchase Securities of Parent so long as each of the following conditions is satisfied:

                           (i) no Default or Event of Default shall be continuing at time of such repurchase or would occur as a result thereof;

                           (ii) Borrowers shall then be in pro forma compliance with the financial covenants set forth on Exhibit 8.3 hereto after giving effect to such repurchase;

                           (iii) Availability both immediately before and immediately after giving effect to such repurchase is at least $50,000,000;

                           (iv) the Trademark Advance Limit shall have been reduced to zero; and

                           (v) the principal amount then outstanding on the Term Loan B shall be not more than $30,000,000;

                  (e) so long as no Event of Default exists at the time of or would be caused by the making of such Distributions, Distributions by any Borrower in an amount sufficient to permit Parent to pay Consolidated tax liabilities of Parent and its Subsidiaries, so long as Parent applies the amount of such Distributions for such purpose; and

                  (f) so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions, Distributions by any Borrower to the extent necessary to permit Parent to pay administrative costs and expenses related to the business of Parent and its Subsidiaries.

         8.2.8. CAPITAL EXPENDITURES. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Parent and all of its Subsidiaries, exceed $30,000,000 during any fiscal year of Parent, except that the lesser of (i) $15,000,000 and (ii) 100% of the unused portion of the Capital Expenditure allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only, to be used in such succeeding fiscal year after all of the Capital Expenditure allowance for that year has been used.

         8.2.9. DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                  (a) sales of Inventory in the ordinary course of business;

                  (b) transfers of Property (i) to any Borrower by another Borrower or a Subsidiary of any Borrower, (ii) by any Foreign Subsidiary to any other Foreign Subsidiary or to any Borrower or any Domestic Subsidiary and (iii) by any Domestic Subsidiary to any Borrower or to the parent of such Domestic Subsidiary;

                  (c) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete and the dissolution of any Immaterial Subsidiary;

                  (d) dispositions of investments described in paragraphs (e),
         (f), (g) and (h) of subsection 8.2.11;

                  (e) dispositions of the Specified Term Loan B Assets;

                  (f) dispositions set forth on Exhibit 8.2.9; PROVIDED, that, as a condition precedent to any such sale or disposition, the allocation of the proceeds of any such sale or disposition as between the Senior Lender Priority Collateral, on the one hand, and the Senior Noteholder Priority Collateral, on the other hand, shall be acceptable to Administrative Agent and Term Loan B Agent;

                  (g) dispositions of accounts receivable of Foreign Subsidiaries in connection with any securitization thereof permitted by clause (j) of subsection 8.2.3;

                  (h) dispositions not otherwise covered by clauses (a) through
         (g) and clause (i) for aggregate consideration not in excess of (i) $2,000,000 in the case of disposition by Borrowers and the Domestic Subsidiaries and (ii) $2,000,000 in the case of dispositions by Foreign Subsidiaries; and

                  (i) other dispositions expressly authorized by this Agreement.

         8.2.10. SECURITIES OF SUBSIDIARIES. Other than Parent, sell or otherwise issue, or permit any Subsidiary of any Borrower to sell or otherwise issue any additional Securities.

         8.2.11. RESTRICTED INVESTMENTS. Make or have, or permit any Subsidiary of any Borrower to make or have, any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (a) investments by any Borrower or any Subsidiary, to the extent existing on the Closing Date, in one or more Subsidiaries;

                  (b) investments after the date hereof by any Foreign Subsidiary in any other Foreign Subsidiary;

                  (c) Property to be used in the ordinary course of business;

                  (d) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrowers or any of their Subsidiaries;

                  (e) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (f) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                  (g) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                  (h) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                  (i) intercompany loans permitted under subsection 8.2.2(v) of the Agreement;

                  (j) investments existing on the date hereof and listed on
         Exhibit 8.2.11 hereto;

                  (k) Permitted Investments in an aggregate amount, when added to the aggregate amount of Permitted Acquisitions and Permitted Joint Ventures during the Term, not to exceed $25,000,000 during the Term; and

                  (l) investments otherwise expressly permitted pursuant to the Agreement.

         8.2.12. SUBSIDIARIES AND JOINT VENTURES. Create, acquire or otherwise suffer to exist, or permit any Subsidiary of any Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof other than (i) Permitted Joint Ventures in an aggregate amount, when added to the aggregate amount of Permitted Acquisitions and Permitted Investments during the Term, not to exceed $25,000,000 during the Term, (ii) Domestic Subsidiaries created by a Borrower or another Domestic Subsidiary in connection with a Permitted Acquisition or Permitted Joint Venture; PROVIDED, that, any such new Domestic Subsidiary shall become either a Borrower or a Loan Party as determined by Administrative Agent and Term Loan B Agent and shall comply with all of the provisions of subsection 8.1.8, (iii) first-tier Foreign Subsidiaries created by a Borrower or a Domestic Subsidiary; PROVIDED, that, such transaction complies with all other provisions of this Agreement and 65% of the issued and outstanding Securities of any such Subsidiary are pledged to Administrative Agent as required by subsection 8.1.8 and (iv) Foreign Subsidiaries created by other Foreign Subsidiaries so long as such transaction complies with all other provisions of this Agreement.

         8.2.13. TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than Parent and Parent's Subsidiaries.

         8.2.14. ORGANIZATIONAL DOCUMENTS. Agree to, or suffer to occur, any amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

         8.2.15. FISCAL YEAR END. Change, or permit any Subsidiary of any Borrower to change, its fiscal year end.

         8.2.16. NEGATIVE PLEDGES. Enter into any agreement limiting the ability of any Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property other than (i) the Loan Documents, (ii) the New Senior Secured Notes Indenture, (iii) agreements governing Permitted Purchase Money Indebtedness and Capital Lease Obligations permitted hereunder to the extent they prohibit Liens on the assets financed pursuant thereto, (iv) agreements in existence on the date hereof and set forth on Exhibit 8.2.16, (v) in connection with any Indebtedness of any Foreign Subsidiary (so long as any such agreement applies only to the capital stock except for capital stock of first-tier Foreign Subsidiaries and assets of such Foreign Subsidiary and its Foreign Subsidiaries) and (vi) in the case of any encumbrance or restriction on the transfer of any Borrower's or any Subsidiary's Property, any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder.

         8.2.17. LEASES. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which any Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which any Borrower or any of its Subsidiaries is then lessee would exceed $15,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

         8.2.18. LINES OF BUSINESS. Engage, or permit any of its Subsidiaries to engage, in any businesses other than the businesses in which it currently engages or businesses reasonably related thereto.

         8.2.19. IMPAIRMENT OF INTERCOMPANY TRANSFER. Enter into, or permit any of its Subsidiaries to enter into, any agreement that restricts, prohibits, or requires the consent of any Person with respect to, the payment of Distributions or the making or repayment of intercompany loans by any Subsidiary to its parent or to a Borrower or between Borrowers other than (i) the Loan Documents, (ii) the New Senior Secured Notes Indenture, (iii) agreements in existence on the date hereof and set forth on Exhibit 8.2.19 and (iv) in connection with any Indebtedness of a Foreign Subsidiary (so long as any such agreement applies only to Foreign Subsidiaries other than first-tier Foreign Subsidiaries).

         8.2.20. IMMATERIAL SUBSIDIARY. Permit any Immaterial Subsidiary to conduct any business operations or have assets of more than $100,000 at any time, or permit all Immaterial Subsidiaries to have assets of more than $1,000,000 in the aggregate at any time.

         8.2.21. LIENS AND GUARANTIES WITH RESPECT TO NEW SENIOR SECURED NOTES. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, securing the Indebtedness under the New Senior Secured Notes, or permit any Subsidiary of any Borrower to provide a guaranty of the Indebtedness under the New Senior Secured Notes, unless contemporaneously, as applicable in each case, a Lien upon such Property, income or profits securing the Obligations is also created or a guaranty of the Obligations by such Subsidiary is also provided, the priority of such Liens and guaranties to be in accordance with the terms of the Intercreditor Agreement.

8.3. SPECIFIC FINANCIAL COVENANTS. During the Term, and thereafter for so long as there are any Obligations outstanding other than Obligations (excluding Obligations to Term Loan B Agent and Term Loan B Lenders) that have been cash collateralized or covered by a letter of credit to the satisfaction of Administrative Agent, each Borrower jointly and severally covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Administrative Agent and Term Loan B Agent by Borrower Representative on or before the Closing Date, Borrower Representative will provide Administrative Agent and Term Loan B Agent with certificates demonstrating compliance with such financial covenants based upon GAAP as in effect on the Closing Date and will include calculations setting forth the adjustments necessary to demonstrate how Borrower Representative is in compliance with such financial covenants based upon GAAP as in effect on the Closing Date. There shall be no Event of Default hereunder with respect to any financial covenant set forth in Exhibit 8.3 if Borrowers shall be in compliance therewith on the basis of GAAP as in effect on the Closing Date.

                        SECTION 9. CONDITIONS PRECEDENT

                  Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Administrative Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Administrative Agent be required to or issue or procure any Letter of Credit or LC and Acceptance Guaranty unless and until each of the following conditions has been and continues to be satisfied on the date of any such extension of credit:

9.1. DOCUMENTATION. Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Administrative Agent and its counsel shall require in connection therewith from time to time as set forth on Exhibit 9.1, all in form and substance satisfactory to Administrative Agent and its counsel.

9.2. NO DEFAULT. No Default or Event of Default shall exist or, if a Default or Event of Default exists, neither Administrative Agent nor Majority Revolving Credit Lenders shall have elected to suspend the Revolving Credit Commitments during the continuance of such Default or Event of Default.

9.3. OTHER CONDITIONS. Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

9.4. AVAILABILITY. In the case of the initial extension of credit hereunder, Administrative Agent shall have determined that immediately after Lenders have made the initial Loans and after Administrative Agent has issued or procured the initial Letters of Credit and LC and Acceptance Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, and has reserved an amount sufficient to pay all trade payables greater than 60 days past due, Availability shall not be less than $35,000,000, and Borrowers shall have delivered a Borrowing Base Certificate to Administrative Agent, in form and substance satisfactory to Administrative Agent, evidencing such Availability.

9.5. NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

9.6. MATERIAL ADVERSE EFFECT. As of the Closing Date, since September 30, 2002, there has not been any material adverse change in the business, assets, operations, condition (financial or otherwise), liabilities or prospects of Parent and its Subsidiaries considered as a whole, and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

9.7. NEW SENIOR SECURED NOTES. In the case of the initial extension of credit, Parent shall have received gross cash proceeds in a minimum amount of $370,000,000 from the issuance of the New Senior Secured Notes.

9.8. MINIMUM CONSOLIDATED EBITDA. In the case of the initial extension of credit, Consolidated EBITDA of Parent and its Subsidiaries on a Consolidated basis for the twelve month period ended May 31, 2003 shall be at least $110,000,000.

9.9. COLLATERAL VALUATION. In the case of the initial extension of credit, there shall have occurred no material adverse change, in the reasonable judgment of Administrative Agent or Term Loan B Agent, in valuations from the valuations at the time of the collateral due diligence (including collateral exams, inventory appraisals and trademark appraisals) conducted previously by Administrative Agent and Term Loan B Agent.

9.10. REPAYMENT OF EXISTING INDEBTEDNESS; RELEASE OF LIENS. The proceeds of the Revolving Credit Loans made on the Closing Date and the Term Loan B, along with the proceeds of the issuance of the New Senior Secured Notes, and any Letters of Credit, Acceptances and LC Guaranties issued on the Closing Date shall be used to repay and terminate Borrowers' and the Loan Parties' existing Indebtedness for Money Borrowed which is not permitted to remain outstanding hereunder. Administrative Agent shall have received satisfactory evidence that all Liens on any Collateral securing any such Indebtedness shall be released automatically upon the repayment and termination thereof.

9.11. PAYMENT OF FEES AND EXPENSES. Borrowers shall have paid all fees and expenses required to be paid or reimbursed on the Closing Date to Administrative Agent, Term Loan B Agent or any Lender, whether pursuant to the Administrative Agent Fee Letter, the Term Loan B Agent Fee Letter or otherwise.

         SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

10.1. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "Event of Default":

         10.1.1. PAYMENT OF OBLIGATIONS. Borrowers shall fail to pay any of the Obligations hereunder or under any Note on the due date thereof in accordance with the terms hereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

         10.1.2. MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Administrative Agent, Term Loan B Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

         10.1.3. BREACH OF SPECIFIC COVENANTS. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 5.2, 5.3, 6.1.1, 6.1.2, 6.2.4, 6.2.5, 8.1.1, 8.1.2, 8.1.4, 8.1.9, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 or 8.1.7 hereof within 5 days following the date on which Borrowers are required to perform, keep or observe such covenant.

         10.1.4. BREACH OF OTHER COVENANTS. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured so as to bring Borrower in compliance with such covenant within 30 days after the sooner to occur of Parent's receipt of notice of such breach from Administrative Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

         10.1.5. DEFAULT UNDER SECURITY DOCUMENTS OR OTHER AGREEMENTS. Any event of default shall occur under, or any Borrower, any of its Subsidiaries or any other Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

         10.1.6. OTHER DEFAULTS. There shall occur any event of default on the part of any Borrower, any Subsidiary of any Borrower or any other Guarantor under any agreement, document or instrument to which such Borrower, such Subsidiary or such Guarantor is a party or by which such Borrower, such Subsidiary or such Guarantor or any of its Property is bound, evidencing or relating to any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of $10,000,000, if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof.

         10.1.7. UNINSURED LOSSES. Any loss, theft, damage or destruction of any portion of the Collateral having a fair market value of $1,000,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Administrative Agent shall have permitted) by insurance or if not so fully covered by insurance, if Availability at the time of such loss, theft, damage or destruction less the fair market value of the Collateral subject to such loss, theft, damage or destruction is less than $5,000,000.




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         10.1.8. INSOLVENCY AND RELATED PROCEEDINGS. Any Borrower, any
Subsidiary of any Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower, any Subsidiary of any Borrower or any Guarantor under U.S. federal bankruptcy laws (if against any Borrower, any Subsidiary of any Borrower or any Guarantor the continuation of such proceeding for more than 30 days), or any Borrower, any Subsidiary of any Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

         10.1.9. BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any Guarantor for a period which results in a Material Adverse Effect; or any Borrower, any Subsidiary of any Borrower or any Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by any Borrower, any Subsidiary of any Borrower or any Guarantor which loss or revocation results in a Material Adverse Effect; or any Borrower, any Subsidiary of any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower, any Subsidiary of any Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

         10.1.10. CHANGE OF OWNERSHIP. (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the Voting Stock of Parent; (b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent was approved by a majority of the directors of Parent then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (c) the adoption of a plan relating to the liquidation or dissolution of Parent; (d) the merger or consolidation of Parent with or into another Person (other than pursuant to a transaction permitted by subsection 8.2.1) or the merger of another Person with or into Parent, or the sale of all or substantially all the assets of Parent (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power



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of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets, (e) Parent shall cease to own and control, directly or indirectly, at least the same percentage of the outstanding capital stock of each of its Subsidiaries as it owns on the Closing Date, except for such dispositions as are expressly permitted hereunder, or (f) a "change of control" occurs under the New Senior Secured Notes Indenture.

         10.1.11. ERISA. A Reportable Event shall occur which, in Administrative Agent's commercially reasonable determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any other Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

         10.1.12. CHALLENGE TO AGREEMENT. Any Borrower, any Subsidiary of any Borrower or any other Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Administrative Agent.

         10.1.13. REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

         10.1.14. CRIMINAL FORFEITURE. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any material Property of any Borrower, any Subsidiary of any Borrower or any Guarantor.

         10.1.15. JUDGMENTS. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary of any Borrower or any other Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $10,000,000 or more for any single judgment, attachment or process or for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in the case of both clauses (i) and (ii) which Judgment is not stayed, released or discharged within 30 days.

         10.1.16. MATERIAL ADVERSE EFFECT. Any event occurs which reasonably could be expected to have a Material Adverse Effect.

10.2. ACCELERATION OF THE OBLIGATIONS.

         10.2.1. Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Credit Commitments shall, at the option of Administrative Agent or Majority Revolving Credit Lenders be terminated and/or (ii) Administrative Agent or Majority Revolving Credit Lenders




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may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Administrative Agent or any Lender, and Borrowers shall forthwith pay to Administrative Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, the Revolving Credit Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Administrative Agent or any Lender.

         10.2.2. Notwithstanding any other provision of this Agreement, all proceeds of Collateral received following either (i) acceleration of the Obligations, including, without limitation, any automatic acceleration pursuant to subsection 10.2.1 or (ii) any exercise of rights and remedies hereunder shall be allocated such that payments on the Term Loan B will be on a last-out basis as follows: FIRST, to pay any fees, indemnities or expense reimbursements (other than amounts related to Product Obligations) then due to Administrative Agent or Revolving Credit Lenders; SECOND, to pay interest due in respect of Revolving Credit Loans, Swing Line Loans and Administrative Agent Loans; THIRD, to pay or prepay principal of Swing Line Loans and Administrative Agent Loans; FOURTH, to pay or prepay principal of the Revolving Credit Loans (other than Administrative Agent Loans) and unpaid LC and Acceptance Obligations; FIFTH, to pay an amount to Administrative Agent equal to the then outstanding LC and Acceptance Amount to be held by Administrative Agent as cash Collateral for such Obligations; SIXTH, to pay all Obligations constituting Product Obligations described in clauses (i), (ii) and (iii) of the definition of such term up to an amount not to exceed $7,500,000 plus the amount of any such Product Obligations as to which a reserve shall have been concurrently established and maintained against the Borrowing Base, and Product Obligations described in clause (iv) of the definition of such term up to an amount not to exceed the amount of any such Product Obligations as to which a reserve shall have been concurrently established and maintained against the Borrowing Base; SEVENTH, to pay any fees, indemnities or expense reimbursements then due to Term Loan B Agent and Term Loan B Lenders, EIGHTH, to pay interest due in respect of the Term Loan B, NINTH, to pay or prepay principal of the Term Loan B; and TENTH, to the payment of any other Obligation including, any remaining Obligations constituting or related to Product Obligations.

         10.2.3. Upon or at any time after the occurrence and during the continuance of an Event of Default (a) under subsection 10.1.1 with respect to payments on the Term Loan B or (b) arising as a result of any noncompliance by a Borrower with any condition, covenant or agreement contained in this Agreement with respect to which the Term Loan B Lenders have a right of consent under subsection 11.10.5, Term Loan B Agent may send a notice to Administrative Agent of its intent to direct Administrative Agent to exercise enforcement rights and remedies against Borrowers, Guarantors and/or the Collateral. On the ninety-first day, if such notice was sent as a result of any Event of Default other than an Event of Default under Section 8.3 with respect to the Consolidated Fixed Charge Coverage Ratio or Consolidated Interest Coverage Ratio covenants set forth on Exhibit 8.3, and on the one hundred twenty-first day, if such notice was sent as a result of an Event of Default under Section 8.3 with respect to the Consolidated Fixed Charge Coverage Ratio or Consolidated Interest



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Coverage Ratio covenants set forth on Exhibit 8.3, after receipt of such notice, unless Administrative Agent shall have previously begun exercising enforcement rights and remedies against Borrowers and/or the Collateral, Administrative
Agent shall take such action as Term Loan B Agent may require to exercise enforcement rights and remedies against Borrowers, Guarantors and/or the Collateral as are available to Administrative Agent under this Section 10.

10.3. OTHER REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have and may exercise from time to time the following other rights and remedies (subject, in the case of the Senior Noteholder Priority Collateral, to the provisions of the Intercreditor Agreement):

         10.3.1. All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Administrative Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

         10.3.2. The right to take immediate possession of the Collateral, and to (i) require each Borrower and each of its Subsidiaries to assemble the Collateral, at Borrowers' expense, and make it available to Administrative Agent at a place designated by Administrative Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower or any Subsidiary of any Borrower, such Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Administrative Agent for storage thereof).

         10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Administrative Agent, in its sole discretion, may deem advisable. Administrative Agent may, at Administrative Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrowers agree that 10 days' written notice to Borrower Representative of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Administrative Agent may designate in said notice. Administrative Agent shall have the right to conduct such sales on any Borrower's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Administrative Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Administrative Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Administrative Agent and Lenders therefor.

         10.3.4. Administrative Agent is hereby granted a license or other right to use, without charge, each Borrower's and each of its Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar




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nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and each Borrower's and each of its Subsidiary's rights under all licenses and all franchise agreements shall inure to Administrative Agent's benefit.

         10.3.5. Administrative Agent may, at its option, require Borrowers to deposit with Administrative Agent funds equal to the LC and Acceptance Amount and, if Borrowers fail to promptly make such deposit, Administrative Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Loan. Any such deposit or advance shall be held by Administrative Agent as a reserve to fund future payments on such LC and Acceptance Guaranties and future drawings against such Letters of Credit. At such time as all LC and Acceptance Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

10.4. SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with prior written consent of Administrative Agent and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all
(i) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall comply with the provisions of Section 3.10. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess the amount to which such Lender is entitled at such time pursuant to the terms of this Agreement, and each such Lender, upon doing so, shall deliver such excess to Administrative Agent, for the benefit of Lenders, in accordance with the terms of this Agreement. Notwithstanding the foregoing, no Lender shall exercise any rights or remedies hereunder without the prior written consent of Administrative Agent.

10.5. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Administrative Agent or any Lender or contained in any other agreement between any Lender and any Borrower or between Administrative Agent and any Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Administrative Agent or any Lender to require strict performance by any Borrower or any other Loan Party of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other



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documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from any Borrower or any other Loan Party to Administrative Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Administrative Agent and directed to Borrower Representative.

                             SECTION 11. THE AGENTS

11.1. AUTHORIZATION AND ACTION.

         11.1.1. Each Lender hereby appoints and authorizes Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Administrative Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrowers. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Administrative Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders holding the requisite amount of Obligations set forth in Section 11.10, whenever such instruction shall be requested by Administrative Agent or required hereunder, and such instructions shall be binding upon all Lenders; provided, that Administrative Agent shall be fully justified in failing or refusing to take any action which exposes Administrative Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Administrative Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Administrative Agent seeks the consent or approval of the Lenders with respect to any action hereunder, Administrative Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Lenders holding the requisite amount of Obligations set forth in Section 11.10 have instructed Administrative Agent to act or refrain from acting pursuant hereto.

         11.1.2. Each Term Loan B Lender hereby appoints and authorizes Term Loan B Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Term Loan B Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Term Loan B Lender hereby acknowledges that Term Loan B Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Term Loan B Lender. In performing its functions and duties under this Agreement, Term Loan B Agent shall act solely as agent of Term Loan B Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrowers.




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         11.1.3. In any bankruptcy or similar proceeding involving any Borrower or any of their Subsidiaries, Administrative Agent and Term Loan B Agent shall each have the option to act separately, with Administrative Agent acting on behalf of itself and in its capacity as agent for the Revolving Credit Lenders, and Term Loan B Agent acting on behalf of itself and in its capacity as agent for the Term Loan B Lenders. Each of Administrative Agent, on behalf of itself and the Revolving Credit Lenders, and Term Loan B Agent, on behalf of itself and the Term Loan B Lenders, shall be able to assert separate claims and take separate positions in any such proceeding; PROVIDED, HOWEVER, that, neither Administrative Agent nor Term Loan B Agent shall assert any claim or take any position or support any other Person asserting a claim or taking a position that violates or conflicts with any of the terms of this Agreement or any other Loan Document.

11.2. ADMINISTRATIVE AGENT'S AND TERM LOAN B AGENT'S RELIANCE, ETC. Neither Administrative Agent, any Affiliate of Administrative Agent, Term Loan B Agent, any Affiliate of Term Loan B Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of Administrative Agent and Term Loan B Agent: (i) may treat each Lender party hereto as the holder of Obligations until Administrative Agent and Term Loan B Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Administrative Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Administrative Agent's or Term Loan B Agent's, as the case may be, customary practices in respect of loans in which Administrative Agent or Term Loan B Agent, as the case may be, is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto. Additionally, Administrative Agent (i) shall not be liable to any Lender for any action taken, or inaction, by Administrative Agent upon the instructions of Majority Revolving Credit Lenders pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (ii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (iii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (iv) may assume that no Event of Default has




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occurred and is continuing, unless Administrative Agent has actual knowledge of the Event of Default, has received notice from Borrower Representative or Borrower Representative's independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (ii) of the immediately preceding sentence is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

11.3. FLEET AND AFFILIATES. With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the terms "Lender," "Lenders," "Revolving Credit Lender," and "Revolving Credit Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender and Revolving Credit Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, any Borrower, and any Person who may do business with or own Securities of any Borrower all as if Fleet were not Administrative Agent and without any duty to account therefor to any other Lender.

11.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, Term Loan B Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, Term Loan B Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Administrative Agent and Term Loan B Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers.

11.5. INDEMNIFICATION.

         11.5.1. Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrowers), pro rata in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by




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Borrowers. The obligations of Lenders under this subsection 11.5.1 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Administrative Agent to Lenders, any Lender or any other Person, including any Borrower, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Administrative Agent any amount found to have been wrongfully paid to Administrative Agent or disbursed by Administrative Agent to Lenders, then each Lender, ratably in accordance with the percentage of the amount disbursed to such Lender, shall reimburse Administrative Agent for all such amounts.

         11.5.2. Term Loan B Lenders agree to indemnify Term Loan B Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Term Loan B Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Term Loan B Agent under this Agreement; provided that no Term Loan B Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Term Loan B Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Term Loan B Lender agrees to reimburse Term Loan B Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Term Loan B Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Term Loan B Agent is not reimbursed for such expenses by Borrowers. The obligations of Term Loan B Lenders under this subsection 11.5.2 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Term Loan B Agent to Term Loan B Lenders, any Term Loan B Lender or any other Person, including any Borrower, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Term Loan B Agent any amount found to have been wrongfully paid to Term Loan B Agent or disbursed by Term Loan B Agent to Term Loan B Lenders, then each Term Loan B Lender, ratably in accordance with the percentage of the amount disbursed to such Term Loan B Lender, shall reimburse Term Loan B Agent for all such amounts.

11.6. RIGHTS AND REMEDIES TO BE EXERCISED BY ADMINISTRATIVE AGENT ONLY. Each Lender and Term Loan B Agent agrees that, except as set forth in Section 10.4, all rights and remedies hereunder shall be exercised solely by Administrative and neither any Lender nor Term Loan B Agent shall have any right individually
(i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

11.7. AGENCY PROVISIONS RELATING TO COLLATERAL. Each Lender authorizes and ratifies Administrative Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Administrative Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Administrative Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any



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Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Administrative Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations other than any Obligations (excluding Obligations to Term Loan B Agent and Term Loan B Lenders) which have been cash collateralized or covered by a letter of credit satisfactory to Administrative Agent; or (ii) constituting property being sold or disposed of if Borrower Representative certifies to Administrative Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which a Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Administrative Agent at the direction of Lenders holding the requisite amount of Obligations set forth in Section 11.10; or (vi) with respect to the Senior Noteholder Priority Collateral, contemporaneously with the release of the Lien thereon securing the New Senior Secured Notes. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant hereto. Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Administrative Agent in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Administrative Agent's own interest in the Collateral as a Lender and that Administrative Agent shall have no duty or liability whatsoever to any Lender other than for its own gross negligence or willful misconduct.

11.8. RIGHT TO PURCHASE OBLIGATIONS.

         11.8.1. Administrative Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Administrative Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

         11.8.2. TERM LOAN B LENDER PURCHASE OPTION.




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                  (a) At any time on or after the earlier of the date that any one or more of the following events (each, a "TRIGGERING EVENT") has occurred and is continuing: (i) the termination of the Revolving Credit Commitments based on an Event of Default under the Loan Documents; (ii) any of the Obligations owing to the Term Loan B Lenders shall not be paid in full when due and owing; or (iii) the Administrative Agent shall otherwise have exercised remedies or commenced any enforcement actions in accordance with the Loan Documents, the Term Loan B Lenders shall have the right, but not the obligation, upon 5 Business Days advance written notice from the Term Loan B Agent (a "COMMITTED BUY-OUT NOTICE") to the Administrative Agent, for the benefit of the Revolving Credit Lenders, to acquire from the Revolving Credit Lenders all (but not less than all) of the right, title, and interest of the Revolving Credit Lenders in and to the Obligations owing to the Revolving Credit Lenders, the Revolving Credit Commitments and the Loan Documents.

                  (b) Upon the receipt by the Administrative Agent, for the benefit of the Revolving Credit Lenders, of the Committed Buy-Out Notice, those Term Loan B Lenders that have elected in writing to participate in the purchase option set forth in this subsection 11.8.2 (the "Purchasing Term Loan B Lenders") irrevocably shall be committed to acquire, within 5 Business Days following such receipt, from the Revolving Credit Lenders all (but not less than all) of the right, title, and interest of the Revolving Credit Lenders in and to the Obligations owing to the Revolving Credit Lenders, the Revolving Credit Commitments, and the Loan Documents by paying to the Administrative Agent, for the benefit of the Revolving Credit Lenders, in cash a purchase price equal to: 100% of the outstanding balance with respect thereto, including, without limitation, principal, interest accrued and unpaid thereon and any unpaid fees and premiums (other than any prepayment premium, unless and to the extent that the Revolving Credit Lenders are entitled to receive a portion of such prepayment premium pursuant to the proviso set forth at the end of this paragraph), unreimbursed obligations with respect to Letters of Credit owing to the Revolving Credit Lenders which may include the cash collateralization of obligations with respect to undrawn Letters of Credit in an amount not to exceed 105% thereof, and Product Obligations in an amount not to exceed 105% of the Product Obligations to the extent that such Product Obligations are to be repaid prior to Obligations with respect to the Term Loan B in accordance with the provisions of subsection 3.4.3 or 10.2.2, and all expenses to the extent earned or due and payable in accordance with the Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees); whereupon each of the Revolving Credit Lenders shall assign to the Purchasing Term Loan B Lenders, without any representation, recourse, or warranty whatsoever (except that each of the Revolving





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         Credit Lenders shall warrant to the Purchasing Term Loan B Lenders that
         (1) the amount quoted by such Revolving Credit Lender as its portion of the purchase price represents the amount shown as due with respect to the claims transferred as reflected on its books and records, (2) it owns, or has the right to transfer to the Purchasing Term Loan B Lenders, the rights being transferred, and (3) such transfer will be free and clear of Liens and adverse claims), its right, title, and interest with respect to the Obligations owing to the Revolving Credit Lenders, the Revolving Credit Commitments and the Loan Documents, at no expense to the Purchasing Term Loan B Lenders other than the reimbursement by the Purchasing Term Loan B Lenders of the reasonable out-of-pocket expenses of the Revolving Credit Lenders and the legal counsel thereof in connection with documenting and effecting such assignment and the related delivery to the Purchasing Term Loan B Lenders of the original Loan Documents in the possession of the Revolving Credit Lenders, and, in connection with such assignment, the Revolving Credit Lenders shall deliver to the Purchasing Term Loan B Lenders any original Loan Documents and any Collateral in their possession and execute such other documents, instruments, and agreements reasonably necessary to effect such assignment; PROVIDED, HOWEVER, that, if (i) any prepayment premium is received in cash, (ii) all other Obligations (other than the Product Claims, as defined below) are repaid in full, and (iii) all Revolving Credit Commitments under this Agreement are terminated, then the Purchasing Term Loan B Lenders shall pay a supplemental purchase price in respect of the Purchasing Term Loan B Lenders' purchase under this Section 11.8.2 in an amount equal to the portion of the prepayment premium to which the Revolving Credit Lenders would have been entitled had the purchase under this
         Section 11.8.2 not occurred; PROVIDED, FURTHER, that no prepayment premium shall be paid in respect of the Term Loan B before the Revolving Credit Lenders receive the entire amount of the prepayment premium to which the Revolving Credit Lenders would have been entitled had the purchase under this Section 11.8.2 not occurred.
         Notwithstanding the foregoing, (x) the Revolving Credit Lenders and their Affiliates shall not transfer, and the Purchasing Term Loan B Lenders shall not acquire, any claims in respect of Product Obligations which, in accordance with subsection 3.4.3 or 10.2.2, are to be repaid after the Obligations with respect to the Term Loan B (the "Product Claims"), (y) such Product Claims shall remain secured by the Collateral and the Term Loan B Agent hereby agrees to act as collateral agent for the Revolving Credit Lenders and their Affiliates in respect of such Product Claims and (z) the Revolving Credit Lenders and their Affiliates shall be entitled to payment in respect of such Product Claims in accordance with the provisions of subsection 3.4.3 or 10.2.2, as applicable.

                  (c) In the event that the Purchasing Term Loan B Lenders elect to acquire all (but not less than all) of the remaining right, title, and interest of the Revolving Credit Lenders in and to the Obligations owing to the Revolving Credit Lenders, the Revolving Credit Commitments and the Loan Documents pursuant to this Section 11.8.2 (the "PURCHASE OPTION"), the Administrative Agent shall resign under Section 11.11, effective immediately upon the receipt by the Administrative Agent of written notice by the Term Loan B Agent of the exercise by the Purchasing Term Loan B Lenders of the Purchase Option.

11.9. RIGHT OF SALE, ASSIGNMENT, PARTICIPATIONS. Borrowers hereby consent to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

         11.9.1. SALES, ASSIGNMENTS. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $5,000,000 (or the entire Revolving Credit Commitment and Loans of such Lender, if less) and increments of $1,000,000 in excess thereof,
(ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) in the case



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of an assignment by a Revolving Credit Lender of all or any portion of the
Revolving Credit Loans or Revolving Credit Commitments, Administrative Agent and, in the absence of a Default or Event of Default, Borrower Representative, must consent, such consent not to be unreasonably withheld or delayed, to each such assignment to a Person that is not an original signatory to this Agreement or an Affiliate thereof (it being understood that an assignment by a Term Loan B Lender of all or any portion of its Term Loan B shall not require the consent of Administrative Agent or Borrower Representative; PROVIDED, HOWEVER, that, no Term Loan B Lender may sell or assign any portion of the Term Loan B to any Person that conducts a substantial portion of its business in the branded bath and plumbing products or premium vacuum cleaner industries without the consent of Borrower Representative), (iv) except for assignments by or to Fleet, CSFB or any of their respective Affiliates, the assigning Lender shall pay to Administrative Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by Administrative Agent in connection with any such sale or assignment and (v) Administrative Agent, the assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) in the case of assignments of Revolving Credit Commitments, the assigning Lender shall have no further liability for funding the portion of Revolving Credit Commitments assumed by such other Lender.

         11.9.2. PARTICIPATIONS. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than $5,000,000 and increments of $1,000,000 in excess thereof,
(ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, the Loan applicable to such Participant or (2) extending the final stated maturity of the Loan applicable to such Participant or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, the Loan applicable to such Participant; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of the Loan applicable to such Participant or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (vii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

         11.9.3. CERTAIN AGREEMENTS OF BORROWERS. Borrowers agree to (i) use their commercially reasonable efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participations in, or assignments of, any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the




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preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 13.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

11.10. AMENDMENT.

         11.10.1. Except as otherwise set forth in subsections 11.10.2, 11.10.3, 11.10.4, 11.10.5, 11.10.6, 11.10.7, 11.10.8 and 11.10.9, no amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrowers.

         11.10.2. No amendment, waiver or consent that does any of the following shall be effective unless the same shall be in writing and be signed by all Revolving Credit Lenders and Borrowers: (1) reduce the principal of, or interest on, any amount payable hereunder with respect to the Revolving Credit Facility, other than those payable only to Fleet in its capacity as Administrative Agent, which may be reduced by Fleet unilaterally, (2) decrease any interest rate payable hereunder with respect to the Revolving Credit Facility, (3) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note with respect to the Revolving Credit Facility, other than those payable only to Fleet in its capacity as Administrative Agent, which may be postponed by Fleet unilaterally (it being understood that mandatory prepayments pursuant to Section 3.3 are not included in this clause (3)) or (4) waive any Event of Default arising from any of the foregoing.

         11.10.3. No amendment, waiver or consent that does any of the following shall be effective unless the same shall be in writing and be signed by all Revolving Credit Lenders, Majority Term Loan B Lenders and Borrowers: (1) decrease the amount of, or postpone any date fixed for, a reduction of the Trademark Advance Limit, (2) increase any advance percentage contained in the definition of the term "Borrowing Base" or otherwise amend the definitions of "Availability", "Borrowing Base", "Trademark Advance Limit", "Eligible Account", "Eligible Inventory" or "Eligible Trademarks" if such amendment would have the effect of increasing the Borrowing Base or Availability thereunder or postponing or reducing the amount of any scheduled reductions of the Trademark Advance Limit, (3) amends or waives any noncompliance with subsections 1.1.1, 1.1.2 or 1.2.1, in each case, to the extent that such amendment or waiver would permit Administrative Agent or any Revolving Credit Lender to make Loans, or Administrative Agent or any of its Affiliates, or the Issuing Bank, to issue Letters of Credit, execute LC and Acceptance Guaranties, or cause an Acceptance to be created, in an amount that would cause Availability to be less than zero,
(4) amend or waive any noncompliance with subsection 10.2.3 or 11.8.2 or (5) waive any Event of Default arising from any of the foregoing.

         11.10.4. No amendment, waiver or consent that does any of the following shall be effective unless the same shall be in writing and be signed by, in addition to Majority Lenders and Borrowers, all Term Loan B Lenders: (1) reduce the principal of, or interest on, any amount payable hereunder with respect to the Term Loan B, (2) decrease any interest rate payable hereunder with respect to the Term Loan B, (3) postpone any date fixed for any payment of principal of,




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or interest on, any amounts payable hereunder with respect to the Term Loan B
(it being understood that mandatory prepayments pursuant to Section 3.3 are not included within this clause (3)) or (4) waive any Event of Default arising from any of the foregoing.

         11.10.5. No amendment, waiver or consent that does any of the following shall be effective unless the same shall be in writing and be signed by, in addition to the Majority Lenders and Borrowers, the Majority Term Loan B
Lenders: (1) amends or waives any noncompliance with subsection 1.1.3 (or amend the definition of Overadvance or Overadvance Limit), 1.1.4 (or amend the definition of Administrative Agent Loan), 2.1.3 (only to the extent that such subsection relates to the Term Loan B), 2.3.2, 2.6.2, 2.8 (only to the extent that such subsection relates to the Term Loan B), 2.10 (only to the extent that such subsection relates to the Term Loan B Agent), 3.2.1(b), 3.2.2 (only to the extent that such subsection relates to the Term Loan B), 3.3.1 (and the definitions of Net Asset Sale Proceeds and Net Condemnation Proceeds only to the extent used therein), 3.3.2, 3.3.3 (and the definitions of Net Debt Proceeds and Net Equity Proceeds only to the extent used therein), 3.3.4, 3.3.6, 7.2, 8.1.1 (only to the extent that such subsection relates to the Term Loan B), 8.1.8, 8.1.14, 8.2.1(c) (and the definitions of Permitted Acquisition, Permitted Investment and Permitted Joint Venture only to the extent used therein), 8.2.3, 8.2.4, 8.2.5, 8.2.6(b), 8.2.6(c) (only with respect to the New Senior Secured Notes Indenture), 8.2.7, 8.2.8, 8.2.9, 8.2.11(j) (and the definitions of Permitted Acquisition, Permitted Investment and Permitted Joint Venture only to the extent used therein), 8.2.12(i) (and the definitions of Permitted Acquisition, Permitted Investment and Permitted Joint Venture only to the extent used therein), Section 8.3 (or amend Exhibit 8.3 or any definition used therein), 11.9.1 (only to the extent that such subsection relates to assignments of the Term Loan B), or amend the definition of Blocking Provisions or (2) waive any Event of Default arising from any of the foregoing.

         11.10.6. No amendment, waiver or consent that does any of the following shall be effective unless the same shall be in writing and be signed by all Lenders and Borrowers: (1) increase the aggregate Revolving Credit Commitments or Term Loan B Commitments, (2) increase any interest rate payable hereunder with respect to the Term Loan B or increase any interest rate payable hereunder with respect to Revolving Credit Loans without a corresponding increase in the interest rate payable with respect to Term Loan B, (3) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (4) release or discharge any Person liable for the performance of any obligations of Borrowers hereunder or under any of the Loan Documents, (5) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (6) amend the definition of the terms "Majority Lenders", "Majority Revolving Credit Lenders" or "Majority Term Loan B Lenders", (7) amend this Section 11.10, or amend or waive any noncompliance with subsection 3.4.2, 3.4.3, 10.2.1 or 10.2.2, or amend any definition used in any such Section or subsection to the extent used therein, (8) release any substantial portion of the Collateral unless otherwise permitted pursuant to
Section 11.7 hereof, (9) amend Section 11.7 to the extent that such amendment would change the meaning or effect of the immediately preceding clause (8) or
(10) waive any Event of Default arising from any of the foregoing.

         11.10.7. No amendment, waiver or consent that affects the rights or duties of Administrative Agent under this Agreement, any Note or any other Loan Document shall be effective unless the same shall be in writing and be signed by Administrative Agent in addition to the Lenders required above for effectiveness.




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         11.10.8. No amendment, waiver or consent that affects the rights or duties of Term Loan B Agent under this Agreement, any Note or any other Loan Document shall be effective unless the same shall be in writing and be signed by Term Loan B Agent in addition to the Lenders required above for effectiveness.

         11.10.9. Any amendment, waiver or consent by Administrative Agent to the Intercreditor Agreement shall, in addition to the prior written consent of the Majority Lenders, require the prior written consent of Term Loan B Agent.

         11.10.10. Any amendment, waiver or consent hereto shall be effective only in the specific instance and for the specific purpose for which given. If a fee is to be paid by Borrowers in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may, at the discretion of Administrative Agent (but shall not be required to), provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders who have not timely executed such agreement).

11.11. RESIGNATION OF ADMINISTRATIVE AGENT; APPOINTMENT OF SUCCESSOR.

         11.11.1. Administrative Agent may resign as Administrative Agent by giving not less than thirty (30) days' prior written notice to the Lenders and Borrower Representative. If Administrative Agent shall resign under this Agreement, then, (i) subject to the consent of Borrower Representative (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), the Majority Lenders shall appoint from among the Revolving Credit Lenders a successor agent for the Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Administrative Agent's notice to the Lenders and the Borrower Representative of its resignation, then Administrative Agent shall appoint a successor agent who shall serve as Administrative Agent until such time as the Majority Lenders appoint a successor agent, subject to the Borrower Representative's consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

         11.11.2. Term Loan B Agent may resign as Term Loan B Agent by giving not less than thirty (30) days' prior written notice to Administrative Agent, the Term Loan B Lenders and Borrower Representative. If Term Loan B Agent shall resign under this Agreement, then, (i) subject to the consent of Administrative Agent and, so long as no Default or Event of Default exists at such time, Borrower Representative (which consent shall not be unreasonably withheld), the Majority Term Loan B Lenders shall appoint from among the Term Loan B Lenders a successor agent for the Term Loan B Lenders or (ii) if a successor agent shall


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not be so appointed and approved within the thirty (30) day period following
Term Loan B Agent's notice to Administrative Agent, the Term Loan B Lenders and Borrower Representative of its resignation, then, subject to Administrative Agent's and the Borrower Representative's consent, Term Loan B Agent shall appoint a successor agent who shall serve as Term Loan B Agent until such time as the Majority Term Loan B Lenders appoint a successor agent, subject to Administrative Agent's and the Borrower Representative's consent as set forth above; provided, that, any successor to the Term Loan B Agent on the Closing Date shall be a Term Loan B Lender or an Affiliate thereof. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of the Term Loan B Agent and the term " Term Loan B Agent" shall mean such successor effective upon its appointment, and the former Term Loan B Agent's rights, powers and duties as Term Loan B Agent shall be terminated without any other or further act or deed on the part of such former Term Loan B Agent or any of the parties to this Agreement. After the resignation of any Term Loan B Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Term Loan B Agent and such former Term Loan B Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Term Loan B Agent under this Agreement.

11.12. AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender: (a) is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Administrative Agent; (b) expressly agrees and acknowledges that Administrative Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report; (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel; (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 13.14; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

11.13. SYNDICATION AGENT/JOINT LEAD ARRANGERS/JOINT BOOK RUNNERS. The Syndication Agent, Joint Lead Arrangers and Joint Book Runners identified in the introductory paragraph of this Agreement, in their respective capacities as such, shall have no rights, powers, duties or responsibilities and no rights, powers, duties or responsibilities shall be read into this Agreement or any




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other Loan Document or otherwise exist on behalf of or against such entity, in its respective capacity as such. If any of the Syndication Agent, Joint Lead Arrangers and Joint Book Runners resigns, as such agent, no successor shall be required to be appointed.

                           SECTION 12. CROSS-GUARANTY

12.1. CROSS-GUARANTY. In order to induce the Lenders, Administrative Agent and Term Loan B Agent to execute and deliver this Agreement and to make the extensions of credit hereunder, and in consideration thereof, each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent, Term Loan B Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Administrative Agent, Term Loan B Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

         12.1.1. the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

         12.1.2. the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

         12.1.3. the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent, Term Loan B Agent and Lenders in respect thereof (including the release of any such security);

         12.1.4. the insolvency of any Borrower, any Subsidiary of any Borrower or any Guarantor; or

         12.1.5. any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2. WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent, Term Loan B Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed



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among each Borrower, Administrative Agent, Term Loan B Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this
Section 12 and such waivers, Administrative Agent, Term Loan B Agent and Lenders would decline to enter into this Agreement.

12.3. BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this
Section 12 are for the benefit of Administrative Agent, Term Loan B Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Administrative Agent, Term Loan B Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4. SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash other than any Obligations (excluding Obligations to Term Loan B Agent and Term Loan B Lenders) that have been cash collateralized or covered by a letter of credit satisfactory to Administrative Agent. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent, Term Loan B Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Administrative Agent, Term Loan B Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5. ELECTION OF REMEDIES. If Administrative Agent, Term Loan B Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Administrative Agent, Term Loan B Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent, Term Loan B Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Administrative Agent, Term Loan B Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Administrative Agent, Term Loan B Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent, Term Loan B Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Administrative Agent, Term Loan B Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Administrative Agent, Term Loan B Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Administrative Agent, Term Loan B Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the



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Loan Documents, Administrative Agent, Term Loan B Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent, Term Loan B Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent, Term Loan B Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent, Term Loan B Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6. LIMITATION. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable hereunder) shall be limited to an amount not to exceed as of any date of determination the greater of: (i) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and (ii) the amount which could be claimed by Administrative Agent, Term Loan B Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

12.7. CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

         12.7.1. To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, THEN, following indefeasible payment in full in cash of the Obligations other than any Obligations (excluding Obligations to Term Loan B Agent and Term Loan B Lenders) that have been cash collateralized or covered by a letter of credit satisfactory to Administrative Agent and termination of the Revolving Credit Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

         12.7.2. As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         12.7.3. This subsection 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this subsection 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the



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terms of this Agreement, including Section 12.1. Nothing contained in this subsection 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

         12.7.4. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

         12.7.5. The rights of the indemnifying Borrowers against other Borrowers under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Revolving Credit Commitments.

12.8. LIABILITY CUMULATIVE. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent, Term Loan B Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                           SECTION 13. MISCELLANEOUS

13.1. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 13.1, and Administrative Agent, or Administrative Agent's agent, may, without notice to such Borrower and in such Borrower's or Administrative Agent's name, but at the cost and expense of Borrowers:

         13.1.1. At such time or times as Administrative Agent or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Administrative Agent or under Administrative Agent's control.

         13.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi), (viii) and
(ix) below), as Administrative Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Administrative Agent deems advisable, and at Administrative Agent's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any




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Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and notify postal authorities to change the address for delivery thereof to such address as Administrative Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Administrative Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Administrative Agent's determination, to fulfill such Borrower's obligations under this Agreement. The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

13.2. INDEMNITY. Each Borrower hereby agrees to indemnify Administrative Agent, Term Loan B Agent, Issuing Bank and each Lender (and each of their Affiliates) and their directors, officers, employees, and advisors or control persons thereof (each an "Indemnified Person") and hold each Indemnified Person harmless from and against any and all actions, suits, proceeds (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the extension of the Loans hereunder or any proposed transaction of any Borrower, any of their Subsidiaries or other Affiliates and any of the other transactions contemplated by this Agreement and, upon demand, to pay and reimburse each Indemnified Person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any such Indemnified Person is a party to any action or proceeding out of which any such expenses arise); provided, however, that Borrowers shall not be required to indemnify any Indemnified Person against any loss, claim, damage, expense or liability which is found by a final, non-appealable judgment of a court to arise solely from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement or the transactions contemplated hereby. In addition, each Borrower shall defend each Indemnified Person against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or willful misconduct of such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against each Indemnified Person by any Person under any Environmental Laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances if such claim is a result of or arises out of or is in any way related to the extension of the Loans hereunder, any proposed transaction of any Borrower, any of their Subsidiaries or other Affiliates and any of the other transactions contemplated by this Agreement or any of the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of each Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement.



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13.3. SALE OF INTEREST. No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

13.4. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.5. SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Administrative Agent, Issuing Bank, Term Loan B Agent and each Lender permitted under Section 11.9 hereof.

13.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

13.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

13.8. NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to Administrative Agent:     Fleet Capital Corporation
                                         One South Wacker Drive
                                         Suite 1400.
                                         Chicago, Illinois  60606
                                         Attention:  Kristina Lee
                                         Facsimile No.:  312-332-6537

         With a copy to:                 Winston & Strawn
                                         200 Park Avenue
                                         New York, NY 10166
                                         Attention: William D. Brewer
                                         Facsimile No.:  212-294-4700




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

         If to Term Loan B Agent:        Silver Point Finance LLC
                                         600 Steamboat Road
                                         Greenwich, CT  06830
                                         Attention:  Zac Zeitlin
                                         Facsimile No.:  203-618-2669

         With a copy to:                 Schulte, Roth & Zabel LLP
                                         919 Third Avenue
                                         New York, New York  10022
                                         Attention:  Frederic L. Ragucci, Esq.
                                         Facsimile No.:  212-593-5955

         If to Borrowers:                Jacuzzi Brands, Inc.
                                         Phillips Point - West Tower
                                         777 South Flagler Drive
                                         Suite 1108
                                         West Palm Beach, FL 33401
                                         Attention:  Chief Financial Officer
                                         Facsimile No.:  561-514-3888

         With copies to                  Jacuzzi Brands, Inc.
                                         Phillips Tower - West Tower
                                         777 South Flagler Drive
                                         Suite 1108
                                         West Palm Beach, FL 33401
                                         Attention:  Steven C. Barre
                                         Facsimile No.: 561-514-3888

                                         and

         :                               Davis Polk & Wardwell
                                         450 Lexington Avenue
                                         New York, NY 10017
                                         Attention:  Tiziana M. Tabucchi
                                         Facsimile No.:  212-450-4800

or to such other address as each party may designate for itself by notice given in accordance with this Section 13.8; provided, however, that any notice, request or demand to or upon Administrative Agent, Term Loan B Agent or a Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Administrative Agent or such Lender.

13.9. CONSENT. Whenever Administrative Agent's, Majority Lenders', Majority Revolving Credit Lenders' Majority Term Loan B Lenders' or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Administrative



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Agent, Majority Lenders', Majority Revolving Credit Lenders', Majority Term Loan
B Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

13.10. CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Administrative Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning Borrowers or any of their Subsidiaries.

13.11. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

13.12. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

13.13. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

13.14. CONFIDENTIALITY. Administrative Agent, Term Loan B Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Administrative Agent's, Term Loan B Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 13.14. Notwithstanding anything herein to the contrary, Administrative Agent, Term Loan B Agent and each Lender (and each employee, representative, or other agent of Administrative Agent, Term Loan B Agent and each Lender) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent, Term Loan B Agent and each Lender relating to such tax treatment and tax structure, except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of such transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of such transactions. For this purpose, the tax treatment of such transactions is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions.

13.15. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW



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YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF ADMINISTRATIVE AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF ADMINISTRATIVE AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWERS, ADMINISTRATIVE AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK, OR, AT ADMINISTRATIVE AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS ON THE ONE HAND AND ADMINISTRATIVE AGENT, ISSUING BANK, TERM LOAN B AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, TERM LOAN B AGENT, ISSUING BANK OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ADMINISTRATIVE AGENT, TERM LOAN B AGENT, ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

13.16. WAIVERS BY BORROWERS. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH ADMINISTRATIVE AGENT, TERM LOAN B AGENT, ISSUING BANK AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE



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COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT,
PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ADMINISTRATIVE AGENT, TERM LOAN B AGENT, ISSUING BANK OR ANY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER ADMINISTRATIVE AGENT, TERM LOAN B AGENT, ISSUING BANK OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO ADMINISTRATIVE AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ADMINISTRATIVE AGENT TO EXERCISE ANY OF ADMINISTRATIVE AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S, TERM LOAN B AGENT'S, ISSUING BANK'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT ADMINISTRATIVE AGENT, TERM LOAN B AGENT, ISSUING BANK AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH EACH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.17. ADVERTISEMENT. Each Borrower hereby authorizes Administrative Agent and Term Loan B Agent to publish the name of such Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Administrative Agent and Term Loan B Agent, as the case may be, elects to publish.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                   BORROWERS:

                                   JACUZZI BRANDS, INC.
                                   BATHCRAFT, INC.
                                   ELJER PLUMBINGWARE, INC.
                                   GATSBY SPAS, INC.
                                   JACUZZI, INC.
                                   JUSI HOLDINGS, INC.
                                   REDMONT, INC.
                                   REXAIR, INC.
                                   SUNDANCE SPAS, INC.
                                   ZURN PEX, INC.
                                   USI AMERICAN HOLDINGS, INC.
                                   USI GLOBAL CORP.
                                   ZURCO, INC.
                                   ZURN INDUSTRIES, INC.


                                   By: /s/ Steven C. Barre
                                       -----------------------------------------
                                   Name: Steven C. Barre
                                       -----------------------------------------
                                   Title: Vice President and Assistant Secretary
                                       -----------------------------------------

                                      FLEET CAPITAL CORPORATION,  as
                                      Administrative Agent and as a
                                      Revolving Credit Lender


                                      By: /s/ David Ritchay
                                          ----------------------------------
                                      Name: David Ritchay
                                          ----------------------------------
                                      Title: Senior Vice President
                                          ----------------------------------

                                      SILVER POINT FINANCE LLC, as Term Loan B
                                      Agent


                                      By: /s/ Jeffrey A. Gelfand
                                          ----------------------------------
                                      Name: Jeffrey A. Gelfand
                                          ----------------------------------
                                      Title: Authorized Person
                                          ----------------------------------


                                      TRS THEBE LLC, as a Term Loan B Lender


                                      By: /s/ Alice L. Wagner
                                          ----------------------------------
                                      Name: Alice L. Wagner
                                          ----------------------------------
                                      Title: Vice President
                                          ----------------------------------


                                      WINGATE CAPITAL, LTD., as a Term Loan B
                                      Lender

                                      By: Citadel Limited Partnership, Portfolio
                                           Manager

                                      By: GLB Partners, L.P., its General
                                           Partner

                                      By: Citadel Investment Group, L.L.C, its
                                          General Partner


                                      By: /s/ Levoyd E. Robinson
                                          ----------------------------------
                                      Name: Levoyd E. Robinson, CFA
                                          ----------------------------------
                                      Title: Managing Director
                                          ----------------------------------

                                      CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Revolving Credit Lender


                                      By: /s/ Kevin S. Smith
                                          ----------------------------------
                                      Name: Kevin S. Smith
                                          ----------------------------------
                                      Title: Managing Director
                                          ----------------------------------


                                      By: /s/ Jay Chall
                                          ----------------------------------
                                      Name: Jay Chall
                                          ----------------------------------
                                      Title: Director
                                          ----------------------------------

                                      BANK ONE, NA, as a Revolving Credit Lender


                                      By: /s/ Robert T. McGuire
                                          ----------------------------------
                                      Name: Robert T. McGuire
                                          ----------------------------------
                                      Title: Managing Director
                                          ----------------------------------

                                      UBS AG, STAMFORD BRANCH, as a Revolving
                                      Credit Lender


                                      By: /s/ Wilfred V. Saint
                                          ----------------------------------
                                      Name: Wilfred V. Saint
                                          ----------------------------------
                                      Title: Associated Director, Banking
                                             Products Services, U.S.
                                          ----------------------------------


                                      By: /s/ Gary L. Lembo
                                          ----------------------------------
                                      Name: Gary L. Lembo
                                          ----------------------------------
                                      Title: Director
                                          ----------------------------------

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Loan and Security Agreement dated as of July 15, 2003, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation, individually as a Revolving Credit Lender and as administrative agent for itself and any other financial institution which is or becomes a party hereto as a Revolving Credit Lender or as a Term Loan B Lender, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch ("CSFB"), and BANK ONE, NA as co-syndication agents, CSFB and FLEET SECURITIES, INC., collectively, as joint lead arrangers and joint book runners, SILVER POINT FINANCE LLC, as agent for the Term Loan B Lenders, the REVOLVING CREDIT LENDERS, the TERM LOAN B LENDERS, JACUZZI BRANDS, INC., a Delaware corporation, BATHCRAFT, INC., a Georgia corporation, ELJER PLUMBINGWARE, INC., a Delaware corporation, GATSBY SPAS, INC., a Florida corporation, JACUZZI, INC., a Delaware corporation, JUSI HOLDINGS, INC., a Delaware corporation, REDMONT, INC., a Mississippi corporation, REXAIR, INC., a Delaware corporation, SUNDANCE SPAS, INC., a California corporation, ZURN PEX, INC. (formerly known as UNITED STATES BRASS CORPORATION), a Delaware corporation, USI AMERICAN HOLDINGS, INC., a Delaware corporation, USI GLOBAL CORP., a Delaware corporation, ZURCO, INC., a Delaware corporation and ZURN INDUSTRIES, INC., a Pennsylvania corporation,

         (a) the terms Account, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Health-Care-Insurance Receivables, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security have the respective meanings assigned thereto under the UCC;

         (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquires any interest;

         (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and

         (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         ACCEPTANCE - a time draft of 30, 60 or 90 days that has been presented under a Commercial Letter of Credit and accepted by the Issuing Bank.

         ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

         ADMINISTRATIVE AGENT - as defined in the Preamble to the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

         ADMINISTRATIVE AGENT FEE LETTER - as defined in Section 2.3.1 of the Agreement.

         ADMINISTRATIVE AGENT LOANS - as defined in subsection 1.1.4 of the Agreement.

         AFFILIATE - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

         AGREEMENT VALUE - for each Derivative Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Derivative Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., the amount, if any, that would be payable by any Borrower or any of its Subsidiaries to the counterparty to such Derivative Agreement, as if
(i) such Derivative Agreement was being terminated early on such date of determination, (ii) such Borrower or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Derivative Agreement traded on an exchange, the mark-to-market value of such Derivative Agreement, which will be the unrealized loss on such Derivative Agreement to the Borrower or Subsidiary party to such Derivative Agreement determined by the Agreement Value based on the settlement price of such Derivative Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Derivative Agreement to the Borrower or Subsidiary party to such Derivative Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Borrower or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Borrower or Subsidiary pursuant to such Derivative Agreement; capitalized terms used in the definition and not otherwise defined in this Agreement shall have the respective meanings set forth in the Master Agreement described above in subsection (a).

         APPLICABLE MARGIN - from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to Base Rate Loans, LIBOR Loans and the Unused Line Fee:

         Base Rate Loans                        0.25%
         LIBOR Loans                            2.25%
         Unused Line Fee                        0.50%

         The percentages set forth above will be adjusted on the first day of the month following delivery by Borrower Representative to Administrative Agent of the financial statements required to be delivered pursuant to subsection

8.1.3(b) of the Agreement for each December, March, June and September during the Term, commencing with the month ending December 31, 2003 (each such date an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the four quarters most recently ending in accordance with the following:


              FINANCIAL MEASUREMENT                   BASE RATE LOANS         LIBOR LOANS          UNUSED LINE FEE
              ---------------------                   ---------------         -----------          ---------------
Greater than or equal to 5.00 to 1.00                      0.50%                 2.50%                  0.50%
Greater than or equal to 4.00 to 1.00 and less
than 5.00 to 1.00                                          0.25%                 2.25%                  0.50%
Less than 4.00 to 1.00                                     0.00%                 2.00%                  0.50%


provided that, (i) if Parent's Consolidated audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(a) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 8.1.3(b) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrower Representative fails to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(a) or subsection 8.1.3(b) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date. For purposes hereof, "Financial Measurement" shall mean the Consolidated Leverage Ratio.

         ASSIGNMENT AND ACCEPTANCE - an assignment and acceptance agreement substantially in the form of Exhibit A-1 hereto pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Revolving Credit Commitment or Term Loan B, as permitted pursuant to the terms of this Agreement.

         AVAILABILITY - the amount of additional money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans and Swing Line Loans then outstanding (including any amounts which Administrative Agent or any Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers), the LC and Acceptance Amount and any reserves is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

         BASE RATE LOAN - any Revolving Credit Loan or Swing Line Loan which bears interest at a rate determined with reference to the Revolving Credit Base Rate.

         BLOCKING PROVISIONS - with respect to principal payments on the Term Loan B, the following conditions: (x) Availability both immediately before and immediately after giving effect to the making of such payment is equal to or greater than $20,000,000, (y) no Event of Default shall have occurred and be continuing or would result as a result of the making of such payment and (z) the Trademark Advance Limit shall have been reduced to $10,000,000 or less.

         BORROWERS - as defined in the Preamble to the Agreement.

         BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

         (i)      the Revolving Credit Maximum Amount; or

         (ii)     an amount equal to the sum of

                  (a) 85% of the net amount of Eligible Accounts outstanding at such date; plus

                  (b) the lesser of (1) 85% of the Net Orderly Liquidation Value of Eligible Inventory at such date or (2) the sum of (A) 65% of the book value of Eligible Inventory of each Borrower other than Rexair at such date and (B) 50% of the book value of Eligible Inventory of Rexair other than Rexair Warehouse Inventory at such date and (C) 30% of the book value of Rexair Warehouse Inventory at such date; PROVIDED, that, in any event, (x) no more than $3,000,000 in the aggregate shall be included in the Borrowing Base pursuant to the preceding clauses (B) and (C) and (y) no more than $750,000 shall be included in the Borrowing Base pursuant to the preceding clause (C); plus

                  (c) the lesser of (1) $20,000,000 and (2) 25% of the appraised value of the Borrowers' Eligible Trademarks; PROVIDED, that, beginning August 1, 2003, the lesser of (1) and (2) shall be reduced by $833,333 on the first day of each month until such amount has been reduced to $0 (the "Trademark Advance Limit").

The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Administrative Agent, as Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment, including, without limitation, upon receipt of updated collateral exams or appraisals. For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Administrative Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time,
(2) the book value of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP and (3) the appraised value of the Eligible Trademarks shall be as determined in the trademark appraisal report dated May 28, 2003 conducted by Houlihan Lokey Howard & Zukin or such more updated or recent appraisal report from Houlihan Lokey Howard & Zukin or such other firm as Administrative Agent may select.

         BORROWING BASE CERTIFICATE - a certificate by a responsible officer of Borrower Representative, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Administrative Agent in its reasonable credit judgment. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower Representative and certified to Administrative Agent; provided, that Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to the Borrower Representative, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Administrative Agent determines that such calculation is not in accordance with this Agreement.

         BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either of such states are closed and if the applicable Business Day relates to any LIBOR Loans, a day on which dealings are not carried on in the London interbank market.

         CAPITAL EXPENDITURES - expenditures made for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto, as defined in GAAP, which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         CLOSING DATE - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied or waived and the initial Loan or Loans are made or the initial Letter of Credit or LC and Acceptance Guaranty is issued under the Agreement.

         CODE - the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         COLLATERAL - all of the Property and interests in Property described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         COMMERCIAL LETTER OF CREDIT - as defined in subsection 3.1.5(b) of the Agreement.

         COMPLIANCE CERTIFICATE - as defined in subsection 8.1.3 of the Agreement.

         COMPUTER HARDWARE AND SOFTWARE - all of each Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i),
(ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         CONSOLIDATED EXCESS CASH FLOW - with respect to any fiscal year of Parent and its Subsidiaries on a Consolidated basis, commencing with the fiscal year ending or about September 30, 2004, the amount equal to the sum of Consolidated Net Income (as defined in Exhibit 8.3) plus depreciation, amortization and other non-cash charges deducted in determining net income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) to the extent not disallowed by Administrative Agent and Term Loan B Agent in their sole discretion, and minus the sum of regularly scheduled payments of principal on Indebtedness for Money Borrowed, scheduled reductions of the Trademark Advance Limit under the Revolving Credit Facility, non-cash income included in determining net income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in future periods), cash expenditures made in the applicable period for non-capitalized restructuring expenses (including costs attributed to employee severance obligations and facility consolidation costs), Capital Expenditures which are not financed for such fiscal year, and non-financed Permitted Investments, non-financed Permitted Acquisition and non-financed Permitted Joint Ventures all determined for Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP.

         CONTRACT RIGHT - any right of any Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

         DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         DERIVATIVE AGREEMENT - any non-speculative forward contract, futures contract, exchange contract, swap, option or other non-speculative financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

         DERIVATIVE OBLIGATIONS - every obligation of a Person under any Derivative Agreement.

         DILUTION - for any period with respect to any Borrower, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Borrower for such period other than by reason of dollar (or equivalent currency) for dollar (or equivalent currency) cash payment and the denominator of which is the aggregate dollar (or equivalent currency) amount of the sales of such Borrower for such period.

         DILUTION RESERVES - as of any date of determination, without duplication, such reserves as Administrative Agent may from time to time may establish and revise with respect to any Borrower in its reasonable credit judgment in such amounts as Administrative Agent may determine in its reasonable credit judgment to reflect the Dilution as of any such date with respect to the Accounts of such Borrower for the immediately preceding twelve-month period to the extent such Dilution exceeds five percent (5%).

         DISTRIBUTION - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

         DOMESTIC SUBSIDIARY - any Subsidiary organized within the United
States.

         DOMINION ACCOUNT - a special bank account or accounts of Administrative Agent established by a Borrower or another Loan Party pursuant to subsection
6.2.4 of the Agreement at banks selected by Borrowers, but acceptable to Administrative Agent in its reasonable discretion, and over which Administrative Agent shall have sole and exclusive access and control for withdrawal purposes.

         ELIGIBLE ACCOUNT - an Account arising in the ordinary course of the business of a Borrower from the sale of goods or rendition of services which Administrative Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (a) it arises out of a sale made or services rendered by Borrowers to a Subsidiary of such Borrower or any other Borrower or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; or

                  (b) it remains unpaid more than 60 days after the original due date shown on the invoice (not to exceed 120 days from the invoice date) or 90 days past the original invoice date; or

                  (c) the total unpaid Accounts of the Account Debtor (other than Home Depot) exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess, or, in the case of Home Depot, so long as Home Depot has a rating of "5A1" from Dun & Bradstreet, the total unpaid Accounts of Home Depot exceed 30% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

                  (d) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  (e) the Account Debtor is also a creditor or supplier of any Borrower or any Subsidiary of any Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower or any Subsidiary of any Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or

                  (f) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (g) it arises from a sale made or services rendered to an Account Debtor outside the United States, unless the sale is either (1) to an Account Debtor located in Ontario or any other province of Canada in which the Personal Property Security Act has been adopted in substantially the same form as currently in effect in Ontario, (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its sole judgment or (3) an Account of Sundance which is covered by an insurance policy provided by the Export-Import Bank of the United States acceptable to Administrative Agent up to an amount not to exceed $2,000,000 for all such Accounts; or

                  (h) (1) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by such Borrower for potential returns or refunds, to the extent of such reserve; or

                  (i) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to Administrative Agent, in a manner satisfactory to Administrative Agent, in its sole judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.ss.203 et seq., as amended); or

                  (j) it is not at all times subject to Administrative Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                  (k) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (l) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (m) any Borrower or a Subsidiary of any Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (n) 50% or more of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder; or

                  (o) the applicable Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                  (p) it represents service charges, late fees or similar charges; or

                  (q) it is not otherwise acceptable to Administrative Agent in its reasonable credit judgment.

         ELIGIBLE INVENTORY - Inventory owned by a Borrower (other than packaging materials and supplies, tooling, samples and literature) which Administrative Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (a) it is not raw materials or finished goods which meet the specifications of the purchase order or contract for such Inventory, if any;

                  (b) it is not in good, new and saleable condition; or

                  (c) it is slow-moving, obsolete or unmerchantable; or

                  (d) it does not meet all standards imposed by any governmental agency or authority; or

                  (e) it does not conform in all respects to any covenants, warranties and representations set forth in the Agreement; or

                  (f) it is not at all times subject to Administrative Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                  (g) other than Rexair Warehouse Inventory, it is not situated at a location in compliance with the Agreement; PROVIDED that Inventory situated at a location not owned by a Borrower (other than Inventory held on consignment) will be Eligible Inventory only if Administrative Agent has received a satisfactory landlord's agreement or bailee letter, as applicable, with respect to such location; PROVIDED, FURTHER, that Inventory which is placed on consignment, shall cease to be Eligible Inventory on the date which is 30 days after the Closing Date unless, on or prior to such date, each of the following requirements is met with respect to each location where such Inventory has been consigned: (A) such Inventory of such Borrower is clearly segregated from all Inventory of such consignee in a manner satisfactory to Administrative Agent in its reasonable credit judgment,
         (B) all UCC filings deemed necessary or desirable by Administrative Agent have been made, including, without limitation, all UCC filings in respect of consigned inventory naming customer as debtor and such Borrower as secured party and all assignments of such UCC filings by such Borrower to Administrative Agent, as assignee of the secured party and (C) a satisfactory collateral agreement substantially in the form agreed to by Administrative Agent prior to the Closing Date has been delivered to administrative by such consignee; or

                  (h) it is in transit; or

                  (i) it is not otherwise acceptable to Administrative Agent in its reasonable credit judgment.

         ELIGIBLE TRADEMARKS - the following registered trademarks of the
Borrowers: (a) "JACUZZI", (b), "SUNDANCE", (c) "ZURN", (d) "ELJER" and (e) "RAINBOW".

         ENVIRONMENTAL CLAIM - any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, natural resource damages, nuisance in each case relating to Hazardous Material, pollution, any adverse effect on the environment caused by any Hazardous Material, or fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         ENVIRONMENTAL LAWS - all applicable federal, provincial, state, municipal or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

         ENVIRONMENTAL PERMIT - any applicable permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         ERISA AFFILIATE - any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under
Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         EVENT OF DEFAULT - as defined in Section 10.1 of the Agreement.

         FOREIGN SUBSIDIARY - any Subsidiary organized under the laws of a jurisdiction outside the United States.

         FURTHER TAXES - any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges

(including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 2.12 of the Agreement.

         GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

         GOVERNMENTAL AUTHORITY - any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         GUARANTORS - Each domestic Subsidiary of any Borrower and any other Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations.

         GUARANTY AGREEMENTS - the Continuing Guaranty Agreement which is to be executed on the Closing Date by each Guarantor, in form and substance satisfactory to Administrative Agent, together with each other guaranty hereafter executed by any Guarantor.

         HAZARDOUS MATERIALS - all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         IMMATERIAL SUBSIDIARY - at any time, each Subsidiary listed on Exhibit A-2 hereto and each Subsidiary of Parent having assets individually of no more than $100,000; PROVIDED, that all Immaterial Subsidiaries shall have assets of no more than $1,000,000 in the aggregate.

         INDEBTEDNESS - as applied to a Person means, without duplication:

                  (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, but excluding contingent liabilities for asbestos claims to the extent that such claims are covered by insurance;

                  (b) all obligations of other Persons which such Person has guaranteed;

                  (c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

                  (d) Derivative Obligations valued at the Agreement Value thereof; and

                  (e) in the case of Borrowers (without duplication), the Obligations.

         INTELLECTUAL PROPERTY - means: all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

         INTERCREDITOR AGREEMENT - the Intercreditor Agreement to be executed by Borrowers, Administrative Agent and the trustee under the New Senior Secured Notes Indenture.

         INTEREST PAYMENT DATE - (i) as to any Base Rate Loan or the Term Loan B, the first day of each month, and (ii) as to any LIBOR Loan, the last day of each Interest Period applicable to such LIBOR Loan; PROVIDED, HOWEVER, that if any Interest Period for a LIBOR Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         INTEREST PERIOD - as applicable to any LIBOR Loan, a period commencing on the date such LIBOR Loan is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative; PROVIDED, that unless Administrative Agent notifies Borrower Representative that the initial syndication of the Revolving Credit Commitments has been completed, each Interest Period commencing (a) within the first 60 days after the Closing Date shall be a period of 1 month and (b) thereafter shall be a period of 7 days; and PROVIDED, FURTHER, that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Administrative Agent's custom in the market to which such LIBOR Loan relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

         ISSUING BANK - with respect to each Letter of Credit, Fleet National Bank and any successor or assignee thereof.

         LC AND ACCEPTANCE AMOUNT - at any time, the aggregate undrawn available amount of all Letters of Credit, Acceptances and LC and Acceptance Guaranties then outstanding.

         LC AND ACCEPTANCE GUARANTY - any guaranty pursuant to which Administrative Agent or any Affiliate of Administrative Agent shall guaranty the payment or performance by a Borrower of its reimbursement obligation under any Letter of Credit or Acceptance.

         LC AND ACCEPTANCE OBLIGATIONS - any Obligations that arise from any draw against any Letter of Credit, Acceptance or an LC and Acceptance Guaranty.

         LC AND ACCEPTANCE PARTICIPANT - as defined in subsection 1.2.3 of the Agreement.

         LC AND ACCEPTANCE SUB-LIMIT - as defined in subsection 1.2.1 of the Agreement, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         LENDER - as defined in the Preamble to this Agreement.

         LETTER OF CREDIT - as defined in subsection 3.1.5(b) of the Agreement.

         LIBOR - as applicable to any LIBOR Loan, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Administrative Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Revolving Credit Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         LIBOR LOAN - any Revolving Credit Loan which bears interest at a rate determined with reference to the LIBOR.

         LIBOR OPTION - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on the LIBOR.

         LIBOR REQUEST - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Administrative Agent requesting that interest on a Revolving Credit Loan be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business
Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Loan is a new Loan, a conversion of a Base Rate Loan, or a continuation of a LIBOR Loan, and (iv) the dollar amount of the LIBOR Loan, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

         LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         LOAN ACCOUNT - as defined in Section 3.6 of the Agreement.

         LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

         LOAN PARTIES - Borrowers, Guarantors and any other Person designated as a Loan Party under the provisions of the Agreement or any other Loan Document.

         LOANS - all loans and advances of any kind made by Administrative Agent, any Revolving Credit Lender, Term Loan B Agent, any Term Loan B Lender or any Affiliate of Administrative Agent, any Revolving Credit Lender, Term Loan B Agent or any Term Loan B Lender pursuant to the Agreement.

         LONDON BANKING DAY - any date on which commercial banks are open for business in London, England.

         MAJORITY LENDERS - as of any date, Lenders holding 50.1% of the Term Loan B and Revolving Credit Commitments determined on a combined basis and following the termination of the Revolving Credit Commitments, Lenders holding 50.1% or more of the outstanding Loans, LC and Acceptance Amounts and LC and Acceptance Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that, prior to termination of the Revolving Credit Commitments, if any Lender breaches its obligation to fund any requested

Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC and Acceptance Amounts and unfunded and unreimbursed LC and Acceptance Obligations, rather than its Revolving Credit Commitment.

         MAJORITY REVOLVING CREDIT LENDERS - as of any date, Revolving Credit Lenders holding 50.1% of the Revolving Credit Commitments determined on a combined basis and, following the termination of the Revolving Credit Commitments, Revolving Credit Lenders holding 50.1% or more of the outstanding Revolving Credit Loans, LC and Acceptance Amounts and LC and Acceptance Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that, prior to termination of the Revolving Credit Commitments, if any Revolving Credit Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Revolving Credit Loans, LC and Acceptance Amounts and unfunded and unreimbursed LC and Acceptance Obligations, rather than its Revolving Credit Commitment.

         MAJORITY TERM LOAN B LENDERS - as of any date, Term Loan B Lenders holding 50.1% of the Term Loan B determined on a combined basis.

         MARGIN STOCK - as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States

         MATERIAL ADVERSE EFFECT - (i) a material adverse effect on or a material adverse change to the business, condition (financial or otherwise), operation, performance or properties of Parent and its Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Administrative Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of Borrowers or any of the other Loan Parties to perform their obligations hereunder or under any Loan Document.

         MAXIMUM RATE- as defined in subsection 2.1.4 of this Agreement.

         MONEY BORROWED - means, (i) Indebtedness arising from the lending of money by any Person to any Borrower or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any of its Subsidiaries, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by any Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables or accrued expenses.

         MORTGAGED PROPERTIES - the real properties listed on Exhibit 5.4 hereto and such other properties has shall be required from time to time to be subject to a Lien in favor of the Administrative Agent pursuant to Section 5.4.

         MORTGAGES - the mortgages and deeds of trust executed by Borrowers on or about the Closing Date in favor of Administrative Agent, for the benefit of itself and Lenders, by which Borrowers have granted to Administrative Agent, as security for the Obligations, a Lien upon the Mortgaged Properties together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

         MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

         NET ASSET SALE PROCEEDS - the cash proceeds from the sale or disposition of assets (including by way of merger or sale of stock) and, in the case of the Specified Term Loan B Assets, payments with respect to such assets received by any of the Borrowers or any other Loan Party after the Closing Date, net of (a) (i) any Indebtedness permitted by Section 8.2.3(c) (purchase money Indebtedness and Capitalized Leases) secured by assets being sold in such transaction required to be paid from such proceeds and (ii) any Indebtedness under the New Senior Secured Notes if the assets being sold in such transaction constitute assets on which the trustee for the holders of the New Senior Secured Notes has a priority Lien pursuant to the Intercreditor Agreement to the extent that such proceeds are used to repay all or a portion of the New Senior Secured Notes and the amount of such proceeds that are paid to the collateral agent with respect to the New Senior Secured Notes to be applied in accordance with the New Senior Secured Notes Indenture, (b) income taxes that, as estimated by Borrowers in good faith, will be required to be paid by Borrowers or any other Loan Party in cash as a result of, and within 16 months after, such sale or disposition (provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), (c) reasonable reserves for liabilities, indemnification, escrows and purchase price adjustments resulting from the sale of assets, (d) transfer, sales, use and other similar taxes payable in connection with such sale or disposition and (e) all reasonable expenses of Borrowers or any other Loan Party payable in connection with the sale or disposition; provided, however, that "Net Asset Sale Proceeds" shall not include cash proceeds of asset sales permitted by Section
8.2.9 other than those asset sales described in clauses (e), (f) and (h) of such Section.

         NET CONDEMNATION PROCEEDS. the cash proceeds from any insurance payments or condemnation awards on account of the destruction or loss of property received by any of the Borrowers or any other Loan Party after the Closing Date, net of (a) (i) any Indebtedness permitted by Section 8.2.3(c) and 8.2.3(b) (purchase money Indebtedness and Capitalized Leases) secured by assets with respect to which such proceeds are received and (ii) any Indebtedness under the New Senior Secured Notes if the assets with respect to which such proceeds are received constitute assets on which the holders of the New Senior Secured Notes have a priority Lien pursuant to the Intercreditor Agreement to the extent that such proceeds are used to repay all or a portion of the New Senior Secured Notes and the amount of such proceeds that are paid to the collateral agent with respect to the New Senior Secured Notes to be applied in accordance with the New Senior Secured Notes Indenture, and (b) all reasonable expenses of Borrowers or any other Loan Party payable in connection with the loss or destruction.

         NET DEBT PROCEEDS - the cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) received by Borrowers or any other Loan Party from the incurrence by any of the Borrowers or any other Loan Party after the Closing Date of Indebtedness for Money Borrowed other than (i) the Obligations, or (ii) Indebtedness incurred pursuant to 8.2.3(b) (existing Indebtedness and permitted refinancings thereof), 8.2.3(c) (purchase money Indebtedness and Capitalized Leases) and 8.2.3(h) (intercompany Indebtedness).

         NET EQUITY PROCEEDS - the cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) received by any of the Borrowers or any other Loan Party in connection with any issuance by any of the Borrowers or any other Loan Party after the Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than another Borrower or Loan Party or their officers, employees and directors).

         NET ORDERLY LIQUIDATION VALUE - the estimated net proceeds that could be realized from an orderly liquidation sale, as described in the appraisal report dated May 23, 2003 by Hilco Appraisal Services, LLC, or such more updated or recent appraisal report from Hilco Appraisal Services, LLC or such other firm as Administrative Agent may select.

         NEW SENIOR SECURED NOTES - the 9 5/8% Senior Secured Notes of Parent due 2010 in the aggregate original principal amount of $380,000,000 issued pursuant to the New Senior Secured Notes Indenture.

         NEW SENIOR SECURED NOTES DOCUMENTS - means the New Senior Secured Notes Indenture, the New Senior Secured Notes, the Class A Collateral Agreement and Class B Collateral Agreement (as each such term is defined in the New Senior Secured Notes Indenture), the Notes Collateral Agency Agreement (as such term is defined in the New Senior Secured Notes Indenture) and any other agreement now or at any time hereafter guaranteeing or securing the Indebtedness under the New Senior Secured Notes.

         NEW SENIOR SECURED NOTES INDENTURE - that certain Indenture dated as of July 15, 2003, between Parent and Wilmington Trust Company, as trustee, as the same may be amended, supplemented or otherwise modified in accordance with the terms of the Agreement.

         NON-EXCLUDED TAXES. - as defined in subsection 2.12.1.

         NOTES - the Revolving Notes and the Term Notes.

         OBLIGATIONS - all Loans, all LC and Acceptance Obligations, all obligations in respect of outstanding Letters of Credit, Acceptances and LC and Acceptance Guaranties and all other advances, debts, liabilities, costs, expenses, indemnities, obligations, covenants and duties, together with all interest (including, without limitation, interest accruing subsequent to the commencement of a bankruptcy or similar proceeding, whether or not such interest is an allowed claim in any such proceeding), fees and other charges thereon, owing, arising, due or payable from any of the Borrowers or any other Loan Party to (i) Administrative Agent or Term Loan B Agent, each for its own respective benefit, (ii) Administrative Agent for the benefit of any Lender, (iii) any Revolving Credit Lender, (iv) any Term Loan B Lender, (v) Issuing Bank or (vi) any Affiliate of Administrative Agent or any Revolving Credit Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, in each case arising under the Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, any Product Obligations.

         ORGANIZATIONAL I.D. NUMBER - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

         OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other third party and delivered to Administrative Agent or any Lender or, in the case of Product Obligations, an Affiliate of a Revolving Credit Lender in respect of the transactions contemplated by the Agreement, including any agreements, instruments and documents in respect of Product Obligations, but excluding the New Senior Secured Notes Indenture and any guaranties and security documents in connection therewith.

         OVERADVANCE - as defined in subsection 1.1.3 of the Agreement.

         OVERADVANCE LIMIT - as defined in subsection 1.1.3 of the Agreement.

         PARENT - as defined in the preamble to the Agreement.

         PBGC - the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         PERCENTAGE - at any time, (a) relative to any Revolving Credit Lender, the percentage determined by dividing such Revolving Credit Lender's Revolving Credit Commitment at such time by the then aggregate Revolving Credit Commitments of all Revolving Credit Lenders and (b) relative to any Term Loan B Lender, the percentage determined by dividing such Term Loan B Lender's portion of the outstanding principal amount of the Term Loan B at such time by the then aggregate outstanding principal amount of the Term Loan B, in each case, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement or an Assignment and Acceptance executed by such Lender and its assignee and delivered pursuant to Section 11.9 of the Agreement.

         PERMITTED ACQUISITION - an acquisition by any Borrower or any of its Subsidiaries of all or substantially all of the stock or assets of any Person (the "TARGET") that satisfies of each of the following conditions:

                  (a) Administrative Agent and Term Loan B Agent shall have received at least 30 days prior written notice (or such shorter period as may be agreed to by Administrative Agent and Term Loan B Agent) of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

                  (b) such acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (c) no additional Indebtedness shall be incurred or assumed as a result of such acquisition, except (A) Revolving Credit Loans made hereunder and (B) ordinary course trade payables, accrued expenses and accounts payable;

                  (d) the business and assets acquired in such acquisition shall be free and clear of all Liens (other than Permitted Liens);

                  (e) to the extent that such assets are acquired by a Borrower or a Domestic Subsidiary of a Borrower, at or prior to the closing of any such acquisition, Administrative Agent will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets acquired pursuant thereto, and such Borrower or Domestic Subsidiary shall have executed such documents and taken such actions as may be required by Administrative Agent in connection therewith;

                  (f) no Default or Event of Default shall be continuing at the time of such acquisition or would occur as a result thereof;

                  (g) Borrowers shall then be in pro forma compliance with the financial covenants set forth on Exhibit 8.3 hereto after giving effect to such acquisition; and

                  (h) Availability both immediately before and immediately after giving effect to such acquisition and any Revolving Credit Loans incurred to finance such acquisition shall be at least $35,000,000.

         PERMITTED INVESTMENT - an investment made by a Borrower or any of its Subsidiaries which meets all of the conditions set forth in clauses (a) through
(h) of the definition of "Permitted Acquisition" with appropriate substitutions of the word "investment" for "acquisition".

         PERMITTED JOINT VENTURE - a joint venture involving a Borrower or any of its Subsidiaries which meets all of the conditions set forth in clauses (a) through (h) of the definition of "Permitted Acquisition" with appropriate substitutions of the words "joint venture" for "acquisition".

         PERMITTED LIENS - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

         PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrowers and their Subsidiaries incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers and their Subsidiaries incurred after the date hereof and at the time outstanding, does not exceed $15,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

         PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         PLAN - an employee benefit plan now or hereafter maintained for employees of any Borrower or any of its Subsidiaries that is covered by Title IV of ERISA.

         PRODUCT OBLIGATIONS - every obligation of each of the Borrowers and the other Loan Parties under and in respect of any one or more of the following types of services or facilities extended to Borrowers by Administrative Agent, any Revolving Credit Lender or any Affiliate of Administrative Agent or any Revolving Credit Lender: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of Borrowers pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and (iv) Derivative Obligations.

         PROJECTIONS - Borrowers' forecasted Consolidated and, where available, consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with the historical financial statements of Parent and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

         PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Securities of a Subsidiary.

         PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed or capital assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed or capital assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed or capital assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         RELEASE - any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping, disposing, or depositing, or threat thereof, of any Hazardous Material in, into, onto or through the environment.

         RENTALS - as defined in subsection 8.2.17 of the Agreement.

         REPORTABLE EVENT - any of the events set forth in Section 4043(c) of ERISA as to which the 30-day notice period has not been waived by applicable regulations.

         REQUIREMENT OF LAW - as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         RESERVE PERCENTAGE - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

         REVOLVING CREDIT BASE RATE - the rate of interest announced or quoted by Fleet National Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Fleet National Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Fleet National Bank as a standard, a comparable reference rate designated by Fleet National Bank as a substitute therefor shall be the Revolving Credit Base Rate.

         REVOLVING CREDIT COMMITMENT - as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the Borrowers hereunder and to participate in Swing Line Loans made to, and Letters of Credit issued for the account of, the Borrowers, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth next to such Revolving Credit Lender's name on Exhibit 1.1 hereto or any Assignment and Acceptance executed by such Revolving Credit Lender, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         REVOLVING CREDIT FACILITY - as defined in the preamble to Section 1 of the Agreement.

         REVOLVING CREDIT LENDERS - each Lender under the Revolving Credit Facility having a Revolving Credit Commitment, along with its permitted successors and assigns.

         REVOLVING CREDIT LOAN ACCOUNT - as defined in Section 3.6 of the Agreement.

         REVOLVING CREDIT LOANS - as defined in subsection 1.1.1 of the Agreement.

         REVOLVING CREDIT MAXIMUM AMOUNT - $200,000,000, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

         REVOLVING NOTES - the Secured Promissory Notes to be executed by Borrowers on or about the Closing Date in favor of each Revolving Credit Lender to evidence the Revolving Credit Loans, together with any replacement or successor notes therefor.

         REXAIR WAREHOUSE INVENTORY - Inventory of Rexair located in a domestic third party bonded warehouse.

         SECURITY - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

         SECURITY DOCUMENTS - the Guaranty Agreements, the Mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         SENIOR LENDER PRIORITY COLLATERAL - as defined in the Intercreditor Agreement.

         SENIOR NOTEHOLDER PRIORITY COLLATERAL - as defined in the Intercreditor Agreement.

         SOLVENT - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         SPECIFIED TERM LOAN B ASSETS - the following assets of Borrowers and the other Loan Parties: (a) 3,543,281 shares of Spear & Jackson Inc., a Nevada corporation, (b) the note receivable from Woodlands Ventures, LLC with an outstanding principal amount as at the Closing Date of approximately $9,257,000 maturing in October 2005, which note is secured by certain real estate in San Luis Obispo, California; and (c) the convertible note receivable from Polyair Inter Pack, Inc., an Ontario corporation, ("Polyair") with an outstanding principal amount as at the Closing Date of approximately $5,000,000 maturing in March 2009, which note is convertible into shares of Polyair beginning March 2004.

         STANDBY LETTER OF CREDIT - as defined in subsection 3.1.5(b) of the Agreement.

         SUBORDINATED DEBT - Indebtedness of any Borrower or any Subsidiary of any Borrower that is subordinated to the Obligations in a manner satisfactory to Administrative Agent and Term Loan B Agent, and contains terms, including without limitation, payment terms, satisfactory to Administrative Agent and Term Loan B Agent.

         SUBSIDIARY - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         SWING LINE LOANS - as defined in subsection 1.1.2 of the Agreement.

         TERM - as defined in subsection 4.1 of the Agreement.

         TERM LOAN B - as defined in the preamble to Section 1 of the Agreement.

         TERM LOAN B AGENT - as defined in the Preamble to the Agreement.

         TERM LOAN B AGENT FEE LETTER - as defined in Section 2.3.2 of the Agreement.

         TERM LOAN B BASE RATE - the greater of (i) the Revolving Credit Base Rate and (ii) 4.25%.

         TERM LOAN B COMMITMENT - with respect to any Term Loan B Lender, the amount of such Term Loan B Lender's Term Loan B Commitment, as set forth next to such Term Loan B Lender's name on Exhibit 1.3.

         TERM LOAN B LENDER - each Lender that makes all or a portion of the Term Loan B, along with its permitted successors and assigns.

         TERM LOAN B LOAN ACCOUNT - as defined in Section 3.6 of the Agreement.

         TERM LOAN B NOTES - the Secured Promissory Notes to be executed by Borrowers on or about the Closing Date in favor of each applicable Term Loan B Lender to evidence its Term Loan B, together with any replacement or successor notes therefor.

         TRADEMARK ADVANCE LIMIT - as defined in the definition of "Borrowing Base".

         TRANSFEREE. - as defined in subsection 2.12.1.

         TYPE OF ORGANIZATION - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

         UCC - the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement, as it may be amended or otherwise modified.

         UCP - as defined in subsection 3.1.5(d).

         UNUSED LINE FEE - as defined in Section 2.5 of the Agreement.

         VOTING STOCK - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

         WITHDRAWAL LIABILITY - the liability to a Multiemployer Plan, as defined in Section 4201 of ERISA

         OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

         CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                   EXHIBIT 1.1

                          REVOLVING CREDIT COMMITMENTS

LENDER                                             REVOLVING CREDIT COMMITMENT
------                                             ---------------------------

FLEET CAPITAL CORPORATION                               $65,000,000

CREDIT SUISSE FIRST BOSTON,
  acting through its Cayman
  Islands Branch                                        $65,000,000

BANK ONE, NA                                            $50,000,000

UBS AG, STAMFORD BRANCH                                 $20,000,000

                                   EXHIBIT 1.3

                             TERM LOAN B COMMITMENTS

LENDER                                           TERM LOAN B COMMITMENT
------                                           ----------------------

TRS THEBE LLC                                          $45,000,000

WINGATE CAPITAL LTD.                                   $20,000,000

                                                                     EXHIBIT 8.3

                               FINANCIAL COVENANTS

DEFINITIONS

                  CONSOLIDATED EBITDA - for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) all unusual expenses and all other non-capitalized restructuring expenses (including costs and expenses attributable to employee severance obligations and facility consolidation costs) for such period to the extent not disallowed by Administrative Agent and Term Loan B Agent in their sole discretion, and (vii) other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a Consolidated basis for Parent and its Subsidiaries in conformity with GAAP; PROVIDED, that (a) in the event any Loan Party makes an acquisition of any Person or any division or any business unit permitted hereunder or consented to by the Lenders holding the requisite amount of Obligations set forth in Section 11.10 during such period, if Parent provides Administrative Agent and Lenders financial statements with respect to the business so acquired (which financial statements shall have been audited by one of the "Big 4" accounting firms or another nationally recognized accounting firm reasonably satisfactory to Administrative Agent or financial statements otherwise satisfactory to Administrative Agent) reasonably satisfactory to Majority Lenders, Consolidated EBITDA for such period shall be calculated on a PRO FORMA basis, taking into account the elimination of non-recurring expenses, based on the results of such acquired Person or acquired assets as if such acquisition had occurred on the first day of such period, and (b) in the event any Loan Party makes a disposition permitted under subsection 8.2.9 (or any other disposition of any Person or any division or any business unit permitted hereunder or consented to by the Lenders holding the requisite amount of Obligations set forth in Section 11.10) during such period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the results of such disposed Person or disposed assets as if such disposition had occurred on the first day of such period. The foregoing notwithstanding, Consolidated EBITDA for: (i) the fiscal quarter ended December 31, 2002 shall be deemed to equal to $21,720,000; and (ii) for the fiscal quarter ended March 31, 2003 shall be deemed to equal to $30,922,000.

                  CONSOLIDATED FIXED CHARGE COVERAGE RATIO - for any period, the ratio of (i) Consolidated EBITDA, for such period minus (x) the sum of (a) any positive provision for income taxes (excluding deferred tax charges) included in the determination of net earnings (or loss) for such period plus (b) non-financed Capital Expenditures during such period, plus (c) non-financed Permitted Investments plus (d) cash payments made within the applicable period for non-capitalized restructuring expenses, including costs and expenses attributed to employee severance obligations and facility consolidation costs, but specifically excluding cash restructuring payments made on or before September 30, 2003 which were accrued or committed to be paid on or before the Closing Date as set forth on Schedule I to this Exhibit 8.3, plus (y) without


                              Exhibit 8.3 - Page 1
double counting under clause (vi) of the definition of Consolidated EBITDA, in the fiscal years ended on or about September 30, 2004 and September 30, 2005, respectively, Eljer restructuring expenses not to exceed $2,500,000 in any fiscal quarter during either such fiscal year (which amount if and to the extent not so included in such a fiscal quarter may be carried forward to any other fiscal quarter in such fiscal year), not to exceed $10,000,000 in the aggregate for each of such fiscal years and not to exceed $20,000,000 in the aggregate for both of such fiscal years combined, to (ii) Consolidated Fixed Charges for such period, all as determined for the Parent and its Subsidiaries in accordance with GAAP.

                  CONSOLIDATED FIXED CHARGES - with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations) plus (ii) scheduled reductions of the Trademark Advance Limit under the Revolving Credit Facility plus (iii) Consolidated Interest Expense for such period, all determined for Parent and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

                   CONSOLIDATED INTEREST EXPENSE - for any period, (i) total interest expense of Parent and its Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Parent and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate agreements, but excluding amortization of capitalized financing costs related to the transactions which closed on the Closing Date minus (ii) total interest income.

                  CONSOLIDATED INTEREST COVERAGE RATIO - with respect to any period, the ratio of (1) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period, as determined for Parent and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

                  CONSOLIDATED LEVERAGE RATIO, as at any date, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the consecutive four fiscal quarters ending on the last day of the most recently ended fiscal quarter.

                  CONSOLIDATED NET INCOME, for any period, the net income (or loss) of Parent and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Parent) in which any other Person (other than Parent or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Parent or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries or that Person's assets are acquired by Parent or any of its Subsidiaries, (iii) the income of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) any LIFO reserves to the extent such LIFO reserves decrease or increase net income, and
(vi) (to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net extraordinary losses.



                              Exhibit 8.3 - Page 2

                  CONSOLIDATED TOTAL DEBT - means, as at any date of determination, the aggregate stated balance sheet amount (which shall include the face amount of undrawn Letters of Credit) of all Money Borrowed of Parent and its Subsidiaries on the last day of the most recently ended fiscal quarter, determined on a Consolidated basis in accordance with GAAP.




                              Exhibit 8.3 - Page 3

COVENANTS

                  CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio as of any date set forth below to be less than the amount opposite such date:


                               PERIOD                                                      RATIO
                               ------                                                      -----
For the Quarter ended September 30, 2003                                                1.00 to 1.0
For the Two Quarters ended December 31, 2003                                            1.00 to 1.0
For the Three Quarters ended March 31, 2004                                             1.00 to 1.0
For the Four Quarters ended June 30, 2004 and September 30, 2004                        1.05 to 1.0
For the Four Quarters ended December 31, 2004 and March 31, 2005                        1.10 to 1.0
For the Four Quarters ended June 30, 2005 and each September 30,                        1.15 to 1.0
December 31, March 31, and June 30 thereafter

                  CONSOLIDATED INTEREST COVERAGE RATIO. Borrowers shall not permit the Consolidated Interest Coverage Ratio as of any date set forth below to be less than the amount opposite such date:


                               PERIOD                                                      RATIO
                               ------                                                      -----
For the Quarter ended September 30, 2003                                                2.00 to 1.0
For the Two Quarters ended December 31, 2003                                            2.00 to 1.0
For the Three Quarters ended March 31, 2004                                             2.00 to 1.0
For the Four Quarters ended June 30, 2004                                               2.00 to 1.0
For the Four Quarters ended September 30, 2004 and each December 31,                    2.25 to 1.0
March 31, June 30 and September 30 thereafter

                  CONSOLIDATED LEVERAGE RATIO. Borrowers shall not permit the Consolidated Leverage Ratio as of any date set forth below to be less than the amount set forth below opposite such date:


                               PERIOD                                                      RATIO
                               ------                                                      -----
September 30, 2003, December 31, 2003 and March 31, 2004                                5.75 to 1.0
June 30, 2004                                                                           5.50 to 1.0
September 30, 2004                                                                      5.00 to 1.0
December 31, 2004 and March 31, 2005                                                    4.50 to 1.0
June 30, 2005                                                                           4.25 to 1.0
September 30, 2005 and each December 31, March 31,   June 30, and                       3.75 to 1.0
September 30 thereafter


                              Exhibit 8.3 - Page 4

                            SCHEDULE I TO EXHIBIT 8.3

          CASH RESTRUCTURING PAYMENTS TO BE EXCLUDED FROM CONSOLIDATED
                          FIXED CHARGE COVERAGE RATIO


Jacuzzi Inc closure & corporate restructuring:
   Severance                                                           3,427,387
   Roy Jacuzzi SERP                                                      900,000
   Relocation costs for Company personnel                                550,000
   Retained search and relocation costs for new positions                350,000
   Abandoned lease                                                       198,873
   Name change and other costs                                           707,773
                                                                      ----------
        Jacuzzi Inc restructure accrual                                6,134,033

B&P corporate office closure                                              71,398
Dallas lease                                                           7,433,546
                                                                      ----------
Balance accrued as of June 2003                                       13,638,977
                                                                      ----------

Additional amounts committed - not accrued
Severance                                                                632,352
Name change and other costs                                              342,227
                                                                      ----------
                                                                         974,579

                                                                      ----------
Total committed                                                       14,613,556
                                                                      ==========



                              Exhibit 8.3 - Page 5